                                    Exhibit 5


                        ITC 203 Application, as amended.

                       [TROUTMAN SANDERS LLP LETTERHEAD]


                                  May 4, 2000



Hon. David P. Boergers
Secretary
Federal Energy Regulatory Commission
888 First Street, N.E.
Washington, D.C. 20426

RE:  DTE Energy Company, et. al.
     Docket No. EC00-  -000

Dear Secretary Boergers:

     Pursuant to Section 203 of the Federal Power Act ("FPA"), 16 U.S.C.
ss 824b (1994), and Part 33 of the Commission's regulations, 18 C.F.R. Part 33
(1999), DTE Energy Company, The Detroit Edison Company and International Transmission Company hereby tender for filing an original and five (5) copies of their Joint Application for Authorization to Transfer Jurisdictional Transmission Assets Pursuant to Section 203 of the FPA.

     A form of notice suitable for publication in the Federal Register is attached to this transmittal letter. Also included is a computer diskette of the notice of filing in WordPerfect format.

     Enclosed are two copies of this filing. Please date and time-stamp both copies and provide them to the courier in attendance.

Hon. David P. Boergers
May 4, 2000
Page 2



     If you have any questions, or if we can be of further assistance, please do not hesitate to contact us at (202) 274-2950.


                                  Very Truly Yours



                                  /s/ Clifford S. Sikora/R. Michael Sweeney, Jr.
                                  ----------------------------------------------
                                  Clifford S. Sikora
                                  R. Michael Sweeney, Jr.

                                  Attorneys for
                                  DTE Energy Company
                                  The Detroit Edison Company
                                  International Transmission Company

Hon. David P. Boergers
May 4, 2000
Page 3



                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


DTE Energy Company                      )
The Detroit Edison Company              )           Docket No. EC00-  -000
International Transmission Company      )
                                        )


                                NOTICE OF FILING


     Take notice that on May 4, 2000, DTE Energy Company, The Detroit Edison Company and International Transmission Company filed a Joint Application for Authorization to Transfer Jurisdictional Transmission Assets Pursuant to Section 203 of the Federal Power Act, 16 U.S.C. ss 824b (1994).


     Any person desiring to be heard or to protest said filing should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426, in accordance with Rules 211 and 214 of the Commission's Rules of Practice and Procedure (18 C.F.R. Sections
385.211 & 385.214). All such motions and protests should be filed on or
before              and must be served on the aforementioned parties. Protest
will be considered by the Commission in determining the appropriate action to be taken, but will not serve to make protestants parties to the proceeding. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection.


                                        David P. Boergers
                                        Secretary

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


                                            )
DTE Energy Company                          )
The Detroit Edison Company                  )            Docket No. EC00-___-000
International Transmission Company          )
                                            )


                              JOINT APPLICATION OF
               DTE ENERGY COMPANY, THE DETROIT EDISON COMPANY AND
                       INTERNATIONAL TRANSMISSION COMPANY
            FOR AUTHORIZATION TO TRANSFER JURISDICTIONAL TRANSMISSION
            ASSETS PURSUANT TO SECTION 203 OF THE FEDERAL POWER ACT








  John H. Flynn                                  Clifford S. Sikora
  Special Counsel                                R. Michael Sweeney, Jr.
  The Detroit Edison Company                     TROUTMAN SANDERS LLP
  2000 Second Avenue                             1300 I Street, N.W.
  Detroit, MI 48226                              Suite 500 East
  (313) 235-7725 (telephone)                     Washington, D.C. 20005-3314
  (313) 235-8500 (facsimile)                     (202) 274-2950 (telephone)
                                                 (202) 274-2994 (facsimile)









Dated:   May 4, 2000
         Washington, D.C.

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


                                            )
DTE Energy Company                          )
The Detroit Edison Company                  )            Docket No. EC00-___-000
International Transmission Company          )
                                            )


                              JOINT APPLICATION OF
               DTE ENERGY COMPANY, THE DETROIT EDISON COMPANY AND
                       INTERNATIONAL TRANSMISSION COMPANY
            FOR AUTHORIZATION TO TRANSFER JURISDICTIONAL TRANSMISSION
            ASSETS PURSUANT TO SECTION 203 OF THE FEDERAL POWER ACT



I.       INTRODUCTION AND REQUESTED AUTHORIZATIONS.

         Pursuant to Section 203 of the Federal Power Act ("FPA"), 16 U.S.C. ss. 824b (1994), and Part 33 of the Commission's regulations, 18 C.F.R. Part 33
(1999), DTE Energy Company ("DTE Energy"), The Detroit Edison Company ("Detroit Edison"), and International Transmission Company ("ITC")(1) hereby jointly tender this application ("Application") seeking all authorizations from the Federal Energy Regulatory Commission ("Commission") necessary for the completion of a transaction or a series of transactions (collectively, the "Transfer Transaction")(2) pursuant to which: (1) Detroit Edison will transfer its 100 percent ownership

----------
(1) For purposes of this Application, DTE Energy, Detroit Edison and ITC are hereinafter collectively referred to as "Applicants."
(2) Although the instant Application seeks Commission approval under Section 203 of the FPA to consummate the Transfer Transaction, the Applicants note that certain specifics of the proposed Transfer Transaction are, as of the date of this filing, still undetermined. The Commission recently has approved the transfer of transmission assets under Section 203 of the FPA in two situations in which the details of the proposed transaction were yet to be determined. See Wisconsin Power and Light Company, 90 FERC [paragraph] 61,347 (2000)("WP&L"); Wisconsin Electric Power Company, 90 FERC [paragraph] 61,346 (2000)("WEPCO"). Nevertheless, as noted elsewhere in this Application,

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interest in substantially all of its integrated transmission facilities with voltage ratings of 120 kilovolts ("kV") and above, as well as all related tariffs, contracts, books and records ("Transmission Assets") to ITC; and (2) ITC will acquire a 100 percent ownership interest in the Transmission Assets and will assume certain contractual and other rights and obligations of Detroit Edison relating to the provision of open access transmission service.

         The instant Application seeks authorization for the transfer of the Transmission Assets from Detroit Edison to ITC as an integral preliminary step in DTE Energy's plan to divest its transmission business ("Divestiture Transaction") to a party in which no "market participant," as that term is defined at 18 C.F.R. ss. 35.34(b)(2), holds an active ownership interest. Subsequent transactions in the implementation of this plan may include: (1) a spin-off of the shares of ITC to DTE's shareholders; (2) one or more public or private offerings of the securities of ITC; and/or (3) a sale to, or business combination with, one or more unaffiliated third parties, for purposes of divesting control of ITC and/or the Transmission Assets themselves. At the appropriate time, the Applicants will seek separate Commission authorization under Section 203 of the FPA to engage in the Divestiture Transaction. The Transfer Transaction for which the Applicants seek approval herein is intended to be a first step in this process.

         The Transfer Transaction is consistent with the public interest because the proposed transaction will: (1) create a clear corporate separation between DTE Energy's transmission business and its generation/distribution business; and
(2) create benefits to consumers well beyond those contemplated by the Commission's functional unbundling requirements set forth in
--------------------------------------------------------------------------------
(footnote continued)
Applicants plan to file a description of and the documentation supporting the transaction structure adopted by no later than 14 business days subsequent to the filing of this Application.

Order Nos. 888 and 889,(3) and will ultimately facilitate the Applicants' compliance with Order No. 2000. See Regional Transmission Organizations, 89 FERC [paragraph] 61,285 (1999)("Order No. 2000"). In this regard, the Transfer Transaction should be approved as consistent with the public interest because it is substantially similar to a Commission-approved corporate restructuring proposed by the FirstEnergy Operating Companies. See FirstEnergy Operating Companies, et al., 89 FERC [paragraph] 61,090 (1999)("FirstEnergy"). In that case, the Commission approved the transfer of transmission facilities from the FirstEnergy Operating Companies to American Transmission Systems, Inc. ("ATSI") in part because the transfer was intended to be an initial step in the process of complying with the Commission's policy favoring regional transmission organizations ("RTOs"). Similarly, here, the Transfer Transaction should be approved as consistent with the public interest because DTE Energy's goal in undertaking the Transfer Transaction is to position the Transmission Assets and/or ITC: (1) for divestiture to the proposed Alliance regional transmission organization ("Alliance RTO");(4) (2) to join another Commission-approved RTO; or (3) to constitute itself as an RTO which will satisfy the minimum characteristics and functions of an RTO set forth in Order No. 2000 (perhaps in conjunction with other ITCs or systems).

         Importantly, however, by this Application the Applicants are not seeking approval of ITC as an entity that currently meets the minimum characteristics and functions of an RTO which

----------
(3) See Promoting Wholesale Competition Through Open Access Non-Discriminatory Transmission Services by Public Utilities; Recovery of Stranded Costs by Public Utilities and Transmitting Utilities, Order No. 888, FERC Stats. & Regs. (Regulations Preambles) [paragraph] 31,036 (1996), order on reh'g, Order
No. 888-A, III FERC Stats. & Regs. [paragraph] 31,048 (1997), order on reh'g, Order No. 888-B, 81 FERC [paragraph] 61,248 (1997), order on reh'g, Order
No. 888-C, 82 FERC [paragraph] 61,046 (1998); Open Access Same-Time Information System (Formerly Real-Time Information Networks) and Standards of Conduct, FERC Stats. & Regs., (Regulations Preambles) [paragraph] 31,035 (1996); order on reh'g, Order No. 889-A, III FERC Stats. & Regs. [paragraph] 31,049 (1997); reh'g denied, Order No. 889-B, 81 FERC [paragraph] 61,253 (1997).

(4) See Alliance Companies, et al. 89 FERC [paragraph] 61,298 (1999) ("Alliance Order").

were established by the Commission in Order No. 2000. Moreover, Commission approval of the instant Application should not be conditioned on ITC's compliance with Order No. 2000.(5) This said, Applicants commit that, by no later than October 15, 2000, ITC (or a governing RTO on ITC's behalf) will submit a plan to comply with Order No. 2000.

         Importantly, the Applicants' customers will gain benefits from the Transfer Transaction in addition to RTO compliance. The proposed organizational change will result in the consolidation of transmission control, planning, maintenance and financial responsibilities within a streamlined and more cost-efficient subsidiary corporation engaged in the process of becoming a fully independent transmission operation. Furthermore, the creation of ITC will: (1) result in a more focused allocation of DTE Energy's resources in separate corporate entities which will be able to provide better defined products and market niche services; and (2) ensure that any entity requiring transmission service will take such service under a Commission-approved open access transmission tariff.

         As described throughout this Application (see specifically Section V), the proposed Transfer Transaction satisfies the Commission's three-part test established in Order No. 592, and should therefore be approved under Section 203 of the FPA. Inquiry Concerning the Commission's Merger Policy Under the Federal Power Act: Policy Statement, FERC Stats. &

----------
(5) The Commission has approved Section 203 applications under similar circumstances (even over the objections of intervenors) without conditioning such approvals on compliance with Order No. 2000. See WP&L, 90 FERC at 62,149; WEPCO, 90 FERC at 62,145. The Commission has also found that RTO compliance issues are beyond the scope of a proceeding in which an applicant seeks authorization under Section 203 of the FPA for a simple "paper transaction" intended to facilitate the transfer of transmission assets to an affiliate. See FirstEnergy, 89 FERC at 61,260.

Regs. (Regulations Preambles) [paragraph] 31,044 (1996), order on reconsideration, Order No. 592-A, 79 FERC [paragraph] 61,321 (1997) ("Merger Policy Statement").(6)

II.      DESCRIPTION OF APPLICANTS.

         A.       DTE ENERGY COMPANY.

         DTE Energy is a Michigan corporation and a public utility holding company exempt from registration under Section 3(a)(1) of the Public Utility Holding Company Act ("PUHCA") of 1935, 15 U.S.C. ss. 79c(a)(1). DTE Energy does not directly own, operate, or control any facilities used for the generation, transmission, or distribution of electric energy and power in interstate commerce. DTE Energy has several subsidiaries described below that either own or control generating assets in North America, engage in energy marketing, or provide energy-related services.

         B.       THE DETROIT EDISON COMPANY.

         Detroit Edison is a public utility operating company and wholly-owned subsidiary of DTE Energy engaged in the generation, transmission, and distribution of electric energy in the State of Michigan. Detroit Edison provides retail electric service to approximately 2.1 million customers located throughout portions of central and eastern Michigan. Detroit Edison's retail operations are subject to the jurisdiction of the Michigan Public Service Commission ("MPSC"). Detroit Edison also transmits and sells electric energy at wholesale subject to the Commission's jurisdiction under Part II of the FPA, 16 U.S.C. ss.ss. 824 et seq.

----------
(6) The Commission recently issued a Notice of Proposed Rulemaking which sets forth specific filing requirements and revisions to the Part 33 filing requirements consistent with the Merger Policy Statement. See Revised Filing Requirements Under Part 33 of the Commission's Regulations, FERC Stats. & Regs. (Proposed Regulations) [paragraph] 32,528 (1998)("Merger Filing NOPR"). Although these proposed regulations have not been implemented, Applicants have attempted to conform this filing to the principles articulated in the Merger Filing NOPR to the extent practical.

         Detroit Edison owns interests in 12 generating facilities with an aggregate capacity of approximately 11,585 MW. Specifically, Detroit Edison owns interests in nine fossil generating facilities, including the: (a) Monroe Power Station, a 3,280 MW generating facility located in Monroe, Michigan; (b) St. Clair Power Station, a 1,905 MW generating facility located in East China Township, Michigan; (c) Belle River Power Station, a 1,395 MW generating facility located in East China Township, Michigan; (d) Greenwood Power Station, an 815 MW generating facility located in Avoca, Michigan; (e) Trenton Channel Power Station, a 776 MW generating facility located in Trenton, Michigan; (f) River Rouge Power Station, a 933 MW generating facility located in River Rouge, Michigan; (g) Conners Creek Power Station, a 330 MW peaking facility located in Detroit, Michigan; and (h) Harbor Beach Power Station, a 121 MW generating facility located in Harbor Beach, Michigan.

         Detroit Edison also owns interests in certain nuclear, pumped storage, and thermal generating facilities. Specifically, Detroit Edison owns interests in the 1,094 MW Fermi 2 nuclear generating facility located in Newport, Michigan. In addition, Detroit Edison owns a 49 percent interest (equivalent to 917 MW) in Ludington Power Station, a 1,978 MW pumped storage generating facility located in Ludington, Michigan. Finally, Detroit Edison owns interests in the Beacon Power Station, a 19 MW thermal generating facility located in Detroit, Michigan.

         In addition to its generating assets, Detroit Edison owns approximately 6,472 miles of transmission facilities with ratings from 120kV to 345kV. These facilities are interconnected with: Ontario Hydro Services Company ("Ontario Hydro"), Consumers Energy Company ("Consumers Energy"), and FirstEnergy Corporation ("FirstEnergy"). Detroit Edison has an approved open access transmission tariff on filed with the Commission in Docket No. OA96-78-

000 ("OATT").(7) See infra Section III.B In addition, Detroit Edison is a member of the Michigan Electric Coordination System ("MECS"), a power pool formed with Consumers Energy. As a tight power pool, Detroit Edison and Consumers Energy jointly filed an open access tariff providing for non-discriminatory transmission service with the Commission pursuant to Order No. 888 on December 31, 1996, in Docket No. OA97-249-000 ("JOATT").(8)

         Detroit Edison is a signatory to the East Central Area Reliability ("ECAR") Coordination Agreement and a member of the proposed Alliance RTO.(9)

         The Commission authorized Detroit Edison to transact wholesale sales of electric energy and power at market-based rates in Docket No. ER97-3832-000. See Detroit Edison Company, et al., 80 FERC [paragraph] 61,348 (1997)("Detroit Edison").

         C.       INTERNATIONAL TRANSMISSION COMPANY.

         ITC will be constituted as a Michigan corporation. ITC currently does not conduct any business or own any facilities used for the generation, transmission, or distribution of electric energy. Upon consummation of the Transfer Transaction, ITC will acquire a 100 percent ownership interest in the Transmission Assets and, thereafter, will be a "public utility" subject to the jurisdiction of the Commission under Part II of the FPA.

         D.       DTE RIVER ROUGE NO. 1, LLC.

         DTE River Rouge No. 1, LLC ("DTE River Rouge") is an indirect, wholly-owned subsidiary of DTE Energy. Pursuant to the terms of an Asset Transfer Agreement to be executed

----------
(7) On July 14, 1997, Detroit Edison filed an open access transmission tariff with the Commission in compliance with Order No. 888-A in Docket No. OA97-681-000.
(8) Subsequently, on July 14, 1997, Consumers Energy and Detroit Edison jointly filed an open access transmission tariff in compliance with Order No. 888-A, in Docket No. OA97-690-000.
(9)   See Alliance Order, 89 FERC at 61,914.

by DTE River Rouge and Detroit Edison, DTE River Rouge will purchase Detroit Edison's 100 percent ownership interest in River Rouge Unit No. 1 ("Unit No. 1"), a 260 MW generating unit located at the River Rouge Power Station in River Rouge, Michigan. Unit No. 1 is a 43 year-old generating facility that has not been in commercial operation since 1980. Originally constructed as a coal-fired generating facility, Unit No. 1 was subsequently converted to an oil-fired facility in the 1970s. In order to return this facility to service, substantial investment will be necessary. Specifically, Unit No. 1 will be converted to a dual-fuel generating facility that uses natural gas as its primary fuel source. DTE River Rouge expects to restore Unit No. 1 to commercial operation by June 2000. Upon commencement of operations, Unit No. 1 will sell electric energy and capacity at wholesale on a merchant basis. DTE River Rouge filed an application with the Commission under Section 205 of the FPA for blanket authority to transact wholesale sales of electric energy and power at market-based rates on March 6, 2000, in Docket No. ER00-1816-000. This application is currently pending. The Commission has determined that DTE River Rouge is an "exempt wholesale generator," as that term is defined under Section 32 of PUHCA. See DTE River Rouge No. 1, LLC, 91 FERC [paragraph] 62,028 (2000).

         E.       DTE ENERGY TRADING, INC.

         DTE Energy Trading, Inc. ("DTE Trading") is a direct, wholly-owned subsidiary of DTE Energy which is engaged in the brokering and marketing of electric energy and other energy services at wholesale in North America. The Commission authorized DTE Trading to transact wholesale sales of electric energy and power at market-based rates in Docket No. ER97-3834-000. See Detroit Edison, 80 FERC at 62,198. DTE Trading does not own, operate, or control any facilities used for the generation, transmission, or distribution of electric energy or power.

        F.  DTE-COENERGY, L.L.C.

         DTE-CoEnergy, L.L.C. ("DTE-CoEnergy") is a partially-owned, indirect subsidiary of DTE Energy which is engaged in the brokering and marketing of electric energy, natural gas, and other energy commodities and services at wholesale and retail in North America. The Commission authorized DTE-CoEnergy to transact wholesale sales of electric energy and power at market-based rates in Docket No. ER97-3835-000. See Detroit Edison, 80 FERC at 62,198. DTE-CoEnergy does not own, operate, or control any facilities used for the generation, transmission, or distribution of electric energy or power.

         On October 25, 1999, DTE-CoEnergy requested Commission authorization pursuant to Section 203 of the FPA to transfer its wholesale market-based rate schedule to its affiliate, DTE Energy Marketing, Inc., in order to satisfy the dissolution requirements of the operating agreement under which DTE-CoEnergy was formed. The Commission approved this request in an order issued on December 22, 1999, in Docket No. EC00-14-000. See DTE-CoEnergy, L.L.C., 89 FERC [paragraph] 62,242 (1999). DTE-CoEnergy has filed a notification of a change in status in Docket No. ER99-3835-000, notifying the Commission of its imminent dissolution.

         G. DTE EDISON AMERICA, INC.

         DTE Edison America, Inc. ("DTE Edison America") is a direct, wholly-owned subsidiary of DTE Energy which is engaged in the brokering and marketing of electric energy power and other energy services at wholesale and retail in North America. The Commission authorized DTE Edison America to transact wholesale sales of electric energy and power at market-based rates in Docket No. ER98-3026-000. See DTE Edison America, Inc., 84 FERC [paragraph] 61,028 (1998). DTE Edison America does not own, operate, or control any facilities used for the generation, transmission, or distribution of electric energy or power.

         H. DTE ENERGY MARKETING, INC.

         DTE Energy Marketing, Inc. ("DTE Marketing") is a direct, wholly-owned subsidiary of DTE Energy which is engaged in the brokering and marketing of electric energy power and other energy services at wholesale in North America. The Commission authorized DTE Marketing to transact wholesale sales of electric energy and power at market-based rates in Docket No. ER99-3368-000. See Illinova Power Marketing, Inc., et al., 88 FERC [paragraph] 61,189 (1999)(basket order). DTE Marketing does not own, operate, or control any facilities used for the generation, transmission, or distribution of electric energy or power.

III.     OVERVIEW OF THE PROPOSED TRANSFER TRANSACTION.

         A.       REASONS FOR AND BENEFITS OF THE TRANSFER TRANSACTION.

         The Transfer Transaction is part of a planned corporate restructuring undertaken by DTE Energy, subject to applicable regulatory approvals, to strengthen its competitive and financial position in electricity markets in the Great Lakes region, and to better serve local and regional customers. DTE Energy's formation of ITC and the transfer of the Transmission Assets from Detroit Edison to ITC is not, however, the company's ultimate strategic goal. As noted in Section I, supra, the Transfer Transaction is the first step in the process of DTE Energy divesting ownership, operation, and control of its transmission business. Currently, DTE Energy's plan is to remain in the business of generating and distributing electric energy to retail customers.

         DTE Energy's corporate restructuring strategy will be implemented in two steps. The first step involves the corporate unbundling of the Transmission Assets from Detroit Edison (which is the subject of this Application). The second involves DTE Energy's complete exit from the transmission business (via the Divestiture Transaction which will require the filing of an additional, subsequent FPA Section 203 filing). As described below, this corporate restructuring strategy has been developed based on: (1) the need to comply with the Commission's policy goals regarding transmission; (2) an identified strategic opportunity to create value and better serve customers; and (3) the need for flexibility to meet the requirements of Order No. 2000.

         1. COMPLIANCE WITH COMMISSION'S TRANSMISSION POLICY GOALS.

         Over the past five years, evolution of the Commission's transmission policies has created regulatory and market environments which make corporate unbundling (and ultimately divestiture of the Transmission Assets) an attractive and appropriate option for DTE Energy.

         Prior to Order No. 2000, Commission policy under Order No. 888 required only that public utilities functionally separate their wholesale merchant and transmission businesses to mitigate concerns that vertically-integrated utilities have the opportunity and incentive to favor their own generation interests over competitors. See Order No. 888 at 31,655-56. Although the Commission clearly encouraged public utilities to consider the benefits of corporate unbundling in Order No. 888, the Commission merely required that the separation of wholesale generation and transmission functions be implemented through the imposition of Standards of Conduct. Id. Specifically, the Commission stated that:
         . . . while we are not now requiring any form of corporate unbundling, we again encourage utilities to explore whether corporate unbundling or other restructuring mechanisms may be appropriate in particular circumstances. Thus, we intend to accommodate other mechanisms that public utilities may submit, including voluntary corporate restructurings (e.g., ISOs, separate corporate divisions, divestiture, poolcos), to ensure that open access transmission occurs on a non-discriminatory basis. We will also continue to monitor - and stand ready to work with parties engaging in - innovative restructuring proposals occurring around the country.

Id.
                                       12

         Subsequently, in Order No. 2000, the Commission concluded that "the use of standards of conduct is not the best way to correct vertical integration problems . . . and their use may be unnecessary in a better structure where operational control and responsibility is structurally separate from the merchant generation of owners of transmission." Order No. 2000, slip op. at 67-68. Thus, in order to eliminate more effectively the opportunity for transmission owners to engage in unduly discriminatory conduct, the Commission issued Order No. 2000. As promulgated, Order No. 2000 strongly encourages public utilities to comply with the rule by identifying: (1) incentives which public utilities may obtain by meeting the requirements of the rule;(10) and (2) disincentives for public utilities to retain active ownership in both "market participants" and transmission facilities. See Order No. 2000, slip op. at 15; 18 C.F.R. ss. 35.34(j)(1).

         Accordingly, DTE Energy believes that the most effective means of meeting the policy goals of Order No. 2000, and of capturing the highest value of the Transmission Assets for both shareholders and customers, is to effectuate a corporate unbundling of it transmission business from its generation and distribution businesses. This first step corporate unbundling transaction will facilitate the complete divestiture of the Transmission Assets.

         2.       STRATEGIC OPPORTUNITY TO CREATE VALUE AND BETTER SERVE
         CUSTOMERS.

         The disincentives to vertical integration contained in Order Nos. 888 and 2000 have created an unprecedented strategic opportunity for DTE Energy to create value and better serve existing and potential customers in distinct market segments: transmission, generation, and

----------
(10) To facilitate the creation of independent RTOs, Order No. 2000 contains several important incentives, primarily in the form of rate-related benefits, for public utilities to separate their transmission businesses from their generation/distribution businesses and to transfer operational control of transmission to an RTO. See Order No. 2000, slip op. at 505-06.

distribution. Specifically, with regard to the transmission market, DTE Energy has identified its core competencies and value opportunities, and has determined that the most beneficial course for serving customers is through the creation of a subsidiary transmission company which will eventually be become an unaffiliated, independent transmission company pursuant to the Divestiture Transaction.

         In the near term, the Transfer Transaction will create value by isolating the risks and rewards associated with the new, stand-alone transmission business to the subsidiary company. Separate corporate entities for: (1) transmission, and (2) generation/distribution will enable these entities to focus their resources on more clearly defined product markets and market niche services. Furthermore, the creation of ITC and its eventual divestiture from DTE Energy will create a more competitive regional generation market because it is anticipated that corporate resources will be more focused on addressing transmission congestion and other access issues. In addition, the creation of a transmission-only subsidiary will serve as a business platform to permit product and capital markets to assess the true value of transmission as a stand-alone business. In turn, this valuation will facilitate the divestiture of the Transmission Assets. Overall, by unbundling transmission from generation and distribution, DTE Energy will provide superior service to customers in each separate line of business in which it will engage in a post-Transfer Transaction environment.

         By creating ITC and unbundling its transmission business from its generation/distribution businesses, the proposed Transfer Transaction will benefit Michigan consumers in the form of lower prices for delivered electricity. As a peninsula, the State of Michigan represents a classic "load pocket," where limited transmission capacity between Michigan and utilities located in neighboring jurisdictions requires that demand must be met primarily by in-state generation resources, especially during high-load periods. ITC, as a stand-alone transmission business, will be responsible for investing in and expanding the transmission grid in order to relieve constraints on flows of electricity into, out of, and through Michigan. By allocating its resources to focus on the investment in and expansion of the transmission grid, DTE Energy envisions that ITC will create the opportunity for competition between local generation and regional/distant generation.

         Part of ITC's business plan will be to provide for congestion management and to find and capitalize on opportunities to expand transmission capacity. Prior to the issuance of Order No. 2000, the electric utility industry lacked sufficient incentives to invest in and expand transmission because the regulatory risks were significant and the rewards were relatively low. However, Applicants believe that in a post-Order No. 2000 regulatory environment, the disincentives to investment in transmission will be reduced and the upside potential of the transmission business will become better defined. DTE Energy believes that ITC will be able to capitalize on this opportunity and will be well positioned to provide efficient and expanded transmission service in the Michigan market.

         In addition to seeking out opportunities to expand transmission in order to facilitate generation market competition, one of ITC's primary responsibilities will continue to safely and reliably meet the transmission needs of Detroit Edison. Upon consummation of the Transfer Transaction, Detroit Edison will function solely as a generation and distribution company taking service under ITC's FERC-jurisdictional open access transmission tariff ("ITC OATT"). Detroit Edison and its current open access transmission customers will see no difference in the level or quality of service that they currently receive. The Transfer Transaction has been structured to enable Detroit Edison to continue to meet its service obligations in the same manner that it does today. In effect, the transaction will be transparent to all of Detroit Edison's customers. Detroit

Edison will remain the customers' regulated electric utility, will maintain all of its state statutory service obligations, and will continue to provide adequate, safe and reliable electric service. Furthermore, as discussed in
Section V.B.2, infra, the Transfer Transaction will not result in any change in the rates for transmission service paid by Detroit Edison's existing bundled retail customers, and its wholesale transmission customers. Ratepayers will be unharmed by the Transfer Transaction because ITC will charge the same rates as are currently in effect under Detroit Edison's OATT and the JOATT.

               3. ORDER NO. 2000 COMPLIANCE.

         The business model planned for ITC has been deliberately designed to be flexible and compatible with transmission market developments in the Midwest region, as well as in other regions of the Eastern Interconnection. As noted elsewhere herein, Detroit Edison is currently a signatory to the Alliance RTO, an organization which was formed well before the issuance of Order No. 2000. Applicants commit that ITC (or a governing RTO on ITC's behalf) will submit a plan to comply with Order No. 2000 by no later than October 15, 2000.

         Notwithstanding Applicants' commitment to meet the requirements of the Order No. 2000, Applicants are still currently exploring the best option for Order No. 2000 compliance, including forming ITC as a fully constituted RTO that satisfies the minimum characteristics and functions of an RTO. See, e.g., Commonwealth Edison Company, et al., 90 FERC [paragraph] 61,192 (2000)("ComEd"). For instance, the Applicants are considering an alternative in which ITC would propose to use operating and pricing rules that are substantially similar to those of neighboring regional transmission entities in the Northeastern United States (e.g., the New York Independent System Operator or the Pennsylvania-New Jersey-Maryland Interconnection). Applicants are also currently in the process of coordinating with the transmission owner in

Ontario, Canada (Ontario Hydro) as well as the Ontario Independent Electricity Market Operator. Importantly, Applicants have recognized that ITC could help facilitate the creation of both inter-regional and international coordinated markets in which common rules for access and pricing will facilitate electricity trading. Applicants are currently in negotiations with neighboring utility systems regarding the implementation of these options.

         Consequently, over the next several months, Applicants will be intently investigating alternative business models and paths for ITC's compliance with Order No. 2000. Whether DTE Energy follows a different path, or continues its membership in the Alliance RTO (or another broader organization seeking RTO status), the Applicants believe that the proposed formation of ITC will provide significant benefits to customers.

         B. DESCRIPTION OF TRANSMISSION ASSETS SUBJECT TO THE TRANSFER TRANSACTION.

         In Attachment 1 hereto Applicants have provided a specific index and listing of the Transmission Assets that will be transferred from Detroit Edison to ITC pursuant to the Transfer Transaction. As described below, the Transmission Assets constitute only those facilities (11) determined to be "transmission" under the Commission's Seven Factor Test. (12) See Order No.

----------

11   Detroit Edison also owns, operates and controls four international facilities at the border of Michigan and Ontario, Canada ("Ontario-Michigan Interface"). These facilities interconnect Detroit Edison's transmission system with the transmission system owned and operated by Ontario Hydro. Specifically, the Ontario-Michigan Interface consists of two 230 kV and two 345 kV interconnections. The construction and operation of these international interconnections are subject to the jurisdiction of the United States Department of Energy ("DOE") in accordance with the Presidential Permit No. 221 ("PP-221"), issued pursuant to Executive Order Nos. 10485 and 12038. PP-221 is attached hereto as Attachment 2. Concurrent with this filing, the Applicants are filing certain applications with DOE seeking to: (1) simultaneously surrender PP-221; and (2) approve ITC's operation and maintenance of the international interconnection facilities presently subject to PP-221.

(12) Specifically, under the Seven Factor Test, the Commission set forth the following indicators for distinguishing "local distribution" facilities from "transmission":
     1. Local distribution facilities are normally close in proximity to retail customers.
     2. Local distribution facilities are primarily radial in character.
     3. Power flows into local distribution systems; it rarely, if ever, flows out.

888 at 31,771. Furthermore, the Commission has previously approved under FPA
Section 203 the transfer of this same listing of Transmission Assets to the Alliance RTO. See Alliance Order, 89 FERC at 61,929.

         In 1996, Detroit Edison developed a methodology for identifying which of its facilities was "transmission," as opposed to "local distribution," which specifically relied on the Commission's Seven Factor Test. That same year, Detroit Edison conducted a study to classify its facilities either as "transmission" or "local distribution" using the Seven Factor Test ("1996 Seven Factor Study"). Pursuant to the 1996 Seven Factor Study, Detroit Edison reclassified certain of its facilities, and thereafter sought approval at the state and federal levels for rates reflecting the reclassification conducted pursuant to the 1996 Seven Factor Study. As described below, currently, Detroit Edison's Commission-approved OATT rates and its MPSC-approved retail rates, as well as its wholesale and retail accounts, reflect the 1996 Seven Factor Study.

         Detroit Edison filed with the Commission its initial OATT rates reflecting the 1996 Seven Factor Study on July 9, 1996, in Docket No. OA96-78-000. Concurrently therewith, Detroit Edison filed a rate case for its retail electric rates with the MPSC reflecting the same 1996 Seven Factor Determination. On January 14, 1998, the MPSC expressly approved Detroit Edison's retail rates and the classification of Detroit Edison's facilities pursuant to the 1996

--------------------------------------------------------------------------------
(footnote continued)
     4. When power enters a local distribution system, it is not recognized or transported on to some other market.
     5. Power entering a local distribution system is consumed in a comparatively restricted geographic area.
     6. Meters are based at the transmission/local distribution interface to measure flows into the local distribution system.
     7. Local distribution systems will be of reduced voltage.

See Order No. 888 at 31,771.

Seven Factor Study.(13) Subsequently, on July 15, 1999, this Commission approved Detroit Edison's OATT rates pursuant to a certified settlement in Docket No. OA96-78-000.(14) Accordingly, Detroit Edison's currently-filed rates for its OATT and the JOATT reflect the 1996 Seven Factor Study.
         Although the Transmission Assets to be transferred from Detroit Edison to ITC are listed in Attachment 1 to this Application, generally, the Transmission Assets include:

         (1) transmission lines and stations (including rights-of-way, certain land,towers, poles, and conductors);
         (2) transformers with voltage ratings of 120 kV and above;
         (3) the MECS System Control Center facility and related equipment in Ann Arbor, Michigan, including associated land and rights;
         (4) generation tie lines;
         (5) radial taps with voltage ratings of 120 kV and above (up to, but not including, the facilities that establish the final circuit connection to distribution facilities for retail customers);
         (6) associated voltage control devices and power flow control devices;
         (7) associated substations;
         (8) mobile capacitor banks with voltage ratings of 120 kV and above;
             and
         (9) equipment spares for transmission facilities.

         The Commission should note that the Transmission Assets to be transferred to ITC do not include certain facilities that are classified as "distribution" with voltage ratings of 120 kV ("End-Use Facilities"), which are used to provide service to retail end-use customers (see Exhibit

----------
13   See Detroit Edison Company, Case No. U-11337 (Michigan PSC 1998)("MPSC
Order"). The MPSC Order is attached hereto as Attachment 3.
14   See Detroit Edison Company, 88 FERC [paragraph] 61,070, reh'g denied,
88 FERC [paragraph] 61,224 (1999), pending sub nom., Detroit Edison Company
v. FERC, No. 99-4369 (6th Cir. Nov. 12,1999).

1). Upon consummation of the Transfer Transaction, Detroit Edison will transfer operational control of the End-Use Facilities to ITC. Additionally, other facilities owned and operated by Detroit Edison that are classified as "distribution" and used to provide transmission service to a limited number of wholesale customers at delivery points below 120 kV ("Distribution Facilities") are not subject to the Transfer Transaction. Nevertheless, in order to ensure continuity of service to wholesale customers who take service over the Distribution Facilities, ITC will provide open access, non-discriminatory transmission service pursuant to the ITC OATT and/or JOATT, and will credit to Detroit Edison all charges billed to and collected from wholesale customers for such use of the Distribution Facilities.

         C. OPERATION OF THE TRANSMISSION SYSTEM POST-TRANSFER TRANSACTION.

         ITC does not currently own, operate, or control any facilities used for the generation, transmission, or distribution of electric energy. However, upon consummation of the Transfer Transaction, ITC will acquire the Transmission Assets and exercise operational control over the Transmission Assets and End-Use Facilities (collectively, the "Transmission System"). ITC will operate the Transmission System in accordance with the terms of the ITC OATT, and pursuant to an Operating Agreement to be entered into by ITC and Detroit Edison.(15) As contemplated, ITC will administer the ITC OATT (including processing and implementing all requests for transmission service under the tariff), procure, offer and arrange for ancillary services in support of such transmission service, and will operate the Open Access Same-Time Information System ("OASIS") for the Michigan transmission grid subject to the oversight of ECAR. In addition to these responsibilities, ITC will function as the system dispatcher, control area operator, and will

----------
15    ITC's operational responsibilities are discussed in further detail in the pro forma Operating Agreement attached hereto in Exhibit H.

also be responsible for the maintenance of the Transmission Assets and the construction of any new transmission facilities within its service territory.

         As noted above, ITC will offer all ancillary services as required by the Commission in Order No. 888. Because ITC will not own any generating facilities, it will procure the necessary ancillary services from third-party suppliers, including Detroit Edison. Under the Operating Agreement, Detroit Edison is obligated, upon request, to offer to sell ancillary services to ITC at Commission-approved cost-based rates. ITC will, however, be free to purchase ancillary services from unaffiliated generators located within its control area or in neighboring jurisdictions on a non-preferential, competitive basis. Finally, it should be noted that ITC will not engage in the purchase and sale of energy other than to obtain and provide the necessary ancillary services required by its customers.

         Upon receipt of the required regulatory approvals,(16) ITC will commence providing open access transmission service to Detroit Edison's existing transmission customers, as well as all other eligible customers requesting transmission service from ITC, under the terms of the ITC OATT and/or JOATT. At that time, Detroit Edison will become a transmission customer of ITC and take Network Integration Transmission Service ("NITS") under the ITC OATT. Further, pursuant to the Operating Agreement, ITC will be obligated to make the Transmission System available to Detroit Edison in order to allow Detroit Edison to provide safe and reliable transmission service to its existing wholesale customers under agreements predating Order No. 888 ("Grandfathered Agreements").

----------
16   Shortly after the filing of this Application, ITC will make a ministerial filing under FPA Section 205 seeking approval for ITC to provide service under its own OATT. The OATT filed for ITC will be virtually identical in all material aspects to Detroit Edison's currently filed and FERC-approved OATT and will include the

         D.       FINANCIAL ASPECTS OF THE TRANSFER TRANSACTION.

         As of the date of this filing, DTE Energy has not finalized the structure pursuant to which it will effect the proposed Transfer Transaction. Applicants nevertheless plan to file a description and the documentation supporting the transaction structure adopted to effect the Transfer Transaction within 14 business days following the filing of the instant Application. The two primary transaction structures currently under consideration by the Applicants are set forth below. Diagrams of each proposed transaction structure are attached hereto as Attachment 5.

         Under the first option ("Transaction Structure No. 1"), it is contemplated that the Transfer Transaction would be effected as follows. First, Detroit Edison will sell the Transmission Assets to DTE Energy in exchange for an interest bearing note in an amount equal to the actual depreciated book value ("Net Book Value") of the Transmission Assets as of December 31, 1999 (approximately $400 million). Second, DTE Energy will form ITC as a Michigan corporation. Third, DTE Energy will capitalize ITC by transferring the Transmission Assets from Detroit Edison to ITC. Fourth, as consideration for the Transmission Assets, DTE Energy will acquire all of the issued and outstanding voting securities of ITC, which shall be valued at the Net Book Value of the Transmission Assets.

         Under the second option ("Transaction Structure No. 2"), it is contemplated that the Transfer Transaction would be effected as follows. First, DTE Energy will form ITC and pay a sum certain in cash for all of the issued and outstanding voting securities of ITC. Second, the Transmission Assets will be transferred from Detroit Edison to ITC on a Net Book Value basis, as described in Structure No. 1 above. ITC will finance the purchase of the Transmission Assets

--------------------------------------------------------------------------------
(footnote continued)
same OATT rates charged by Detroit Edison. In addition, ITC will also make a similar ministerial filing under as follows: (i) a percentage of the purchase price will be paid using the cash infusion provided by ITC's corporate parent, DTE Energy; and (ii) the balance of the purchase price will be financed through the issuance of a promissory note (which may be secured by a lien) by ITC and payable to Detroit Edison. The interest rate on the promissory note would be based on the embedded cost of debt of Detroit Edison as of December 31, 1999.(17)

IV. COMMISSION'S PART 33 FILING REQUIREMENTS.

         A.       APPLICANT'S NAME AND PRINCIPAL PLACE OF BUSINESS.
         DTE Energy Company
         DTE Energy is a Michigan corporation with its principal place of business at 2000 Second Avenue, Detroit, Michigan 48226.

         The Detroit Edison Company
         Detroit Edison is a Michigan corporation with its principal place of business at 2000 Second Avenue, Detroit, Michigan 48226.

         International Transmission Company
         ITC will be constituted as a Michigan corporation with its principal place of business at 2000 Second Avenue, Detroit, Michigan 48226.

--------------------------------------------------------------------------------
(footnote continued)
Section 205 of the FPA to amend the JOATT between Detroit Edison and Consumers Energy.
(17) The accounting entries for Detroit Edison would be a debit to cash, notes receivable, and accumulated depreciation, and a credit to utility plant for the Transmission Assets transferred to ITC. Deferred tax balances will remain on the books of Detroit Edison, consistent with "Guidance on Accounting for Deferred Income Taxes on Intercompany Property Transfers," issued by the Office of Chief Accountant of the Commission on June 15, 1998, in Docket No. AI98-2-000. The tax basis of the assets to ITC will be the transfer price - Net Book Value - of the Transmission Assets. Release of the Transmission Assets from their respective first mortgage indentures of Detroit Edison will take place when the Transmission Assets are transferred to ITC.

         B. NAMES AND ADDRESSES OF THE PERSONS AUTHORIZED TO RECEIVE NOTICE AND COMMUNICATIONS WITH RESPECT TO THE APPLICATION.

         DTE respectfully requests that notices, correspondence, and other communications concerning this Application be directed to the following persons:

                                    Clifford S. Sikora
                                    R. Michael Sweeney, Jr.
                                    TROUTMAN SANDERS LLP
                                    1300 I Street, N.W., Suite 500 East
                                    Washington, D.C. 20005-3314
                                    (202) 274-2950 (telephone)
                                    (202) 274-2994 (facsimile)
                                    michael.sweeney@troutmansanders.com (e-mail)

                                    John H. Flynn
                                    Special Counsel
                                    The Detroit Edison Company
                                    2000 Second Avenue
                                    Detroit, MI 48226
                                    (313) 235-7725 (telephone)
                                    (313) 235-8500 (facsimile)
                                    flynnj@detroitedison.com (e-mail)

         Applicants request that the foregoing persons be placed on the official servicelist for this proceeding.


         C.       DESIGNATION OF TERRITORIES SERVED, BY COUNTIES AND STATES.

         Applicants respectfully request waiver of the Commission's requirement in 18 C.F.R. ss. 33.2(c) that they designate territories served. In the recent Merger NOPR Filing, the Commission proposed to streamline applicants' filing responsibilities and "eliminate . . . unnecessary or inapplicable information requirements." See FERC Stats. & Regs. (Proposed Regulations) [paragraph] 32,528 at 33,364. No franchises will be transferred as part of the Transfer

Transaction and, thus, Detroit Edison's service territory will not change. Accordingly, the Applicants respectfully submit that good cause exists to grant this request for waiver.


         D.       DESCRIPTION OF JURISDICTIONAL FACILITIES.

         DTE Energy Company

         DTE Energy does not own, operate, or control any facilities used for the generation, transmission, or distribution of electric energy or power.

         The Detroit Edison Company

         Detroit Edison owns facilities for the production, transmission, and distribution of electric energy and power. Detroit Edison also owns books and records and has on file with the Commission numerous agreements, rate schedules, and tariffs pursuant to which it provides transmission service at wholesale. The individual physical FERC-jurisdictional Transmission Assets that are the subject of this filing (listed in Attachment 1 hereto) generally consist of:
         (1) transmission lines and stations (including rights-of-way, certain land, towers,poles, and conductors);

         (2) transformers with voltage ratings of 120 kV and above;

         (3) the MECS System Control Center facility and related equipment in Ann Arbor, Michigan, including associated land and rights;

         (4) generation tie lines;

         (5) radial taps that are 120 kV or above (up to, but not including, the facilities that establish the final circuit connection to distribution facilities for retail customers);

         (6) associated voltage control and power flow control devices;

         (7) associated substations;

         (8) mobile capacitor banks with voltage ratings of 120 kV and above;
             and

         (9) equipment spares for transmission facilities.

         International Transmission Company

         ITC is special purpose subsidiary created for the purpose of acquiring a 100 percent ownership interest in the Transmission Assets. ITC does not currently own, operate, or control any facilities used for the generation, transmission, or distribution of electric energy and power. Upon consummation of the Transfer Transaction, ITC will acquire a direct 100 percent ownership interest in the Transmission Assets and will exercise operational control over the Transmission System.

         E. DESCRIPTION OF TRANSACTION AND STATEMENT AS TO CONSIDERATION.

         For a description of the proposed Transfer Transaction, see Section III.D., supra. The consideration for the Transfer Transaction will be an amount equal to the Net Book Value of the Transmission Assets. The Net Book Value of the Transmission Assets is approximately $400 million. Applicants plan to file a description of the Transfer Transaction and relevant governing documents within 14 business days following the filing of the instant Application.

          F. DESCRIPTION OF THE FACILITIES TO BE DISPOSED OF, CONSOLIDATED, OR MERGED.

         As described elsewhere herein, Detroit Edison will transfer to ITC the Transmission Assets listed in Attachment 1 hereto. The assets transferred also involve general and intangible plant assets associated with Detroit Edison's transmission operations, including plant materials, inventory, and operating supplies. These assets include not only real property, plant assets, and equipment constituting the Transmission Assets, but also the vehicles and other motor-operated equipment, tools, computers, software, testing equipment, communications equipment, furniture, and other personal property used by Detroit Edison in performing the transmission function. In addition, the Transmission Assets include all tariffs, service agreements, books, and records which will be necessary for ITC to provide transmission service under the terms of the ITC

OATT and/or JOATT, and otherwise assume Detroit Edison's rights and obligations as a transmission provider. As previously noted ITC will, shortly after the filing of this Application, file under FPA Section 205 the ITC OATT and service agreements which have been transferred to it by Detroit Edison. The FPA Section 205 filing will note certain ministerial changes to the Detroit Edison OATT (such as name changes) necessary for ITC to administer the ITC OATT, as well as similar ministerial changes to the JOATT.

         G. STATEMENT OF THE COST OF THE FACILITIES INVOLVED IN THE TRANSACTION.

         A statement of the costs of the facilities subject to the Transfer Transaction is attached hereto in Exhibit C. As noted in Section III.D., supra, the "purchase price" for the Transmission Assets is equal to Net Book Value (actual depreciation value) of these facilities as of December 31, 1999 (approximately $400 million).

          H. STATEMENT AS TO THE EFFECT OF THE SALE OR TRANSFER UPON ANY CONTRACT FOR THE PURCHASE, SALE, OR INTERCHANGE OF ELECTRIC ENERGY.

         The Transfer Transaction will have no direct impact on any contract for the purchase, sale, or interchange of electric energy. As discussed above, Detroit Edison wholesale transmission customers served under existing Grandfathered Agreements will have the right to continue receiving transmission service under these arrangements from Detroit Edison. Furthermore, Detroit Edison will be a transmission customer of ITC and will take NITS under ITC's OATT. Pursuant to the Transfer Transaction, Detroit Edison's OATT service agreements currently on file with the Commission under the OATT and JOATT will be transferred to ITC, which, in turn, will provide service under these agreements. An index of wholesale transmission customers served under Detroit Edison's OATT and JOATT is appended hereto as Attachment 4.

I.       STATEMENT AS TO OTHER REQUIRED REGULATORY APPROVALS.

         The following are the other regulatory approvals required in conjunction with the transfer of jurisdictional assets described in this Application.
         - DTE Energy will require an order from the Securities and Exchange Commission for approval to acquire the securities of ITC pursuant to Section 9(a)(2) of the PUHCA, in order to consummate the Transfer Transaction.

         - Applicants will require an order from DOE approving: (1) Detroit Edison's surrender of PP-221; and (2) ITC's operation and maintenance of the international interconnection facilities subject to PP-211.

         - Within six (6) months following the filing of the instant Applications, Applicants must file an application for an order from the MPSC approving the proposed accounting treatment for the Transfer Transaction.

         J. FACTS SHOWING THAT THE PROPOSED TRANSACTIONS WILL BE CONSISTENT WITH THE PUBLIC INTEREST.

         See Sections I., III., and V., infra.

         K. BRIEF STATEMENT OF FRANCHISES HELD.

         See Section IV.C., supra.

         L. FORM OF NOTICE.
         A form of notice suitable for publication in the Federal Register is attached to the transmittal letter accompanying this Application. In addition, an electronic version of this notice on a 3.5 inch computer diskette in WordPerfect format is enclosed with this filing.

V. THE TRANSFER TRANSACTION IS CONSISTENT WITH THE PUBLIC
   INTEREST.

         The Transfer Transaction is consistent with the public interest and therefore should be approved under Section 203 of the FPA. It is well established that the Commission must approve the proposed transfer of the jurisdictional Transmission Assets if it finds that the Transfer Transaction "will be consistent with the public interest."18 Moreover, Commission precedent is clear that, while a positive benefit need not be shown, the Applicants must demonstrate that the Transfer Transaction is consistent with the public interest. See Pacific Power and Light Company v. FPC, 111 F.2d 1014 (9th Cir.
1940). As demonstrated below, the Transfer Transaction is consistent with the public interest.

         A. THE PROPOSED TRANSFER TRANSACTION IS CONSISTENT WITH AND SUPERIOR TO THE COMMISSION'S FUNCTIONAL UNBUNDLING POLICY.

         In Order No 888, the Commission determined that functional unbundling of wholesale generation and transmission services is necessary to implement non-discriminatory open access transmission. In doing so, the Commission stopped short of requiring corporate unbundling. See Order No. 888 at 31,655-56. Rather, the Commission concluded that "functional unbundling of wholesale services is necessary to implement non-discriminatory, open access transmission and that corporate unbundling should not now be required." Id. at 31,655.


------------------
18       Section 203(a) of the FPA, 16 U.S.C. Sections 824b, states:

         No public utility shall sell, lease, or otherwise dispose of...its facilities subject to the jurisdiction of the Commission . . . or by any means whatsoever, directly or indirectly merge or consolidate such facilities or any part thereof with those of any other person, or purchase, acquire, or take any security of any other public utility, without first having secured an order of the Commission authorizing it to do so. . . . After notice and opportunity for hearing, if the
         Commission finds that the proposed disposition, consolidation, acquisition, or control will be consistent with the public interest, it shall approve the same.

         The Commission determined that three requirements are necessary to ensure that public utilities provide non-discriminatory service: (1) a public utility must take transmission services (including ancillary services) for all of its new wholesale sales and purchases of energy under the same tariff of general applicability as do others; (2) a public utility must state separate rates for wholesale generation, transmission, and ancillary services; and (3) a public utility must rely on the same electronic information network that its transmission customers rely on to obtain information about its transmission system when buying or selling power. See Order No. 888 at 31,654.

         While recognizing that these requirements gave public utilities an incentive to file fair and efficient rates, terms and conditions, the Commission concluded that functional unbundling would work only if strong standards of conduct (including a requirement to separate employees involved in transmission functions from those involved in wholesale power merchant functions) are in place. Id. at 61,655. As noted in Section III.A.1, supra, the Commission encouraged utilities to explore whether corporate unbundling or other restructuring mechanisms may be appropriate in particular circumstances, and indicated that it would "accommodate other mechanisms that public utilities may submit, including voluntary corporate restructurings (e.g., ISOs, separate corporate divisions, divestiture, poolcos), to ensure that open access transmission occurs on a non-discriminatory basis." Id. at 31,656.

         Although the Commission has not affirmatively required actual corporate separation of generation/distribution from transmission, Applicants propose to do exactly that, thereby accomplishing substantially more than what is currently required by Order No. 888 and its progeny. Indeed, the Transfer Transaction represents a significant step beyond functional unbundling. Moreover, as described elsewhere herein, the Transfer Transaction is the cornerstone of the Applicants' strategy for complying with Order No. 2000 and preparing to divest control of ITC and/or the Transmission Assets.

         Specifically, ITC's acquisition and operation of the Transmission Assets from Detroit Edison clearly surpasses the functional unbundling requirements of Order No. 888 by implementing a bright-line corporate separation between DTE Energy's transmission and generation/distribution businesses. Upon consummation of the Transfer Transaction, ITC will be responsible for providing all open access transmission and ancillary services currently provided pursuant to the terms of Detroit Edison's OATT, the JOATT and existing open access service agreements. (The OATT, Detroit Edison's rights and obligations under the JOATT and all related service agreements with Detroit Edison's open access transmission customers are being transferred to ITC via this filing, and will be re-filed by ITC under FPA Section 205 in a ministerial filing as described elsewhere herein.) Detroit Edison will, however, remain responsible for obtaining transmission service necessary to serve customers under the Grandfathered Agreements. Upon consummation of the Transfer Transaction, Detroit Edison will become a NITS customer of ITC and will be required to secure transmission service from ITC in the same manner as unaffiliated network transmission customers.

         The current organizational separation between the employees of Detroit Edison's wholesale merchant function and transmission function will be significantly strengthened beyond the requirements of Order Nos. 888 and 889 because transmission personnel will become employees of a separate DTE Energy corporate subsidiary - ITC.

         ITC will not engage in the electric power generation business, and purchase ancillary services from Detroit Edison at cost-based rates and from other unaffiliated generators located both within and outside of the ITC control area. ITC will not own any facilities used to provide generation service, and will exercise operational control over End-Use Facilities (but will not own such facilities). Furthermore, ITC will focus solely on efficiently and effectively operating, maintaining and, where necessary, expanding the Transmission System. As such, ITC will be particularly well situated to respond quickly to customer needs.

         Accordingly, the Applicants respectfully submit that by transferring the Transmission Assets to an affiliated transmission-only company and requiring that Detroit Edison (as a generation/distribution company) take transmission and ancillary services under the ITC OATT, the Transfer Transaction clearly surpasses the Commission's functional unbundling policy and will facilitate the Applicants' compliance with Order No. 2000.

         B. THE TRANSFER TRANSACTION MEETS THE REQUIREMENTS OF THE COMMISSION'S MERGER POLICY STATEMENT.

         As noted above, it is well established that when reviewing a proposed transaction under Section 203 of the FPA, the Commission will undertake a public interest evaluation pursuant to the three-pronged test set forth in the Merger Policy Statement. FERC Stats. & Regs. (Regulations Preambles) at 30,116-25.19 Under this test, the Commission examines the proposed transaction's effect on competition, on rates, and on regulation. Id. The Applicants respectfully submit that the Transfer Transaction satisfies the public interest requirements set forth in the Commission's Merger Policy Statement as it: (1) will have a beneficial effect on competition in the electric generation market and no adverse impact whatsoever on the regulated transmission market; (2) will have a beneficial or neutral impact on rates; and (3) will have no negative impact on regulation at either the state or federal level. Therefore, the Transfer Transaction should be approved by the Commission under FPA Section 203.

                 1. COMPETITION WILL BE UNAFFECTED OR ENHANCED.

         In the recent Merger Filing NOPR, the Commission noted that its "competitive concern in any type of merger involving jurisdictional electric utilities is whether the merger will result in higher prices or reduced output in electricity markets." FERC Stats. & Regs. (Proposed Regulations) [paragraph] 32,528 at 33,365. To evaluate this concern, the Merger Policy Statement sets forth specific questions which parties are required to address in order to determine whether a proposed transaction is "consistent with the public interest." The fundamental inquiry is:

         Does the merger substantially reduce the alternatives available to buyers of a product or service, relative to those existing prior to the merger, and will reduction in the alternatives reduce substantially the degree of competition in the market?

         The Applicants have not submitted a competitive screen analysis because of the nature of the transaction proposed in this Application. The Commission did not require such a competitive screen analysis in FirstEnergy. See 89 FERC [paragraph] 61,090 at 61,259. By engaging in the proposed Transfer Transaction, the Applicants merely seek to implement a "paper transaction" for purposes of establishing a clearly defined corporate separation between DTE Energy's generation/distribution and transmission businesses. As proposed herein, the Transmission Assets currently owned, operated, and controlled by Detroit Edison will be transferred to ITC, an affiliated transmission company and wholly-owned subsidiary of DTE Energy, as the first step in preparing to divest control of ITC and/or the Transmission Assets from DTE Energy.

         Neither DTE Energy, Detroit Edison, nor ITC propose to merge with any other entity in the instant Application. This transaction does not involve any concentration of utility or other


--------------------------------------------------------------------------------
(footnote continued)
19       See also WP&L, 90 FERC at 62,148; WEPCO, 90 FERC at 62,144.

generation capacity and is designed to lead to an even more substantial separation of DTE Energy's transmission from its other utility businesses. Upon completion of the Transfer Transaction, Detroit Edison will no longer own, operate, or control facilities used to transmit electric energy in interstate commerce. The proposed Transfer Transaction affects only Detroit Edison's ownership of the Transmission Assets and control of End-Use Facilities; it will not alter generation facility ownership or control. Accordingly, the Applicants submit that many of the concerns that the Commission may have regarding vertical market power will be severely diminished and ultimately eradicated.

         Moreover, as discussed in Section III.A.2, supra, the State of Michigan is a classic "load pocket," where limited transmission between Michigan and utilities located in neighboring jurisdictions requires that demand be met primarily through in-state generation resources, especially during high load periods. Through the creation of a transmission-only subsidiary, DTE Energy will be better able to focus its allocation of resources on the investment in and expansion of the transmission grid in order to relieve constraints on flows of electricity into, out of, and through Michigan. Such investment in and expansion of the transmission grid will ultimately benefit consumers in Michigan in the form of lower prices for delivered electricity. Specifically, the proposed Transfer Transaction will foster competition between local generation and regional/distant generation by allowing ITC to funnel its resources to the construction and expansion of the infrastructure necessary to ensure the efficient transmission and delivery of electricity to consumers located within the Michigan peninsula and in the region. The Applicants' goal is that this historically constrained market will become increasingly fluid, thereby significantly increasing the number of alternatives for buyers (relative to the alternatives available prior to the consummation of the Transfer Transaction).

         Accordingly, the Applicants respectfully submit that the Transfer Transaction will have a positive effect upon competition in the State of Michigan and the entire Great Lakes region.

            2. RATES WILL BE UNAFFECTED BY THE TRANSFER TRANSACTION.

         The Transfer Transaction will have no impact on the wholesale power rates charged by Detroit Edison. In addition, approval of the Transfer Transaction will have no impact on the rates charged to the current open access transmission customers of Detroit Edison who will become transmission customers of the new, subsidiary company transmission provider, ITC. Specifically, because the Transfer Transaction will effectively be a paper transaction, and will not result in any change in the rates for transmission service currently paid by customers under Detroit Edison's OATT and JOATT, ratepayers will be unharmed by the Transfer Transaction.

         Further, the rates presently charged for generation-based ancillary services by Detroit Edison will remain unchanged. As contemplated, ITC will procure and offer to transmission customers ancillary services purchased on a competitive basis at Commission-approved from Detroit Edison (only at cost based rates) or from third party suppliers.

         Since ITC's transmission and ancillary service rates will remain unchanged from their current levels, and ITC is free to purchase ancillary services from third-party suppliers where technically feasible and services are cheaper, rates for transmission service, and ancillary services will be unaffected by the Transfer Transaction.

                3. THERE WILL BE NO ADVERSE EFFECT ON REGULATION.

         Under the Merger Policy Statement, the Commission requires parties to evaluate the effect on regulation of a merger or other proposed transaction both at the federal and state level. The Commission has indicated that it may set a
Section 203 application for hearing if: (1) the merged entity would be part of a registered holding company and the applicants do not commit to abide by the Commission's policies on the pricing of non-power goods and services between affiliates; or (2) the affected state commissions do not have authority to act on the transaction. See FERC Stats. & Regs. (Regulations Preambles) [paragraph] 31,044 at 30,124-125. Neither of these concerns is raised by this Application.

         For the following reasons, the Transfer Transaction will not have any adverse impact on federal regulation. First, Detroit Edison, the seller of the assets, will continue to be fully subject to Commission regulation with respect to all wholesale sales, as well as services provided to its customers under Grandfathered Agreements. Second, the transfer of the Transmission Assets from Detroit Edison to ITC will not result in the formation of a registered holding company, but will result in a public utility fully subject to the jurisdiction of the Commission under Part II of the FPA. Accordingly, there should be no concern over the Commission's ability to regulate effectively after the Transfer Transaction is consummated.

         With regard to "affected state commissions," the Merger Policy Statement reflects the Commission's concerns that state regulators should not be divested of the authority to act on mergers of traditional vertically integrated utilities with captive retail (as well as wholesale) customers. The Transfer Transaction does not involve a merger of vertically integrated utilities. Upon consummation of the Transfer Transaction, Detroit Edison will continue to be subject fully to the jurisdiction of the MPSC with respect to the retail rates charged, either as a provider of bundled electricity or as a provider of electric delivery services for unbundled retail electricity sales.

VI. REQUEST FOR AN EFFECTIVE DATE

         Applicants respectfully request that the Commission approve this Application by no later than July 1, 2000, in order to facilitate a mid-July closing of the Transfer Transaction.

VII. CONCLUSION.

         DTE respectfully requests that the Commission expeditiously authorize the transfer to ITC of the facilities proposed herein under the terms and conditions set forth in this Application.

                                           Respectfully submitted,



/s/ John H. Flynn/RMS                      /s/ Clifford S. Sikora/RMS
-------------------------------------      ------------------------------------
John H. Flynn                              Clifford S. Sikora
Special Counsel                            R. Michael Sweeney, Jr.
The Detroit Edison Company                 TROUTMAN SANDERS LLP
2000 Second Ave.                           1300 I Street, N.W.
Detroit, MI 48226                          Suite 500 East
(313) 235-7725 (telephone)                 Washington, D.C. 20005-3314
(313) 235-8500 (facsimile)                 (202) 274-2950 (telephone)
                                           (202) 274-2994 (facsimile)

                                           Counsel for

                                           DTE Energy Company
                                           Detroit Edison Company
                                           International Transmission Company
Dated:  May 4, 2000
        Washington, D.C.

                                  VERIFICATION

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


DTE Energy Company                      )
The Detroit Edison Company              )             Docket No. EC00-    -000
International Transmission Company      )                             ----
                                        )


                                  VERIFICATION
                                  ------------

         Robert J. Buckler, first being duly sworn, deposes and states: that he is a representative legally authorized to bind DTE Energy Company, The Detroit Edison Company and International Transmission Company; that he has read the attached Application of DTE Energy Company, The Detroit Edison Company and International Transmission Company for Authorization to Transfer Jurisdictional Transmission Assets Pursuant to Section 203 of the Federal Power Act; that he knows the contents thereof; and that the statements therein pertaining to DTE Energy Company, The Detroit Edison Company and International Transmission Company are true and correct to the best of his knowledge, information, and belief.


                                                /s/ Robert J. Buckler
                                                -------------------------------
                                                Robert J. Buckler

         Subscribed and sworn to before me this 3rd day of May, 2000.



                                                /s/ Sherrin M. Shehan
                                                -------------------------------
                                                Notary Public

                                                [SHERRIN M. SHEHAN NOTARY STAMP]

                                                      My Commission expires:

                                  Attachment 1


                List of FERC-Jurisdictional Transmission Assets
                      Subject to the Transfer Transaction

Station/Substation ID

Unless otherwise indicated, all facilities at the listed substations associated with transmission lines and transformers will be subject to ITC operational control. Additionally, ITC will exercise operational control over:

(1) other substation facilities associated with the termination of transmission lines and transformers identified for ITC operational control; (2) all voltage control devices (e.g., fixed and switched capacitors, reactors, synchronous condensers, static

Adams
Akron
Alfred
Allison
Apache
Arctic
Arizona
Arrowhead
Atlanta
Auburn Hts.
Bad Axe
Baltic
Baxter
Beck
Bennett
Benson
Bergen
Berlin
Bismarck
Bloomfield
Blrpp
Boyne
Bristol
Brock
Bronco
Brownstown
Caniff
Catalina
Cato
Cckpp Essex
Chestnut
Cody
Colfax
Colorado
Cortland
Coventry
Crestwood
Crown
Custer
Cypress
Dayton
Diesel
Drake

Station/Substation ID

Unless otherwise indicated, all facilities at the listed substations associated with transmission lines and transformers will be subject to ITC operational control. Additionally, ITC will exercise operational control over:

(1) other substation facilities associated with the termination of transmission lines and transformers identified for ITC operational control; (2) all voltage control devices (e.g., fixed and switched capacitors, reactors, synchronous condensers, static

Drexel
Duvall
Elm
Enfpp 1 120Kv
Erin
Evergreen
Fawn
Fermi 2 345Kv
Foundry
Frisbie
Gendy
Genoa
Golf
Grayling
Grnwd En Ctr
Hager
Hamlin
Hancock
Hbpp
Hines
Houston
Hunters Creek
Ironton See 5-202
Jefferson
Jewell
Joslyn
Jupiter
Kentucky
Kern
Kilgore
Koppernick
Lapeer
Lark
Lee
Levan
Lincoln
Long Lake
Luzon
Mack
Macomb
Madrid
Majestic
Mallard
Malta

Station/Substation ID

Unless otherwise indicated, all facilities at the listed substations associated with transmission lines and transformers will be subject to ITC operational control. Additionally, ITC will exercise operational control over:

(1) other substation facilities associated with the termination of transmission lines and transformers identified for ITC operational control; (2) all voltage control devices (e.g., fixed and switched capacitors, reactors, synchronous condensers, static

Medina
Menlo
Midtown
Monpp
Montcalm
Mopar
Mrypp Bunce Creek
Mrypp
Navarre
Newburgh
Niles
Noble
Nolan
Northeast
Northwest
Ottawa
Peru
Phoenix
Pioneer
Placid
Polaris
Pontiac
Poplar
Proud
Quaker
Ranger
Red Run
Remer
Resource
Riverview
Robin
Romulus
Rotunda
Rrgpp
Rush
Sandusky
Saturn
Scottsdale
Seaside
Seneca
Seville
Shoal
Sloan
Southfield

Station/Substation ID

Unless otherwise indicated, all facilities at the listed substations associated with transmission lines and transformers will be subject to ITC operational control. Additionally, ITC will exercise operational control over:

(1) other substation facilities associated with the termination of transmission lines and transformers identified for ITC operational control; (2) all voltage control devices (e.g., fixed and switched capacitors, reactors, synchronous condensers, static

Spokane
Spruce
St Antoine
Stcpp
Stephens
Sterling
Stratford
Sumpter
Sunbird
Sunset
Superior
Swan Creek
Tamrack
Tandem
Taurus
Taylor
Tchpp
Tempest
Tienken
Troy
Tuscola
Venoy
Victor
Voyager
Wabash
Walton
Warren
Waterman
Wayne
Wheeler
Willow Run
Wixom
Yost
Yuma
Zachary
Zug B

Voltage       Type        Circuit Name                                             Notes
                           (Substations in parentheses are taps)                   (The portions of the circuits
                                                                                   noted below are classified as
                                                                                   distribution and will not be
                                                                                   operated by the ITC.)
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      ALFRED-RESOURCE
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      ALFRED-ST.ANTOINE
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      BRISTOL-CANIFF
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      BRISTOL-FRISBIE
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      CANIFF-CORTLAND
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      CANIFF-MACK
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      CANIFF-NORTHEAST
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      CATO-MIDTOWN
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      CATO-WATERMAN
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      CORTLAND-MIDTOWN
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      CORTLAND-WARREN
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      ERIN-MEDINA
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      ESSEX-ST.ANTOINE
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      EVERGREEN-NORTHWEST
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      FRISBIE-MIDTOWN
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      FRISBIE-RESOURCE
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      FRISBIE-WATEREMAN
-------------------------------------------------------------------------------------------------------------------
120KV         Cables      MACK-NORTHEAST
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ADAMS-BUNCE CREEK (BURNS)                                   Burns 2 Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ADAMS-SPOKANE (BURNS)                                       Burns 1 Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      AKRON-SUNSET
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      AKRON-WIXOM
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ALFRED-RIVER ROUGE
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ALLISON-BROCK-VENOY (SPORT) (TOPAZ)                         Sport 1 & Topaz 1 Tap
                                                                                      portions are dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ALLISON-ROMULUS
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ARCTIC-CRESTWOOD
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ARCTIC-RANGER
------------------------------------------------------------------------------------------------------------------
120KV         Towers      ARIZONA-DAYTON-SUPERIOR
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ARIZONA-SCOTTSDALE
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ARROWHEAD-BAD AXE (COSMO)                                   Cosmo Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ARROWHEAD-TUSCOLA
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ATLANTA-KARN-THETFORD (138KV)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ATLANTA-TUSCOLA
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BALTIC-COVENTRY (DUVALL)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BECK-MEDINA
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BECK-STEPHENS
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BERLIN-BROWNSTOWN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BERLIN-SWAN CREEK
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BLOOMFIELD-HAMLIN (AUBURN) (LEBARON)                        Lebaron Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BLOOMFIELD-HANCOCK
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BLOOMFIELD-SUNBIRD (KERN) (COLORADO)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BLOOMFIELD-TEMPEST
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BLOOMFIELD-TROY (LONG LAKE)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BLOOMFIELD-WALTON (KERN) (LEBARON)                          Lebaron Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------

Voltage       Type        Circuit Name                                             Notes
                           (Substations in parentheses are taps)                   (The portions of the circuits
                                                                                   noted below are classified as
                                                                                   distribution and will not be
                                                                                   operated by the ITC.)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BLOOMFIELD-WHEELER
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BOYNE-MACOMB (GOLF)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BOYNE-ST.CLAIR (HOUSTON)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BROCK-ELM
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BROCK-PERU
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BRONCO-JEWELL
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BRONCO-STERLING
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BROWNSTOWN-DAYTON
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BROWNSTOWN-ELM (COOPER) (TAYLOR)                            Cooper Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BROWNSTOWN-MAZDA #1                                         Brownstown-Mazda #1 circuit
                                                                                      is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BROWNSTOWN-MAZDA #2                                         Brownstown-Mazda #2 circuit
                                                                                      is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BROWNSTOWN-NAVARRE #1 (TAYLOR)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BROWNSTOWN-TRENTON CHANNEL #1
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BROWNSTOWN-TRENTON CHANNEL #2
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BROWNSTOWN-TRENTON CHANNEL #3
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BUNCE CREEK-MARYSVILLE
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BUNCE CREEK-ST. CLAIR (MOHICAN)                             Mohican 1 Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      BUNCE CREEK-WABASH
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      CHESTNUT-GENDY(LOGAN) (VAN DYKE)                            Logan 1 & Van Dyke 1 Tap
                                                                                      portions are dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      CHESTNUT-LINCOLN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      CHESTNUT-RED RUN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      CHESTNUT-TROY (FORMTECH)                                    Formtech 2 Tap portion is
                                                                                      dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      CODY-COVENTRY
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      COVENTRY-PHOENIX #1
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      COVENTRY-PHOENIX #2
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      COVENTRY-PROUD-WIXOM (TAMARACK) (TOWN)                      Town 2 Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      COVENTRY-SUPERIOR
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      CRESTWOOD-WARREN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      CUSTER-MONROE (NORTHSTAR)                                   North Star Tap portion is
                                                                                      dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      CUSTER-SHOAL (BOULDER)                                      Boulder Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      CYPRESS-MARYSVILLE
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      CYPRESS-ST. CLAIR (REMER) (MOHICAN)                         Mohican 2 Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      DIESEL-EVERGREEN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      DIESEL-POLARIS
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      DRAKE-NORTHWEST
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      DRAKE-QUAKER
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ELM-RANGER
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ELM-ZACHARY
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ENRICO FERMI-LUZON (NILES) (SEVILLE)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ENRICO FERMI-SHOAL (SEVILLE)
-------------------------------------------------------------------------------------------------------------------

Voltage       Type        Circuit Name                                             Notes
                           (Substations in parentheses are taps)                   (The portions of the circuits
                                                                                   noted below are classified as
                                                                                   distribution and will not be
                                                                                   operated by the ITC.)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ENRICO FERMI-SWAN CREEK
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ERIN-STEPHENS #1
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ERIN-STEPHENS #2
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ESSEX-MOPAR
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ESSEX-VOYAGER
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      FAWN-LAPEER
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      FAWN-TUSCOLA (RUSH) (BERGEN)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      GENDY-STERLING (MUSTANG)                                    Mustang Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      GENOA-LATSON (138KV)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      GENOA-MADRID
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      GENOA-NOLAN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      HAMLIN-SPOKANE (TIENKEN)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      HANCOCK-QUAKER
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      HANCOCK-SOUTHFIELD
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      HARBOR BEACH-BAD AXE
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      HARBOR BEACH-SEASIDE
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      HEMPHILL-HUNTERS CREEK
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      HINES-LEVAN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      HUNTERS CREEK-IMLAY PUMPING                                 Imlay Pumping 1 circuit is
                                                                                      dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      HUNTERS CREEK-LAPEER
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      HUNTERS CREEK-ROBIN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      IRONTON-NAVARRE-RIVERVIEW
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      JEFFERSON-RIVERVIEW #1
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      JEFFERSON-RIVERVIEW #2
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      JEFFERSON-TRENTON CHANNEL #1
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      JEFFERSON-TRENTON CHANNEL #2
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      JEFFERSON-TRENTON CHANNEL #3
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      JEFFERSON-TRENTON CHANNEL #4
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      JEWELL-ST. CLAIR-SPOKANE (CARBON)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      JOSLYN-PONTIAC
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      JOSLYN-WALTON
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      JUPITER-NAVARRE (CICOT)                                     Cicot Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      JUPITER-TAURUS (WOODHAVEN)                                  Woodhaven 1 Tap portion is
                                                                                      dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      KENTUCKY-LUZON
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      KENTUCKY-PIONEER
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      KOPPERNICK-NEWBURGH
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      LARK-PHOENIX
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      LARK-SPRUCE
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      LARK-WASHTENAW-BLACKSTONE (138KV)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      LEE-MENLO (LAKE HURON PUMP)                                 Lake Huron Pump Tap
                                                                                      portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      LEE-SANDUSKY
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      LEVAN-YOST
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      LINCOLN-NORTHEAST-NORTHWEST
-------------------------------------------------------------------------------------------------------------------

Voltage       Type        Circuit Name                                             Notes
                           (Substations in parentheses are taps)                   (The portions of the circuits
                                                                                   noted below are classified as
                                                                                   distribution and will not be
                                                                                   operated by the ITC.)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      LINCOLN-TROY (FORMTECH)                                     Formtech 1 Tap portion is
                                                                                      dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      MACK-MOPAR
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      MACK-VOYAGER
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      MACOMB-STEPHENS (BENSON)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      MALTA-RED RUN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      MARYSVILLE-MENLO
------------------------------------------------------------------------------------------------------------------
120KV         Towers      MARYSVILLE-WABASH
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      MONTCALM-CATALINA
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      NEWBURGH-PERU (SPORT) (TOPAZ)                               Sport 2 &Topaz 2 Tap
                                                                                      portions are dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      NEWBURGH-TRENTON CHANNEL (WOODHAVEN)                        Woodhaven 2 Tap portion is
                                                                                      dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      NOBLE-SPRUCE
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      NOBLE-SUPERIOR (CROWN) (MCAULEY)                            Mcauley 1 Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      NORTHEAST-LINCOLN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      NORTHEAST-SLOAN (LOGAN) (RAMVILLE) (SKYLARK)                Logan 2,Skylark 1 & Ramville
                                                                                      2 Tap portions are dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      NORTHWEST-SOUTHFIELD
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      PIONEER-SUPERIOR (MCAULEY)                                  Mcauley 2 Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      PLACID-PROUD (PRIZM)                                        Prizm Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      POLARIS-YOST
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      PONTIAC-HUNTERS CREEK (STRATFORD)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      PONTIAC-SUNBIRD (COLORADO) (TIENKEN)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      PONTIAC-WALTON #1
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      QUAKER_SUNSET
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      QUAKER-SOUTHFIELD (DREXEL)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      RED RUN-NORTHEAST (SKYLARK) (TF.3 N.E.) (RAMVILLE)          Ramville 1& Skylark 2 Tap
                                                                                      portions are dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      REMER-ST. CLAIR
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      RIVER ROUGE-IRONTON #1
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      RIVER ROUGE-IRONTON #2
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      RIVER ROUGE-NAVARRE (MARION)                                Marion Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      RIVER ROUGE-TANDEM
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      RIVER ROUGE-WARREN #2 (EAGLE) (WYOMING)                     Eagle 2 &Wyoming 1Tap
                                                                                      portions are dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      RIVER ROUGE-WARREN #3
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      RIVER ROUGE-WATERMAN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      RIVER ROUGE-ZUG
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      RIVERVIEW-TANDEM (WYANDOTTE)                                Wyandotte Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ROBIN-WABASH (IMLAY PUMP) (LEONARD)                         Imlay Pumping 2 & Leonard
                                                                                      Tap portions are dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ROMULUS-TRENTON CHANNEL
-------------------------------------------------------------------------------------------------------------------

Voltage       Type        Circuit Name                                             Notes
                           (Substations in parentheses are taps)                   (The portions of the circuits
                                                                                   noted below are classified as
                                                                                   distribution and will not be
                                                                                   operated by the ITC.)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      SANDUSKY-SEASIDE
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      SCOTTSDALE-WILLOW RUN
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      SENECA-SPOKANE
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      SLOAN-STERLING (MUSTANG) (VAN DYKE)                         Mustang 2 & Van Dyke 2 Tap
                                                                                      portions are dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      SOUTHFIELD-SUNSET
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ST. CLAIR-MACOMB #1 (GOLF) (HOUSTON)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ST. CLAIR-STEPHENS #1 (GRAYLING) (MALTA)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      ST. CLAIR-VICTOR (NEW HAVEN FOUNDRY)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      STEPHENS-TWR 2720A (DECOMMISSIONED)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      STEPHENS-VICTOR (GRAYLING) (MALTA)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      TAURUS-TRENTON CHANNEL
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      TEMPEST-CATALINA
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      TROY-WHEELER (LONG LAKE)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WABASH-YUMA (LAKE HURON PUMP)                               Yuma to Lake Huron Pump is
                                                                                      dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WALTON-MONTCALM
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WARREN-EVERGREEN #1
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WARREN-EVERGREEN #2
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WATERMAN-ZUG
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WAYNE-NEWBURGH #1
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WAYNE-NEWBURGH #2 (KOPPERNICK)
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WAYNE-SUPERIOR
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WAYNE-WILLOW RUN-SUPERIOR
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WAYNE-ZACHARY
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WHITING-CUSTER
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WIXOM-CODY(TOWN)                                            Town 1 Tap portion is dist.
-------------------------------------------------------------------------------------------------------------------
120KV         Towers      WIXOM-HANCOCK
-------------------------------------------------------------------------------------------------------------------
120KV         Wood Pole   APACHE-SENECA
-------------------------------------------------------------------------------------------------------------------
120KV         Wood Pole   APACHE-TROY
-------------------------------------------------------------------------------------------------------------------
120KV         Wood Pole   CANIFF-SATURN
-------------------------------------------------------------------------------------------------------------------
120KV         Wood Pole   FRISBIE-SATURN
-------------------------------------------------------------------------------------------------------------------
120KV         Wood Pole   GREENWOOD-LEE
-------------------------------------------------------------------------------------------------------------------
120KV         Wood Pole   HAGER-HINES (DUVALL)
-------------------------------------------------------------------------------------------------------------------
120KV         Wood Pole   HAGER-SUNSET
-------------------------------------------------------------------------------------------------------------------
120KV         Wood Pole   MALLARD-VENOY
-------------------------------------------------------------------------------------------------------------------
120KV         Wood Pole   MALLARD-YOST
-------------------------------------------------------------------------------------------------------------------
230KV         Towers      BAXTER-NAVARRE
-------------------------------------------------------------------------------------------------------------------
230KV         Towers      BAXTER-WARREN
-------------------------------------------------------------------------------------------------------------------
230KV         Towers      BISMARCK-RED RUN
-------------------------------------------------------------------------------------------------------------------
230KV         Towers      BLOOMFIELD-PONTIAC
-------------------------------------------------------------------------------------------------------------------
230KV         Towers      BROWNSTOWN-NAVARRE #2
-------------------------------------------------------------------------------------------------------------------
230KV         Towers      BROWNSTOWN-ROTUNDA
-------------------------------------------------------------------------------------------------------------------
230KV         Towers      HINES-WAYNE
-------------------------------------------------------------------------------------------------------------------
230KV         Towers      JEWELL-STERLING
-------------------------------------------------------------------------------------------------------------------
230KV         Towers      NAVARRE-WATERMAN
-------------------------------------------------------------------------------------------------------------------
230KV         Towers      NORTHEAST-STEPHENS
-------------------------------------------------------------------------------------------------------------------

Voltage       Type        Circuit Name                                             Notes
                           (Substations in parentheses are taps)                   (The portions of the circuits
                                                                                   noted below are classified as
                                                                                   distribution and will not be
                                                                                   operated by the ITC.)
-------------------------------------------------------------------------------------------------------------------
230KV         Towers      ROTUNDA-WARREN
-------------------------------------------------------------------------------------------------------------------
345KV         Cables      CANIFF-STEPHENS
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      ALLEN JUNCTION-MAJESTIC-MONROE
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BAYSHORE-MONROE
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BELLE RIVER-GREENWOOD-JEWELL
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BELLE RIVER-JEWELL
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BELLE RIVER-PONTIAC
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BELLE RIVER-ST. CLAIR
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BISMARCK-JEWELL
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BISMARCK-STEPHENS
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BROWNSTOWN-ENRICO FERMI #2
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BROWNSTOWN-ENRICO FERMI #3
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BROWNSTOWN-MONROE #1
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BROWNSTOWN-MONROE #2
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BROWNSTOWN-WAYNE #1
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      BROWNSTOWN-WAYNE #2
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      COVENTRY-MAJESTIC
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      COVENTRY-MONROE
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      JEWELL-PONTIAC
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      JEWELL-ST. CLAIR
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      JEWELL-STEPHENS
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      LEMOYNE-MAJESTIC
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      MADRID-MAJESTIC
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      MADRID-PONTIAC
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      MAJESTIC-BATTLE CREEK-ONEIDA
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      MAJESTIC-TOMPKINS
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      MAJESTIC-WAYNE
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      MONROE-WAYNE
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      PLACID-PONTIAC
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      PLACID-WAYNE
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      PONTIAC-HAMPTON
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      PONTIAC-WIXOM
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      ST. CLAIR-STEPHENS #2
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      THETFORD-JEWELL
-------------------------------------------------------------------------------------------------------------------
345KV         Towers      WAYNE-WIXOM (QUAKER)
-------------------------------------------------------------------------------------------------------------------

                                  ATTACHMENT 2



                       United States Department of Energy
                            Office of Fossil Energy
                              FE Docket No. PP-221


                             Detroit Edison Company
                              Presidential Permit
                                Order No. PP-221

                       UNITED STATES DEPARTMENT OF ENERGY







                            OFFICE OF FOSSIL ENERGY
                                WASHINGTON, D.C.




                              FE DOCKET NO. PP-221








                             DETROIT EDISON COMPANY



                              PRESIDENTIAL PERMIT






                                ORDER NO. PP-221



                                 APRIL 27, 2000

                               PRESIDENTIAL PERMIT

                           THE DETROIT EDISON COMPANY

                                ORDER NO. PP-221


I.       BACKGROUND

         The Office of Fossil Energy (FE) of the Department of Energy (DOE) has the responsibility for implementing Executive Order (EO) 10485, as amended by EO 12038, which requires the issuance of Presidential permits for the construction, connection, operation, and maintenance of electric transmission facilities at the United States international border.

         There are four international electric transmission lines that interconnect electrical systems of the Detroit Edison Company (Detroit) and Ontario Hydro, the provincial utility of Canada's Province of Ontario. The Presidential permits previously granted by the Federal Power Commission (20)
(FPC) authorized Detroit to construct, connect, operate, and maintain the following facilities:

         (1) a 230,000-volt (230-kV) transmission line connecting Detroit's Bunce Creek Station, located in Marysville, Michigan, with Ontario Hydro's Scott Transformer Station located in Sarnia, Ontario (identified as the B3N facility). (FPC Docket No. E-6516, October 12, 1953, amended September 15, 1972.) (DOE Presidential Permit PP-21.)

         (2) a 230-kV transmission line connecting Detroit's Waterman Station, located in Detroit, Michigan, with Ontario Hydro's J. Clark Keith Generating Station, located in Windsor, Ontario (identified as the J5D facility). (FPC Docket No. E-6516, October 12, 1953, amended September 15, 1972.) (DOE Presidential Permit PP-21.)

         (3) a 345-kV transmission line connecting Detroit's St. Clair Generating Station, located in East China Township, Michigan, with Ontario Hydro's Lambton Generating Station, located in Moore Township, Ontario (identified as the L4D facility). (FPC Docket No. E-7202, March 1, 1966) (DOE Presidential Permit PP-38.)

----------
(20)The authority to grant Presidential permits for the construction, operation, maintenance, or connection of electric transmission lines at the U.S. international border was transferred from the Federal Power Commission to the Department of Energy by Executive Order 12038, dated February 3, 1978, and made effective as of October 1, 1977.

         (4) a 345-kV transmission line connecting Detroit's St. Clair Generating Station, located in East China Township, Michigan, with Ontario Hydro's Lambton Generating Station, located in Moore Township, Ontario (identified as the L51D facility). (FPC Docket No. E-8308, July 25, 1975.) (DOE Presidential Permit PP-58.)

         On December 8, 1998, Detroit applied to FE to amend Presidential Permits PP-21 and PP-58. In its application, Detroit proposes to change the manner in which the existing international facilities will be operated by installing a new 345/230-kV 950 MVA (million volt ampere) voltage-regulating autotransformer(21) in the L51D facility (PP-58) and an 850 MVA phase-shifting transformer(22) in the B3N facility (PP-21). Detroit is proposing these actions as a result of, and in conjunction with, modifications made by Ontario Hydro on the Canadian end of the interconnections. Detroit claims that the combined effect of these two proposals would be to provide enhanced control over the inadvertent power flow between Michigan and Ontario and, by extension, around the Great Lakes.

         Notice of Detroit's application to amend Presidential Permits PP-21 and PP-58 was published in the Federal Register on December 17, 1998, (63 FR 69619) requesting that comments, protests, and petitions to intervene be submitted to DOE by January 19, 1999. A timely Petition to Intervene was received from the City of Detroit and comments were also received from the North American Electric Reliability Council (NERC). Petitions to Intervene Out of Time were received on January 25, 1999, from the New York Power Pool (NYPP) and on October 21, 1999, from the American Electric Power System (AEP); late comments were received from the PJM Interconnection on January 22, 1999. On January 27, 2000, Detroit submitted a Request for Leave to Answer AEP's late intervention request in which it opposed granting AEP's intervention. On April 24, 2000, Detroit withdrew its opposition to AEP's intervention.

         On March 30, 2000, Detroit amended its original application by requesting authority to connect and operate the 345/230-kV autotransformer on the L51D facilities immediately and, thereby, change the operating voltage of the L51D facility from 345-kV to 230-kV. Detroit asserts in this amendment that the connection of the autotransformer, together with modifications to the L4D facility that have already been completed by Ontario Hydro in Canada, will relieve expected high electrical loadings during the summer of 2000. On April 14, 2000, AEP submitted comments supporting the immediate installation of the 345/230-kV autotransformer on the L51D facilities.


----------
(21) In its March 30, 2000 amendment, Detroit indicated that the autotransformer would have a nominal rating of 1000 MVA.

(22) In its March 30, 2000 amendment, Detroit indicated that the phase-shifting transformer would have a 675 MVA rating.

          As a result of Detroit's request to place the autotransformer on the L51D facility in service immediately, the absence of opposition by interveners, the endorsement of this action by AEP and the potential positive impacts this action may have on the Michigan-Ontario interconnection facilities, DOE is acting on Detroit's March 30, 2000 request to connect the 345/230-kV autotransformer on the L51D facility and to change the operating voltage of this facility from 345-kV to 230-kV. DOE will address Detroit's request to install a phase-shifting transformer on the B3N facility (amendment of Presidential Permit PP-58) in a subsequent Order after submission and evaluation of additional regional coordination studies.

         Also, DOE is using this opportunity to update the Presidential permits originally issued to Detroit by the FPC and assigned DOE Presidential Permit Numbers PP-21, PP-38, and PP-58. Accordingly, the Presidential permit granted herein will supersede and replace those Presidential permits. If, after proper evaluation, DOE grants Detroit's outstanding request to install a phase-shifting transformer on the B3N facility, DOE will amend the Presidential permit issued today.

         The Secretary of State and the Secretary of Defense have concurred in the issuance of the requested Presidential permit to Detroit.


II.  DISCUSSION

         In interventions and comments submitted, NERC, PJM, NYPP and AEP did not oppose Detroit's proposed installation of phase-shifting and voltage regulating transformers or other modifications to the Detroit/Ontario Hydro interconnection. Rather, each expressed concern and/or encouraged diligent interregional coordination of the power systems around Lake Erie and development of operating agreements within the region to insure that negative impacts on other systems will not occur.

         On December 22, 1998, and on January 27, 2000, Detroit submitted technical studies demonstrating the operation of the regional interconnected systems with the proposed modifications in place. In its March 30, 2000 filing, Detroit submitted additional technical studies demonstrating the impact of installing only the voltage-regulating autotransformer on the L51D facility. DOE is awaiting completion and submission of additional regional coordination studies before rendering a final decision on the issues still outstanding in this proceeding.


III.  FINDING AND DECISION

         DOE has evaluated the impact on the reliability of the U.S. electric power supply system of the installation of the voltage-regulating transformer on the L51D facilities and the change in the operating voltage of this circuit from 345-kV to 230-kV. As a result of this review, DOE has determined that this action would not adversely impact the reliability of the U.S. electric power supply system. An analysis in support of this finding has been made a part of the record in this Docket.

         DOE has also determined that this action is among those classes of actions not normally requiring preparation of an environmental assessment or an environmental impact statement and, therefore, is eligible for categorical exclusion under Appendix B to Subpart D, paragraph B4.11 of the revised DOE Regulations implementing the National Environmental Policy Act of 1969. Specifically, this categorical exclusion is for construction of electric power substations (including switching stations and support facilities) with power delivery at 230 kV or below, or modification (other than voltage increases) of existing substations and support facilities, that could involve the construction of electric powerlines approximately 10 miles in length or less, or relocation of existing electric powerlines approximately 20 miles in length or less, but not the integration of major new generation resources into a main transmission system. Documentation of the use of this categorical exclusion has been placed in this Docket.

         There being no opposition to the timely Petition to Intervene filed by the City of Detroit, the City is hereby a party to this proceeding.

         In the instances of the Motions to Intervene Out of Time filed by NYPP and AEP, DOE notes that these system are integral members of the Eastern Interconnection and, therefore, each could potentially be impacted by the actions proposed by Detroit. DOE considers each to have a unique and direct interest in the outcome of this proceeding. Furthermore, on April 24, 2000, Detroit withdrew its opposition to AEP's Petition to Intervene Out of Time and requested that AEP be permitted to intervene in this proceeding. Accordingly, the Motions to Intervene Out of Time filed by NYPP and AEP are hereby granted.


IV.  ORDER

         Pursuant to the provision of EO 10485, as amended by EO 12038, and the Rules and Regulations issued thereunder (Title 10, Code of Federal Regulations, section 205.320 et. seq.), permission is granted to the Detroit Edison Company (Detroit) to operate and maintain electric transmission facilities at the international border of the United States and Canada as further described in
Article 2 below, upon the following conditions:

         Article 1. The facilities herein described shall be subject to all conditions, provisions and requirements of this permit. This permit may be modified or revoked by the President of the United States without notice, or by DOE after public notice, and may be amended by DOE after proper application thereto.

         Article 2. The facilities covered by and subject to this permit shall include the following facilities and all supporting structures within the right-of-way occupied by such facilities:

         (a) One 230,000-volt (230-kV) transmission line connecting Detroit's Bunce Creek Station, located in Marysville, Michigan, with Ontario Hydro's Scott Transformer Station located in Sarnia, Ontario (identified by Detroit as the B3N facility).

         (b) One 230-kV transmission line connecting Detroit's Waterman Station, located in Detroit, Michigan, with Ontario Hydro's J. Clark Keith Generating Station, located in Windsor, Ontario (identified by Detroit as the J5D facility).

         (c) One 345-kV transmission line connecting Detroit's St. Clair Generating Station, located in East China Township, Michigan, with Ontario Hydro's Lambton Generating Station, located in Moore Township, Ontario (identified by Detroit as the L4D facility).

         (d) One 230-kV transmission line connecting Detroit's St. Clair Generating Station, located in East China Township, Michigan, with Ontario Hydro's Lambton Generating Station, located in Moore Township, Ontario (identified by Detroit as the L51D facility).

         These facilities are more specifically described in the application filed in this docket.

         Article 3. The facilities described in Article 2 above shall be designed and operated in accordance with the applicable criteria established by and consistent with that of the North American Electric Reliability Council or its successor, Regional Councils, or independent system operators, as appropriate, on such terms as expressed therein, and as such criteria, standards, and guides may be amended from time to time.

         Article 4. No change shall be made in the facilities covered by this permit or in the authorized operation of these facilities unless such change has been approved by DOE.

         Article 5. Detroit shall at all times maintain the facilities covered by this permit in a satisfactory condition so that all requirements of the National Electric Safety Code in effect at the time of construction are fully met.

         Article 6. The operation and maintenance of the facilities covered by this permit shall be subject to the inspection and approval of a properly designated representative of DOE, who shall be an authorized representative of the United States for such purposes. Detroit shall allow officers or employees of the United States, with written authorization, free and unrestricted access into, through, and across any lands occupied by these facilities in the performance of their duties.

         Article 7. Detroit shall investigate any complaints from nearby residents of radio or television interference identifiably caused by the operation of the facilities covered by this permit. Detroit shall take appropriate action as necessary to mitigate such situations. Complaints from individuals residing within one-half mile of the center of the transmission circuit are the only ones which must be resolved. Detroit shall maintain written records of all complaints received and of the corrective actions taken.

         Article 8. The United States shall not be responsible or liable: for damages to or loss of the property of, or injuries to, persons; for damages to, or loss of the facilities covered by this permit; or for damages to, or loss of the property of, or injuries to the person of Detroit officers, agents, servants or employees or of others who may be on said premises; any of which may arise from or be incident to the exercise of the privileges granted herein; and Detroit shall hold the United States harmless from any and all such claims.

         Article 9. Detroit shall arrange for the installation and maintenance of appropriate metering equipment to record permanently the hourly flow of all electric energy transmitted between the United States and Canada over the facilities authorized herein. Detroit shall make and preserve full and complete records with respect to the electric energy imported from Canada. Detroit shall furnish annual reports to DOE, by the 15th of February each year, detailing for each month of the previous calendar year: (1) the gross amount of electricity received, in kilowatt hours; (2) the consideration paid for such energy; and (3) the maximum hourly rate of transmission, in kilowatts. Annual reports must be filed regardless of whether or not electric energy was received during the previous year. If no transactions were made, a one-sentence report indicating "no activity" for the previous year is sufficient.

         Reports shall be submitted to the U.S. Department of Energy, Office of Fossil Energy, FE-27, 1000 Independence Avenue, SW, Washington, D.C. 20585-0305. Properly identified reports will also be accepted via facsimile at (202) 287-5736 to meet time requirements, but original copies should still be filed at the above address.

         Article 10. Neither this permit nor the facilities covered by this permit, or any part thereof, shall be transferable or assignable, except in the event of the involuntary transfer of the facilities by the operation of law. In the case of such an involuntary transfer, this permit shall continue in effect for a period of 60 days and then shall terminate unless an application for a new permit pursuant to Title 10, Code of Federal Regulations, section 205.323, has been received by DOE. Upon receipt by DOE of such an application, this existing permit shall continue in effect pending a decision on the new application. During this decision period, the facilities authorized herein shall remain substantially the same as before the transfer.

         Article 11. Upon the termination, revocation or surrender of this permit, the transmission facilities subject to this permit, which are owned, connected, operated, and maintained by Detroit and described in Article 2 of this permit, shall be removed and the land restored to its original condition within such time as DOE may specify and at the expense of Edison. If Detroit fails to remove such facilities and/or any portion thereof authorized by this permit, DOE may direct that such actions be taken for the removal of the facilities or the restoration of the land associated with the facilities at the expense of Detroit. Detroit shall have no claim for damages by reason of such possession, removal or repair. However, if certain facilities authorized herein are useful for other utility operations within the bounds of the United States, DOE will not require that those facilities be removed and the land restored to its original condition upon termination of the international interconnection.

         Article 12. Presidential Permits PP-21 (FPC Docket No. E-6516), PP-38 (FPC Docket No. E7202), and PP-58 (FPC Docket No. E-8303) are hereby rescinded.


         Issued in Washington, D.C. on April 27, 2000.






                                      Anthony J. Como
                                      Deputy Director, Electric Power Regulation
                                      Office of Coal & Power Import & Export
                                      Office of Coal & Power Systems
                                      Office of Fossil Energy

                                  ATTACHMENT 3




              In Re The Detroit Edison Company, Case No. U-11337
                       Michigan Public Service Commission
                          Order Dated January 14, 1998

                                STATE OF MICHIGAN

                  BEFORE THE MICHIGAN PUBLIC SERVICE COMMISSION

                                     *****

In the matter, on the Commission's own motion,         )
for a determination of which facilities of             )
THE DETROIT EDISON COMPANY should be                   )       Case No. U-11337
classified as transmission facilities for purposes     )
of Order No. 888 issued by the Federal Energy          )
Regulatory Commission.                                 )
-----------------------------------------------------
     At the January 14, 1998 meeting of the Michigan Public Service Commission in Lansing, Michigan.

                    PRESENT: Hon. John G. Strand, Chairman
                             Hon. John C. Shea, Commissioner
                             Hon. David A. Svanda, Commissioner

                                OPINION AND ORDER

     On March 10, 1997, the Commission issued an order commencing a contested case to address a proposal submitted by The Detroit Edison Company (Detroit Edison) to provide a federal/state jurisdictional delineation between the company's transmission and local distribution facilities, pursuant to the criteria set forth by the Federal Energy Regulatory Commission (FERC) in its Order No. 888.(1)

----------

     (1) Promoting Wholesale Competition Through Open Access Non-Discriminatory Transmission Services by Public Utilities; Recovery of Stranded Costs by Public Utilities and Transmitting Utilities, Order No. 888, 61 Fed Reg 21,540; FERC Stats & Regs, Regulations Preambles Jan 1991 to June 1996 [paragraph] 31,036
(1996). Thereafter, the FERC issued Order No. 888-A, which addressed requests for rehearing of Order No. 888 and reaffirmed the FERC's findings regarding the jurisdictional delineation between transmission and local distribution facilities. 62 Fed Reg 12,274; III FERC Stats and Regs [paragraph] 31,048, at pp. 30,181-82, 30,335-46 (1997).

     At a prehearing conference on March 31, 1997, Administrative Law Judge Robert E. Hollenshead (ALJ) granted leave to intervene to the Association of Businesses Advocating Tariff Equity (ABATE), Attorney General Frank J. Kelley (Attorney General), Competitive Utility Tariffs, Inc., the City of Detroit and its Public Lighting Department (Detroit), DowElanco, Edison Sault Electric Company, Energy Michigan, the Michigan Electric Cooperative Association, Northern States Power Company - Wisconsin, Wisconsin Public Service Corporation (WPS Corp), and Wolverine Power Supply Cooperative, Inc. The Commission Staff (Staff) also participated.

     The ALJ conducted evidentiary hearings on May 28 and 29, 1997. Detroit Edison, Detroit, WPS Corp, the Attorney General, and the Staff filed briefs, and, except for Detroit, the same parties filed reply briefs. On August 26, 1997, the ALJ issued a Proposal for Decision (PFD). On September 9, 1997, Detroit Edison, ABATE, and the Staff filed exceptions. On September 16, 1997, WPS Corp and the Attorney General filed replies to exceptions.

     As explained by Detroit Edison witness Lawrence B. Andres, Detroit Edison's proposal defines the transmission system as the lines and related equipment and facilities that the company operates as an integrated network system to make interconnections with nearby transmission systems and to transmit bulk power from the interconnections and its power plants to major load centers for further distribution. The proposal classifies facilities as transmission if they operate at or above 120 kilovolts (kV) (including 345 and 230 kV), except for radial lines and related facilities serving end-use customers. According to Detroit Edison, there are approximately 50 radial 120 kV lines running to end-use customers.(2) Tr. 55-56


----------

     (2) The Staff additionally identified one 230 kV radial line serving an end-use customer. Tr. 168, 171.

Page 2
U-11337

     Detroit Edison's proposal further defines the distribution system as the facilities used to transfer power from the transmission system to retail customers (as well as a limited number of wholesale and resale customers). It classifies distribution facilities to include the 120 kV radial lines to end-use customers as well as facilities operating at lower voltages (41.6, 24, 13.2, and 4.8 kV and secondary voltages). Tr. 55-56.

     Staff witness Stephen M. Paytash and Attorney General witness Richard A. Rosen evaluated Detroit Edison's proposal and substantially agreed with the company's recommendations regarding the reclassification of transmission facilities as distribution. All three witnesses applied the FERC's technical test using seven indicators of local distribution.(3)

     Dr. Rosen testified that he interpreted Detroit Edison's proposal to assign a transmission classification to those substations located above the 120 kV radial lines running to end-users. He further classified the substations at voltages higher than 120 kV as transmission facilities and the substations used as interfaces between 120 kV and either 41.6 kV or 24 kV as distribution facilities. Tr. 232, 243-245. Dr. Rosen proposed that all retail meters be classified as distribution facilities. Tr. 253. Detroit Edison concurred in Dr. Rosen's clarifications regarding substations and retail meters. Detroit Edison's brief at 40-41.

     The ALJ recommended that Detroit Edison's proposal for distinguishing transmission and distribution facilities should be adopted. PFD at 14. No exceptions were filed to this recommendation, which the Commission adopts.

     One disputed issue concerns how to classify step-up transformers, lines, and other facilities used to connect generating plants to Detroit Edison's transmission system. Detroit Edison and the

----------

     (3) Order No. 888, supra at pp. 31,771, 31,783-84.

Page 3
U-11337

Staff advocated that those facilities be reclassified as generation plant. The Attorney General and WPS Corp supported retaining their current classification as transmission plant. The ALJ recommended that the facilities not be reclassified in this case. He said that the proper classification was beyond the scope of this case, that FERC Order No. 888 does not prescribe criteria for distinguishing generation and transmission facilities, that the record in this case is devoid of criteria for making this type of classification, and that attempting to classify those assets could raise valuation issues that need not be addressed at this time. PFD at 15-16.

     In its exceptions, the Staff refers to the order commencing this case, in which the Commission stated that the hearing "will provide an opportunity for interested parties to develop fully the evidence and arguments that bear on the proper division of facilities between transmission and local distribution using the seven criteria set out in Order No. 888 and any other factors the parties believe are appropriate." March 10, 1997 order at 2 (emphasis added in the Staff's exceptions). The Staff says that Consumers Energy Company (Consumers) raised a similar issue in Case No. U-10283, which is a parallel case relating to Consumers' transmission system. The Staff observes that the Commission addressed this issue in the context of the retail wheeling experiment cases, finding that the capacity reservation charges should be calculated by excluding the cost of the main unit transformers from the transmission system. June 19, 1995 order in Cases Nos. U-10143 and U-10176, at 19.

     The Staff states that the function of the generation/transmission connecting facilities is to step up the electricity produced by a generator to a voltage that is suitable for the transmission system. The Staff argues that if a generator is eliminated, the step-up transformer and other connecting facilities would not have a functional value for transmission purposes.

Page 4
U-11337

     The Staff says that any accounting or ratemaking ramifications of reclassifying the facilities can be dealt with in future proceedings. The Staff adds that a delay in resolving this issue serves no useful purpose.

     Detroit Edison also argues that the proposed generation/transmission reclassification should be adopted. Detroit Edison explains that the current classification has its historical roots in an era when utility systems were not interconnected, all customers were retail sales customers, and step-up transformation improved the efficiency of transmission. Detroit Edison says that the FERC staff has taken the view that the facilities should be reclassified as production-related to accommodate current realities and prevent distortions in the generation market. However, Detroit Edison acknowledges, the FERC itself has yet to adopt this position. Detroit Edison concludes that, to be consistent with FERC proceedings on open access, the Commission should either reclassify the generation/transmission connecting facilities or defer a ruling until the FERC reaches a decision in the utility's pending open access transmission tariff proceeding.

     ABATE argues that the generation/transmission reclassification is necessary to develop proper rates for unbundled services. ABATE also emphasizes the importance of consistency between FERC and state proceedings.

     The Attorney General argues that the ALJ's recommendation not to reclassify the generation/transmission connecting facilities is appropriate. The Attorney General says that the FERC's seven indicators test for distribution facilities is facially inapplicable to this issue. The Attorney General says that, unlike the Commission's ruling in Cases Nos. U-10143 and U-10176, the current case does not relate to an experimental program. According to the Attorney General, the contention that the facilities would serve no purpose but for the generator is meaningless, and the converse would also be true if the transmission system were eliminated instead. The Attorney

Page 5
U-11337

General contends that the functional value of the connecting facilities is to facilitate the transmission of the power. He also argues that the FERC's current policy supports the current classification and that any different FERC ruling in the future would not preempt this Commission.

     WPS Corp says that the ALJ was correct in defining the scope of this proceeding to exclude issues relating to the classification of the generation/transmission connecting facilities.

     The Commission is persuaded by the arguments of Detroit Edison, ABATE, and the Staff that the step-up transformers and other facilities connecting generating units to the utility's transmission grid should be classified as generation-related. As argued by the Staff, those facilities provide access to the transmission and distribution systems for the energy produced by the generation units and their design is integrated with the generation units. As such, the Commission agrees with the Staff that the use of those facilities is closely aligned with the generation function. Moreover, this finding is consistent with the Commission's determination in Cases Nos. U-10143 and U-10176, supra, that the costs of main unit transformers should be excluded from the transmission function for purposes of calculating the capacity reservation charges in a retail wheeling experiment.

     The ALJ agreed with the Attorney General's suggestion that additional hearings should be conducted to address what depreciation reserves should be transferred from transmission accounts to distribution accounts to record the reclassification of assets on Detroit Edison's books. PFD at 16-17.

     Detroit Edison excepts, arguing that the reclassification of assets will not alter current accounting practices and does not require regulatory oversight. Detroit Edison says that the proper classification of depreciation reserves can be addressed if and when the company seeks a change in its jurisdictional rates.

Page 6
U-11337

     In reply, the Attorney General argues that additional hearings should be conducted to determine the accounting consequences of reclassifying 47.6% of Detroit Edison's transmission plant, which has a total original cost of almost $1.2 billion and depreciation reserves of more than $0.5 billion. The Attorney General says that current accounting practices do not provide enough information to predict how the asset reclassification will affect the depreciation reserves.

     The Commission need not address that issue in this order. The effect of the reclassification upon depreciation reserves will be subject to review in appropriate future accounting or ratemaking proceedings.

     The ALJ also adopted the Attorney General's recommendation to reopen this case if Detroit Edison decides to join with other regional utilities in forming a Midwest independent system operator (ISO) to coordinate transmission functions. The ALJ reasoned that inconsistencies among the criteria of the participating utilities for classifying transmission and distribution plant could distort the prospective ISO's transmission rates and require retail ratepayers of some utilities to subsidize other utilities. PFD at 17.

     Detroit Edison excepts, arguing that there is too little information available to predict if or when an ISO might be formed or how it would affect ratepayers. Detroit Edison contends that this case should be concluded with finality and should not make contingent provisions that create uncertainty.

Page 7
U-11337

     The Attorney General responds that the formation of an ISO, which is now under discussion, and the use of postage stamp transmission rates(4) by the ISO could result in Detroit Edison ratepayers subsidizing other utilities.

     The Commission will not, in this order, make a provision to address a potential future ISO. As Detroit Edison argues, whether or when an ISO will be formed cannot be foreseen with much certainty at this time. If an ISO proposal is presented to the Commission, it will then be in a position to undertake proceedings to make the determinations required by the proposal.

     The Commission FINDS that:

     a. Jurisdiction is pursuant to 1909 PA 106, as amended, MCL 460.551 et seq.; MSA 22.151 et seq.; 1919 PA 419, as amended, MCL 460.51 et seq.; MSA 22.1 et seq.; 1939 PA 3, as amended, MCL 460.1 et seq.; MSA 22.13(1) et seq.; 1969 PA 306, as amended, MCL 24.201 et seq.; MSA 3.560(101) et seq.; and the Commission's Rules of Practice and Procedure, as amended, 1992 AACS, R 460.17101 et seq.

     b. Detroit Edison's classification proposal should be adopted.

     THEREFORE, IT IS ORDERED that the proposal submitted by The Detroit Edison Company for classifying certain facilities is adopted.

     The Commission reserves jurisdiction and may issue further orders as necessary.


----------

     (4) By a postage stamp rate, the Attorney General presumably means a single rate that would cover the use of any part of several utilities' transmission systems operating under the joint control of the ISO.


Page 8
U-11337

     Any party desiring to appeal this order must do so in the appropriate court within 30 days after issuance and notice of this order, pursuant to MCL 462.26; MA 22.45.


                              MICHIGAN PUBLIC SERVICE COMMISSION

                              /s/ John G. Strand
                              ----------------------------------
                              Chairman
        (SEAL)
                              /s/ John C. Shea
                              ------------------------------------------
                              Commissioner, dissenting in a separate opinion.

                              /s/ David A. Svanda
                              ----------------------------------
                              Commissioner



By its action of January 14, 1998.


/s/ Dorothy Wideman
----------------------------------
Its Executive Secretary



Page 9
U-11337

     Any party desiring to appeal this order must do so in the appropriate court within 30 days after issuance and notice of this order, pursuant to MCL 462.26; MSA 22.45.


                              MICHIGAN PUBLIC SERVICE COMMISSION

                              /s/ John G. Strand
                              ----------------------------------
                              Chairman

                              /s/ John C. Shea
                              ------------------------------------------
                              Commissioner, dissenting in a separate opinion.

                              /s/ David A. Svanda
                              ----------------------------------
                              Commissioner



By its action of January 14, 1998.



----------------------------------
Its Executive Secretary


Page 10
U-11337

In the matter, on the Commission's own motion,         )
for a determination of which facilities of             )
THE DETROIT EDISON COMPANY should be                   )       Case No. U-11337
classified as transmission facilities for purposes     )
of Order No. 888 issued by the Federal Energy          )
Regulatory Commission.                                 )
------------------------------------------------------ )

Suggested Minute:

         "Adopt and issue order dated January 14, 1998 adopting the proposal of The Detroit Edison Company to determine appropriate classifications for certain electrical facilities, as set forth in the order."

                                     STATE OF MICHIGAN
                    BEFORE THE MICHIGAN PUBLIC SERVICE COMMISSION

                                      * * * * *

In the matter, on the Commission's own motion,         )
for a determination of which facilities of             )
THE DETROIT EDISON COMPANY should be                   )       Case No. U-11337
classified as transmission facilities for purposes     )
of Order No. 888 issued by the Federal Energy          )
Regulatory Commission.                                 )
------------------------------------------------------ )


                 DISSENTING OPINION OF COMMISSIONER JOHN C. SHEA

     (Submitted on January 14, 1998 concerning order issued on same date.)

     Because the accompanying order purports to exercise authority which I believe has not been granted to the Commission, I am not able to join the majority. As repeatedly noted in my dissenting opinions, the power of this Commission is limited to the authority expressly granted by the Michigan Legislature. See, Union Carbide Corporation v Public Service Commission, 431 Mich 135; 428 NW2d 322 (1988); In re Telecommunications Tariffs, 210 Mich App 533; 534 NW2d 194 (1995). The statutory authority at issue in this proceeding is the Transmission of Electricity Act, MCL 460.551 et seq; MSA 22.151 (the "Act").
Section 1 of the Act provides in part:

          Sec. 1. When electricity is generated or developed ... within one county of this state, and transmitted and delivered to the consumer in the same or some other county, then the transmission and distribution of the same ... and the rules and



Page 12
U-11337
  conditions of service under which said electricity shall be transmitted and distributed shall be subject to regulation as in this act provided.


MCL 460.551; MSA 22.151.

     The regulation contemplated by the above-referenced section is set forth in Section 2:

     Sec. 2. The ... commission ... shall have control and supervision of the business of transmitting and supplying electricity as mentioned in the first section of this act.

MCL 460.552; MSA 22.152.

     The terms "transmitting and supplying electricity" cannot be interpreted to mean that the Commission's regulation of electricity may only be limited to an aggregated or bundled sale of electricity. To the contrary, this statutory language clearly authorizes the Commission to regulate all transactions involving electricity which begin and end in the state of Michigan. The regulatory jurisdiction of the Commission does not depend on the size of the wires through which electricity flows nor the pathway such wires may take, whether radial, parallel or otherwise. There is no differentiation in the Act among facilities which carry electricity at 120 kV, 41.6 kV or 24 kV, or any other voltage. There is no distinction among assets which are commonly called generation, assets which are commonly called transmission, and assets which are commonly called distribution.

     The accompanying order states that the classification of the transmission assets of Michigan's electric utilities is being done pursuant to Federal Energy Regulatory Commission (FERC) Order No. 888 and 888-A. See, Order at 1, n 1. But resort to federal law does not help the majority. Principles of federalism prevent the United States government from compelling the administrative agencies of the states to act or not to act. See, e.g. New York v United States, 505 US 144; 112 S Ct 2408; 120 L Ed 2d 120 (1992); Printz v United States, _US_; 117 S
Ct 2365; 138 L Ed 2d 914 (1997). Thus, the only way that federal law could apply here is if federal law preempts

Page 13
U-11337
the Act. If, indeed, the Act has been preempted by the FERC Order No. 888, then any proceeding by this Commission pursuant to the Act would be rendered a nullity.

     It is true that in 1934 the United States Congress committed to the regulatory jurisdiction of the FERC certain wholesale transactions regardless of whether they may or may not occur wholly within a state. Thus, FERC does have appropriate regulatory authority to regulate certain transactions which occur within the state of Michigan. However, the jurisdictional questions have not been sufficiently clarified in this proceeding (or any other) for this Commission to voluntarily divest itself of authority which the Michigan Legislature has committed to this Commission.

     For the foregoing reasons, I believe that the accompanying order is not consistent with the statutory mandate found in the Act and thus I respectfully dissent.

          MICHIGAN PUBLIC SERVICE COMMISSION

          /s/ John C. Shea
          ----------------------------------

          John C. Shea, Commissioner





Page 14
U-11337

                                  ATTACHMENT 4




       Index of Existing Detroit Edison Open Access Transmission Customers

                               SERVICE AGREEMENTS
                                      WITH
                           THE DETROIT EDISON COMPANY



           THE DETROIT EDISON COMPANY OPEN ACCESS TRANSMISSION TARIFF
                             DOCKET NO. OA96-78-000

------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------


     TRANSMISSION CUSTOMER              DOCKET NUMBER      SERVICE DATE       NETWORK            FIRM            NON FIRM
                                                                             AGREEMENT           P-T-P            P-T-P
------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------
Cargill-Alliant, L.L.C.                 ER99-1697-000         1/5/99                               X                X
------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------
DECo. Merchant Operations               ER97-1024             1/1/97                                                X
------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------
DECo. Merchant Operations               ER97-2297-000         2/28/97                              X
------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------
Duke Energy Corporation                 ER99-2871-000         5/24/99                              X
------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------
MEGA                                    ER99-2873-000         5/21/99                              X                X
------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------
Nordic Electric, L.L.C.                 ER00-0841-000         12/24/99                             X                X
------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------
Toledo Edison Company                   ER97-2806             4/2/97                                                X
------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------
Tenaska Power Services                  ER98-3517-000         6/10/98                              X                X
------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------
Tractebel Energy Marketing, Inc         ER98-4465-000         7/12/98                              X                X
------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------
Western Resources                       ER99-2872-000         5/21/99                              X                X
------------------------------------- ------------------- ----------------- ---------------- -------------- ---------------------

                               SERVICE AGREEMENTS
                                      WITH
                           THE DETROIT EDISON COMPANY


                     JOINT OPEN ACCESS TRANSMISSION TARIFF
               THE DETROIT EDISON COMPANY/CONSUMERS ENERGY COMPANY
                             DOCKET NO. OA97-249-000


--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
                                                                                  JOINT                            JOINT
        TRANSMISSION CUSTOMER              DOCKET NUMBER      SERVICE DATE       NETWORK       JOINT FIRM         NON FIRM
                                                                                AGREEMENT        P-T-P             P-T-P
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
American Electric Power                 ER97-4091-000        7/11/97                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
 American Electric Power                ER97-4096-000        7/16/97                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Cargill-Alliant, L.L.C.                 ER99-1699-000        1/1/99                                  X               X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
CMS Marketing Trading                   ER97-3479-000        5/13/97                                 X               X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Cinergy Services, Inc.                  ER97-3480-000        5/23/97                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Cleveland Electric                      ER97-3478-000        5/13/97                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Commonwealth Edison                     ER97-4218-000        5/2/97                                                  X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Constellation Pwr.Source, Inc.          ER99-4273-000        8/31/99                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Croswell, City of                       ER97-4437-000        9/22/97                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
DECo Merchant Operations                ER97-2061-000        2/28/97                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
DTE Energy Trading                      ER98-2776-000        4/1/98                                  X               X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Duke Energy Corporation                 ER99-2871-000        5/24/99                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Enron Power Marketing, Inc.             ER97-4413-000        8/11/97                                 X               X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Illinois Power Company                  ER97-3470-000        5/20/97                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Louisville Gas & Electric Co.           ER97-4094-000        5/11/97                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
MEGA                                    ER99-2873-000        5/21/99                                 X               X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Minnesota Power Light                   ER97-3468-000        6/12/97                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
New York State Electric & Gas           ER98-690-000         9/17/97                                 X               X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Northern Indiana (NIPSCO)               ER97-4092-000        7/11/97                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Ohio Edison Corporation &               ER97-3471-000        5/23/97                                                 X
Pennsylvania Power
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
PanEnergy Trading & Mkt.                ER97-3476-000        5/13/97                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Pennsylvania P & L Co.                  ER98-690-000         9/17/97                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Public Service Elec.& Gas-NJ            ER98-690-000         9/17/97                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
PECo. Energy Co.-Power Team             ER97-4093-000        7/11/97                                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Sebewaing, Village of                   ER97-4455-000        9/22/97                X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Tenaska Power Services Co.              ER98-3517-000        6/10/98                                 X               X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Thumb Electric Co-op.                   ER97-4436-000        9/1/97                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Toledo Edison Company                    ER97-3477-000       4/2/97                                                  X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Tractebel Energy Marketing, Inc         ER98-4464-000        7/12/98                                 X               X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Virginia Electric & Power               ER97-3475-000        6/9/97                                                  X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Wolverine Power Supply Coop.            ER00-0878-000        1/1/00                                  X               X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------

                                  Attachment 5

                   Diagrams of Proposed Transaction Structures
                    for Transfer of Transmission Assets from
                           The Detroit Edison Company
                                       to
                       International Transmission Company

              SALE OF TRANSMISSION ASSETS FROM THE DETROIT EDISON
                  COMPANY TO INTERNATIONAL TRANSMISSION COMPANY

                          TRANSACTION STRUCTURE NO. 1

                                  [DTE ENERGY]

Detroit Edison sells                                    DTE Energy makes
Transmission Assets          DTE Energy forms ITC       capital contribution to
to DTE for a Note                                       ITC ($400 million)
($400 million)


[DETROIT EDISON]                                            [ITC]

              SALE OF TRANSMISSION ASSETS FROM THE DETROIT EDISON
                  COMPANY TO INTERNATIONAL TRANSMISSION COMPANY

                           TRANSACTION STRUCTURE NO. 2

                                  [DTE ENERGY]

                                                     DTE Energy capitalizes ITC
                                                         with a cash infusion

                              DTE Energy acquires
                              100 percent of issued
                              and outstanding
                              common stock of ITC
                              in exchange for the
                              cash infusion

                                   Asset Sale

                      (a) ITC pays Detroit Edison a sum
[DETROIT EDISON]          certain in cash for the               [ITC]
                          Transmission Assets
                      (b) ITC issues promissory note and
                          debt securities for the remaining
                          balance of purchase price of
                          Transmission Assets

                         18 C.F.R. ss. 33.3, Exhibit A

                             Corporate Resolutions

                           THE DETROIT EDISON COMPANY

                                   Resolutions
                              Adopted at a Meeting
                            of the Board of Directors
                          of The Detroit Edison Company
                                     held on
                                 March 22, 2000

       WHEREAS, the management of the Company has recommended that this Board approve the formation of, and transfer of the Company's transmission assets and business to, an initially wholly-owned direct or indirect subsidiary of DTE Energy Company or this Company as the first step in the creation of all Independent Transmission Company (the ITC) substantially as had been described to the Board by management of the Company, and that such subsidiary is intended, following all required corporate and regulatory approvals, to own and operate substantially all of the Company's currently owned and operated transmission-related assets;

       NOW, THEREFORE, BE IT

       RESOLVED, that the officers of the Company be and hereby are authorized to take such action as they or any of them deem in their discretion to be necessary or appropriate to assist in the formation, structuring, obtaining and capitalization of an ITC for the purpose of the ITC owning and independently operating and managing the Michigan Electric Power Coordination Center and all currently owned and operated transmission-related assets of the Company 120 kV and above including, without limitation, all associated real property (the Transmission Assets) of the Company and the related transmission business (the Transmission Business); and further

       RESOLVED, that the officers of the Company be and hereby are authorized in such manner as they or any of them in the exercise of their discretion deems advisable, to sell, provide, lease, license, deliver, distribute dividend and/or otherwise transfer directly or indirectly to the ITC the Transmission Assets and the Transmission Business (including, without limitation, employees and assets related thereto) at values, for consideration or under circumstances consistent with regulatory standards, orders or other requirements, if applicable or as negotiated between the parties, and to enter into agreements and arrangements with the ITC for the sale or purchase, provision, licensing, leasing or sharing of services, facilities, products, obligations, rights or entitlements, or for other matters of mutual benefit at prices or for considerations consistent with regulatory standards, orders or requirements, if applicable, or as negotiated between the parties; and further

       RESOLVED, that the officers of the Company are authorized to take any and all such actions as they or any of them deem necessary or appropriate, including without limitation the making of filings, applications, requests and other disclosures and the commencement and participation in proceedings, in order to obtain or assure any and all necessary or advisable regulatory approvals, consents or compliances in connection with the creation and capitalization of the ITC and transfer of the Transmission Assets and the Transmission Business; and further

       RESOLVED, that the officers of the Company on behalf and in the name of the Company be and each of them hereby is authorized to take or cause to be taken any action and to enter into, execute and deliver any agreements, certificates, applications, deeds, leases, instruments or other documents relating to the transactions contemplated by these resolutions as each of them, in his or her sole discretion, deems necessary or appropriate or as counsel shall advise; and further

       RESOLVED, that any and all actions taken by any officer of the Company in furtherance of the purpose and intent of these resolutions be and hereby are authorized, ratified, approved and confirmed in all respects.


                        -------------------------------

                          CERTIFICATION OF RESOLUTIONS

       I, ELAINE M. GODFREY, Assistant Corporate Secretary of THE DETROIT EDISON COMPANY, do hereby certify that the above is a true and correct copy of resolutions duly adopted by the Board of Directors of said Company at a meeting of said Board duly convened and held on March 22, 2000, at which meeting a quorum of the Board was present and voted throughout.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of The Detroit Edison Company this 27th day of April, 2000.

                                        /s/ Elaine M. Godfrey
                                        -----------------------------
                                        Assistant Corporate Secretary

                               DTE ENERGY COMPANY

                                   Resolutions
                              Adopted at a Meeting
                            of the Board of Directors
                              of DTE Energy Company
                                     held on
                                 March 22, 2000

         WHEREAS, the management of the Company has recommended that this Board approve the formation of an initially wholly-owned direct or indirect subsidiary of the Company as the first step in the creation of an Independent Transmission Company, substantially as had been described in prior presentations to the Board by management of the Company and that such subsidiary is intended, following all required corporate and regulatory approvals, to own and operate substantially all transmission-related assets currently owned and operated by The Detroit Edison Company;

         NOW, THEREFORE, BE IT

         RESOLVED, that the officers of the Company be and hereby are authorized to take such action as they or any of them deem in their discretion to be necessary or appropriate to form, structure, obtain regulatory approval for, and capitalize an initially wholly-owned direct or indirect subsidiary of the Company (the ITC), which will own and independently operate and manage the Michigan Electric Power Coordination Center and all the current transmission-related assets 120 kV and above including, without limitation, all associated real property (the Transmission Assets) of the Company and its subsidiaries and the related transmission business (the Transmission Business); and further

         RESOLVED, that the officers of the Company, together as may be appropriate with any officers of the ITC and any other affected subsidiary of the Company (collectively under such circumstances, the officers), be and each of them hereby is authorized to take any and all such actions as they or any of them deem necessary or appropriate, including without limitation the making of filings, applications, requests and other disclosures and the commencement and participation in proceedings, in order to obtain or assure any and all necessary or advisable regulatory approvals, consents or compliances in connection with the creation, capitalization, transfer of the Transmission Assets and Transmission Business to, operation and management of and entry into agreements and understandings involving, the ITC as well as other matters affecting the ITC or the relationship between the Company and its other subsidiaries and the ITC; and further

         RESOLVED, that the officers of the Company and its subsidiaries, including without limitation The Detroit Edison Company (subject to any necessary corporate authorizing action by such subsidiaries), be and each of them hereby is authorized in such manner as they or any of them in the exercise of their discretion deems advisable, to sell, provide, lease, license, deliver, distribute dividend and/or otherwise transfer directly or indirectly to the ITC the Transmission Assets and the Transmission Business (including, without limitation, employees and assets related thereto) at values, for consideration or under circumstances consistent with regulatory standards, orders or other requirements, if applicable or as negotiated between the parties, and to enter into agreements and arrangements with the ITC for the sale or purchase, provision, licensing, leasing or sharing of services, facilities, products, obligations, rights or entitlements, or for other matters of mutual benefit at prices or for considerations consistent with regulatory standards, orders or requirements, if applicable, or as negotiated between the parties; and further

         RESOLVED, that the officers on behalf and in the name of their respective companies or otherwise be and each of them hereby is authorized to take or cause to be taken any action and to enter into, execute and deliver any agreements, certificates, applications, deeds, leases, instruments or other documents relating to the transactions contemplated by these resolutions as each of them, in their sole discretion, deems necessary or appropriate or as counsel shall advise; and further

         RESOLVED, that any and all actions taken by any officer of the Company in furtherance of the purpose and intent of these resolutions be and hereby are authorized, ratified, approved and confirmed in all respects.

                         ------------------------------

                          CERTIFICATION OF RESOLUTIONS

         I, ELAINE M. GODFREY, Assistant Corporate Secretary of DTE ENERGY COMPANY, do hereby certify that the above is a true and correct copy of resolutions duly adopted by the Board of Directors of said Company at a meeting of said Board duly convened and held on March 22, 2000, at which meeting a quorum of the Board was present and voted throughout.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of DTE ENERGY COMPANY this 27th day of April, 2000.


                                             /s/ Elaine M. Godfrey
                                             -----------------------------
                                             Assistant Corporate Secretary

                       18 C.F.R. SECTION 33.3, EXHIBIT B




                Description of Applicants' Corporate Structures

                                                                       EXHIBIT B


                               DTE ENERGY COMPANY

     DTE Energy is an exempt holding company under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). In addition to its ownership of Detroit Edison and ITC, DTE Energy currently owns interests in a number of other entities, described elsewhere in this Application.
     DTE Energy does not have any control or ownership of any bank, trust company, banking association, or firm that is authorized by law to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to DTE Energy. No bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to DTE Energy, has control over or more than a five-percent ownership interest in DTE Energy.

                                                                       EXHIBIT B


                           THE DETROIT EDISON COMPANY

     The measure of control or ownership by and over Detroit Edison is described elsewhere in this Application. Detroit Edison does not have any control or ownership of any bank, trust company, banking association, or firm that is authorized by law to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to Detroit Edison. No bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to Detroit Edison, has control over, or more than a five-percent ownership interest in Detroit Edison.

                                                                       EXHIBIT B



                      INTERNATIONAL TRANSMISSION COMPANY

     The measure of control or ownership by and over ITC is described elsewhere in this Application. ITC does not have any control or ownership of any bank, trust company, banking association, or firm that is authorized by law to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to ITC. No bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to ITC, has control over or more than five-percent ownership interest in ITC.

                       18 C.F.R. SECTION 33.3, EXHIBIT C





                              ACTUAL AND PRO FORMA
                               BALANCE SHEETS AND
                                PLANT SCHEDULES

                                                                       EXHIBIT C



                             Request for Waiver of
                       18 C.F.R. Section 33.3, Exhibit C




       DTE Energy, a public utility holding company, and ITC, a special purpose subsidiary created exclusively for purposes of consummating the proposed Transfer Transaction, respectfully request waiver of 18 C.F.R. Section 33.3, Exhibit C to this Application, actual and pro forma balance sheets and plant schedules. Neither DTE Energy nor ITC currently owns or controls any facilities used for generation, transmission, or distribution of electric energy. As such, DTE Energy and ITC are not presently required to keep their records in conformance with the Commission's Uniform System of Accounts set forth at 18 C.F.R. Section 101. Accordingly, DTE Energy and ITC submit that good cause exists to grant their request for waiver.

--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X An Original   (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
              COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
LINE           TITLE OF ACCOUNT                                                     REF.          BALANCE AT       BALANCE AT
                    (a)                                                           PAGE NO.    BEGINNING OF YEAR    END OF YEAR
                                                                                    (b)              (c)               (d)
---------------------------------------------------------------------------------------------------------------------------------
  1             UTILITY PLANT
  2     Utility Plant (101-106, 114)                                              200-201       10,683,812,589     11,264,997,866
  3     Construction Work in Progress (107)                                       200-201          114,929,466            789,362
  4     TOTAL Utility Plant (Enter Total of lines 2 and 3)                                      10,798,742,055     11,265,787,228
  5     (Less) Accum. Prov. for Depr. Amort. Dept. (108, 111, 115)                200-201        4,516,737,562      4,800,147,198
  6     Net Utility Plant (Enter Total of line 4 less 5)                                         6,282,004,493      6,465,640,030
  7     Nuclear Fuel (120.1-120.4, 120.6)                                         202-203          107,245,195         63,673,411
  8     (Less) Accum. Prov. for Amort. of Nucl. Fuel Assemblies (120.5)           202-203                    0                  0
  9     Net Nuclear Fuel (Enter Total of line 7 less 8)                                            107,245,195         63,673,411
 10     Net Utility Plant (Enter Total of lines 6 and 9)                                         6,389,249,688      6,529,313,441
 11     Utility Plant Adjustments (116)                                           122                        0                  0
 12     Gas Stored Underground - Noncurrent (117)                                                            0                  0
 13             OTHER PROPERTY AND INVESTMENTS
 14     Nonutility Property (121)                                                 221                6,873,628          6,695,176
 15     (Less) Accum. Prov. for Depr. and Amort. (122)                                                       0                  0
 16     Investments in Associated Companies (123)                                                            0                  0
 17     Investment in Subsidiary Companies (123.1)                                224-225              208,588            389,307
 18     (For Cost of Account 123.1, See Footnote Page 224, line 42)
 19     Noncurrent Portion of Allowances                                          228-229            9,966,622                  0
 20     Other Investments (124)                                                   222-223            5,163,162          4,812,046
 21     Special Funds (125-128)                                                                    325,341,844        381,863,099
 22     TOTAL Other Property and Investments (Total of lines 14-17, 19-21)                         347,553,844        393,759,628
 23             CURRENT AND ACCRUED ASSETS
 24     Cash (131)                                                                                   1,997,023          2,279,862
 25     Special Deposits (132-134)                                                                      18,783             18,783
 26     Working Fund (135)                                                                            -306,347             99,135
 27     Temporary Cash Investments (136)                                                                     0                  0
 28     Notes Receivable (141)                                                                               0                  0
 29     Customer Accounts Receivable (142)                                        226A             326,892,335        336,381,990
 30     Other Accounts Receivable (143)                                           226A              84,632,432        111,290,469
 31     (Less) Accum. Prov. for Uncollectible Acct.-Credit (144)                  226A              20,000,000         19,952,751
 32     Notes Receivable from Associated Companies (145)                                                     0                  0
 33     Accounts Receivable from Assoc. Companies (146)                           226B              40,582,561         23,253,711
 34     Fuel Stock (151)                                                          227              170,793,508        164,276,168
 35     Fuel Stock Expenses Undistributed (152)                                   227                        0                  0
 36     Residuals (Elec) and Extracted Products (153)                             227                        0                  0
 37     Plant Materials and Operating Supplies (154)                              227              133,627,476        135,355,313
 38     Merchandise (155)                                                         227                        0                  0
 39     Other Materials and Supplies (156)                                        227                  548,983            148,644
 40     Nuclear Materials Held for Sale (157)                                 202-203/227                    0                  0
 41     Allowances (158.1 and 158.2)                                            228-229              9,966,622         10,842,135
 42     (Less) Noncurrent Portion of Allowances                                                      9,966,622                  0
 43     Stores Expense Undistributed (163)                                        227                  346,719          1,356,362
 44     Gas Stored Underground - Current (164.1)                                                             0                  0
 45     Liquefied Natural Gas Stored and Held for Processing (164.2-164.3)                                   0                  0
 46     Prepayments (165)                                                                           20,375,565         29,236,470
 47     Advances for Gas (166-167)                                                                           0                  0
 48     Interest and Dividends Receivable (171)                                                         -3,121             -4,875
 49     Rents Receivable (172)                                                                         682,735            685,692
 50     Accrued Utility Revenues (173)                                                             153,144,000        166,002,568
 51     Miscellaneous Current and Accrued Assets (174)                                                       0                  0
 52     TOTAL Current and Accrued Assets (Enter Total of lines 24 thru 51)                         913,332,652        961,269,676

FERC FORM NO. 1 (ED. 12-94)           PAGE 110

--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X   An Original   (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
         COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)(Continued)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
LINE           TITLE OF ACCOUNT                                                     REF.          BALANCE AT       BALANCE AT
NO.                 (a)                                                           PAGE NO.    BEGINNING OF YEAR    END OF YEAR
                                                                                    (b)              (c)               (d)
---------------------------------------------------------------------------------------------------------------------------------
  53                DEFERRED DEBITS
  54        Unamoritized Debt Expenses (181)                                                      44,399,613           40,574,324
  55        Extraordinary Property Losses (182.1)                                   230           14,923,000                    0
  56        Unrecovered Plant and Regulatory Study Costs (182.2)                    230                    0                    0
  57        Other RegulatoryAssets(182.3)                                           232        3,213,385,886        3,007,825,140
  58        Prelim. Survey and Investigation Charges (Electric) (183)               231              362,900              291,569
  59        Prelim. Sur. and Invest. Charges (Gas) (183.1, 183.2)                                          0                    0
  60        Cleaning Accounts (184)                                                                  462,131             -553,953
  61        Temporary Facilities (185)                                                                     0                    0
  62        Miscellaneous Deferred Debits (186)                                     233          160,318,686          167,568,334
  63        Def. Losses from Disposition of Utility Plt. (187)                                             0                    0
  64        Research, Devel. and Demonstration Expend. (188)                     352-353                   0                    0
  65        Unamortized Loss on Reaquired Debt (189)                                237           93,793,803           84,999,947
  66        Accumulated Deferred Income Taxes (190)                                 234          493,545,552          428,576,720
  67        Unrecovered Purchased Gas Costs (191)                                                          0                    0
  68        TOTAL Deferred Debits (Enter Total of lines 54 thru 67)                            4,021,155,571        3,729,282,081
  69        TOTAL Assets and Other Debits (Enter Total of lines 10,11,12,22,52,68)            11,671,291,755       11,613,624,826






FERC FORM NO. 1 (ED. 12-94)                  PAGE 111

                       18 C.F.R. SECTION 33.3, EXHIBIT D

               STATEMENT OF ALL KNOWN AND CONTINGENT LIABILITIES

                                                                       EXHIBIT D




                             Request for Waiver of
                       18 C.F.R. Section 33.3., Exhibit D

     Applicants respectfully request waiver of the Commission's requirement in 18 C.F.R. Section 33.3, that they file, as Exhibit D of this Application, a statement of all known and contingent liabilities. In the Merger Filing NOPR, the Commission proposes to streamline applicants' filing responsibilities and "eliminate these unnecessary or inapplicable information requests..." See FERC Stats. & Regs.[paragraph] 32,528 at 33,364. This includes the elimination of the current Exhibit D filing requirement. In addition, information with respect to known contingent liabilities is filed in DTE Energy's FERC Form 1 and, thus, the Commission already has such information in its files. Accordingly, Applicants submit that good cause exists to grant their request for waiver.

                       18 C.F.R. SECTION 33.3, EXHIBIT E



                              ACTUAL AND PRO FORMA
                               INCOME STATEMENTS

                                                                       EXHIBIT E


                             Request for Waiver of
                       18 C.F.R. Section 33.3, Exhibit E


     DTE Energy, a public utility holding company, and ITC, a special purpose subsidiary created exclusively for purposes of consummating the proposed Transfer Transaction, respectfully request waiver of 18 C.F.R. Section 33.3, Exhibit E to this Application, an actual and pro forma income statement. Neither DTE Energy nor ITC currently owns, operates, or otherwise controls any facilities used for the generation, transmission, or distribution of electric energy. As such, DTE Energy and ITC are not presently required to keep their records in conformance with the Commission's Uniform System of Accounts set forth at 18 C.F.R. Section 101. Accordingly, DTE Energy and ITC submit that good cause exists to grant their request for waiver.

--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X An Original   (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
                        STATEMENT OF INCOME FOR THE YEAR
--------------------------------------------------------------------------------

1. Report amounts for accounts 412 and 413. Revenue and Expenses from Utility Plant Leased to Others in another Utility column (i, k, m, o) in a similar manner to a utility department. Spread the amount(s) over Lines 02 thru 24 as appropriate. Include these amounts in columns (c) and (d) totals. 2. Report amounts in account 414, Other Utility Operating income, in the same manner as accounts 412 and 413 above.
3. Report data for lines 7,9, and 10 for Natural Gas companies using accounts 404.1, 404.2, 404.3, 407.1 and 407.2.
4. Use pages 122-123 for important notes regarding the statement of income or any account thereof.
5. Give concise explanations concerning unsettled rate proceedings where a contingency exists such that refunds of a material amount may need to be made to the utility's customers or which may result in a material refund to the utility with respect to power or gas purchases. State for each year affected the gross revenues or costs to which the contingency relates and the tax effects together with an explanation of the major factors which affect the rights of the utility to retain such revenues or recover amounts paid with respect to power and gas purchases.
6. Give concise explanations concerning significant amounts of any refunds made or received during the year

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              TOTAL
LINE                    ACCOUNT                                                       REF.       -----------------------------------
NO.                                                                                 PAGE NO.     CURRENT YEAR        PREVIOUS YEAR
                          (a)                                                          (b)              (c)               (d)
------------------------------------------------------------------------------------------------------------------------------------
  1         UTILITY OPERATING INCOME
  2         Operating Revenues (400)                                                 300-301         4,027,486,711     3,883,611,650
  3         Operating Expenses
  4         Operating Expenses (401)                                                 320-323         1,814,399,547     1,689,229,785
  5         Maintenance Expenses (402)                                               320-323           293,138,422       291,385,799
  6         Depreciation Expense (403)                                               336-337           390,047,340       520,694,679
  7         Amort. & Dept. of Utility Plant (404-405)                                336-337            45,794,999        37,491,000
  8         Amort. of Utility Plant Acq. Adj. (406)                                  336-337
  9         Amort. Property Losses, Unrecov Plant and Regulatory Study                                  14,923,000        14,923,000
               Costs (407)
 10         Amort. of Conversion Expenses (407)
 11         Regulatory Debits (407.3)                                                                  265,150,555        84,237,221
 12         (Less) Regulatory Credits (407.4)                                                                              1,494,000
 13         Taxes Other Than Income Taxes (408.1)                                    262-263           273,414,314       268,296,187
 14         Income Taxes - Federal (409.1)                                           262-263           278,909,497       285,542,141
 15            - Other (409.1)                                                       262-263
 16         Provision for Deferred Income Taxes (410.1)                         234, 272-277           205,547,578       190,125,603
 17         (Less) Provision for Deferred Income Taxes-Cr. (411.1)              234, 272-277           261,731,781       192,518,150
 18         Investment Tax Credit Adj. - Net (411.4)                                 266               -10,522,008       -15,331,420
 19         (Less) Gains from Disp. of Utility Plant (411.6)
 20         Losses from Disp. of Utility Plant (411.7)                                                      99,686
 21         (Less) Gains from Disposition of Allowances (411.8)
 22         Losses from Disposition of Allowances (411.9)
 23         TOTAL Utility Operating Expenses (Enter Total of lines 4 thru 22)                        3,309,171,149     3,172,581,845
 24         Net Util Oper Inc (Enter Tot line 2 less 23) Carry fwd to P117,                            718,315,562       711,029,805
               line 25


FERC FORM NO. 1 (ED. 12-96)               PAGE 114

--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X   An Original   (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
                  STATEMENT OF INCOME FOR THE YEAR (Continued)
--------------------------------------------------------------------------------

resulting from settlement of any rate proceeding affecting revenues received or costs incurred for power or gas purchases and a summary of the adjustments made to balance sheet, income, and expense accounts.
7. Company notes appearing in the report to stockholders are applicable to this Statement of Income, such notes may be included on pages 122-123.
8. Enter on pages 122-123 a concise explanation of only those changes in accounting methods made during the year which had an effect on net income, including the basis of allocations and apportionments from those used in the preceding year. Also give the approximate dollar effect of such changes.
9. Explain in a footnote if the previous year's figures are different from that reported in prior reports.
10. If the columns are insufficient for reporting additional utility departments, supply the appropriate account titles, lines 2 to 23, and report the information in the blank space on pages 122-123 or in a footnote.

---------------------------------------------------------------------------------------------------------------------------------
            ELECTRIC UTILITY                            GAS UTILITY                            OTHER UTILITY               Line
--------------------------------------------------------------------------------------------------------------------------- No.
  Current Year           Previous Year      Current Year           Previous Year    Current Year           Previous Year
      (e)                     (f)               (g)                     (h)             (i)                     (j)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              1
  4,003,825,839          3,860,517,375                                               23,660,872              23,094,275       2
                                                                                                                              3
  1,780,978,364          1,666,926,657                                               33,421,183              22,303,128       4
    285,919,173            285,343,895                                                7,219,249               6,041,904       5
    390,047,340            520,694,679                                                                                        6
     45,794,999             37,491,000                                                                                        7
                                                                                                                              8
     14,923,000             14,923,000                                                                                        9
                                                                                                                             10
    265,150,555             84,237,221                                                                                       11
                             1,494,000                                                                                       12
    271,626,669            226,565,938                                                1,787,645               1,730,249      13
    291,579,173            297,454,581                                              -12,669,676             -11,912,440      14
                                                                                                                             15
    204,375,797            166,751,799                                                1,171,781              23,373,804      16
    264,622,851            175,513,339                                               -2,891,070              17,004,811      17
    -10,522,008            -15,331,420                                                                                       18
                                                                                                                             19
                                                                                                                             20
                                                                                                                             21
                                                                                                                             22
  3,275,349,897          3,148,050,011                                               33,821,252              24,531,834      23
    728,475,942            712,467,364                                              -10,160,380              -1,437,559      24


--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X An Original   (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
                  STATEMENT OF INCOME FOR THE YEAR (Continued)
--------------------------------------------------------------------------------

                                                                                                                Total
Line                    Account                                                         (Ref.)   -----------------------------------
No.                                                                                    Page No.     Current year     Previous Year
                          (a)                                                             (b)              (c)            (d)
------------------------------------------------------------------------------------------------------------------------------------
  25        Net Utility Operating Income (Carried forward from page 114)                             718,315,562      711,029,805
  26        Other Income and Deductions
  27        Other Income
  28        Nonutility Operating Income
  29        Revenues From Merchandising, Jobbing and Contract Work (415)                              75,363,887       64,111,756
  30        (Less) Costs and Exp. of Merchandising, Job & Contract Work (416)                         76,811,318       66,897,338
  31        Revenues From Nonutility Operations (417)                                                  2,081,492            4,970
  32        (Less) Expenses of Nonutility Operations (417.1)
  33        Nonoperating Rental Income (418)
  34        Equity in Earnings of Subsidiary Companies (418.1)                               119         -44,200           -3,214
  35        Interest and Dividend Income (419)                                                         5,673,744        1,767,042
  36        Allowance for Other Funds Used During Construction (419.1)                                 1,962,412        1,826,040
  37        Miscellaneous Nonoperating Income (421)                                                   13,142,853        1,899,027
  38        Gain on Disposition of Property (421.1)                                                      725,394          245,549
  39        TOTAL Other Income (Enter Total of lines 29 thru 38)                                      22,094,264        2,953,832
  40        Other Income Deductions
  41        Loss on Disposition of Property (421.2)                                                       10,529           39,709
  42        Miscellaneous Amortization (425)                                                 340
  43        Miscellaneous Income Deductions (426.1-426.5)                                    340      24,630,654       29,370,074
  44        TOTAL Other Income Deductions (Total of lines 41 thru 43)                                 24,641,183       29,409,783
  45        Taxes Applic. to Other Income and Deductions
  46        Taxes Other Than Income Taxes (408.2)                                         262-263        606,267          623,559
  47        Income Taxes-Federal (409.2)                                                  262-263      2,213,491       -5,511,246
  48        Income Taxes-Other (409.2)                                                    262-263
  49        Provision for Deferred Inc. Taxes (410.2)                                234, 272-277          8,004          791,104
  50        (Less) Provision for Deferred Income Taxes-Cr. (411.2)                   234, 272-277      3,140,900        3,248,700
  51        Investment Tax Credit Adj.-Net (411.5)
  52        (Less) Investment Tax Credits (420)
  53        TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)                               -311,138       -7,345,283
  54        Net Other Income and Deductions (Enter Total lines 39, 44, 53)                            -2,235,781      -19,110,668
  55        Interest Charges
  56        Interest on Long-Term Debt (427)                                                         249,807,669      251,391,456
  57        Amort. of Debt Disc. and Expense (428)                                                     8,053,860        2,855,715
  58        Amortization of Loss on Reaquired Debt (426.1)                                             8,793,856        8,296,336
  59        (Less) Amort. of Premium on Debt-Credit (429)
  60        (Less) Amortization of Gain on Reaquired Debt-Credit (429.1)
  61        Interest on Debt to Assoc. Companies (430)                                       340
  62        Other Interest Expense (431)                                                     340      18,529,042       13,494,530
  63        (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)                     3,614,716        1,690,511
  64        Net Interest Charges (Enter Total of lines 56 thru 63)                                   281,569,711      274,347,526
  65        Income Before Extraordinary Items (Total of lines 25, 54 and 64)                         434,510,070      417,571,611
  66        Extraordinary Items
  67        Extraordinary Income (434)
  68        (Less) Extraordinary Deductions (435)
  69        Net Extraordinary Items (Enter Total of line 67 less line 68)
  70        Income Taxes-Federal and Other (409.3)                                        262-263
  71        Extraordinary Items After Taxes (Enter Total of line 69 less line 70)
  72        Net Income (Enter Total of lines 65 and 71)                                              434,510,070      417,571,611

FERC FORM NO. 1 (ED. 12-96)        PAGE 117

-------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo, Da, Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                /   /        Dec 31, 1999
===============================================================================================================================

                                  FOOTNOTE DATA

--------------------------------------------------------------------------------
SCHEDULE PAGE: 114 LINE NO.:11   COLUMN: D
--------------------------------------------------------------------------------
See Statement of Income Note 1 on page 123.
--------------------------------------------------------------------------------
SCHEDULE PAGE: 114 LINE NO.:12   COLUMN: D
--------------------------------------------------------------------------------
See Statement of Income Note 1 on page 123.
--------------------------------------------------------------------------------
SCHEDULE PAGE: 114 LINE NO.:37   COLUMN: D
--------------------------------------------------------------------------------
See Statement of Income Note 1 on page 123.


















-------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-87)          Page 450
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo, Da, Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                /   /          Dec 31, 1999
==============================================================================================================================

                    NOTES TO FINANCIAL STATEMENTS (Continued)
-------------------------------------------------------------------------------

Item 6
Respondent maintains its accounts in accordance with the Uniform System of Accounts prescribed by the Michigan Public Service Commission (MPSC).

The principal differences of this basis of accounting from generally accepted accounting principles include, accounting for majority-owned subsidiaries on the equity basis, classification of certain deferred income taxes and related regulatory assets and liabilities and the exclusion of current maturities of long-term debt from current liabilities.

Reference is made to the Notes to Consolidated Financial Statements in the Respondent's Annual Report to Shareholders filed herewith on Pages 123.1 - 123.29.

Balance Sheet Notes

(1)      Account 236 - Taxes Accrued

         Includes federal income taxes accrued for prior years of $3,033,976. For MPSC reporting purposes, such amounts were included in Federal Income Taxes Accrued for Prior Years, Account 244. Also includes Michigan Single Business Tax Accrued for Prior Years of $2,821,932. For MPSC reporting purposes, such amount was included in Michigan Single Business Tax Accrued for Prior Years, Accounts 244.1 and 245.1.

(2) These financial statements have been prepared assuming Respondent obtains FERC approval to record the Fermi 2 plant impairment by reducing Accounts 101 and 106 and its related accumulated depreciation balance in Account 108.


(1)      Statement of Income Notes

         As described in Note 4 of the Notes to Consolidated Financial Statements in the Respondent's Annual Report to Shareholders, amounts recorded under the Fermi 2 rate phase-in plan and the purchase of the Fermi 2 ownership interest from Wolverine Power Supply Cooperative, Inc. are as follows:

         1999: FERC audit adjustment of AFUDC of $148,222 and amortization of deferred depreciation of $265,002,333 in Account 407.3.

         1998: Amortization of deferred return of $63,283,000, FERC audit adjustment of AFUDC of $148,221 and amortization of deferred depreciation of $20,806,000 in Account 407.3, deferred amortization of ($1,494,000) in Account 407.4, and accretion income resulting from losses due to discounting of $1,886,000 in Account 421.


(2) Special assessments levied under the Atomic Energy Act of 1954, as amended by Title XI of the Energy Policy Act of 1992. U. S. Department of Energy decontamination and decommissioning fund amortization period is 15 years commencing September 1993 (refer to page 232 of supporting Balance Sheet detail).

                                                   1999          1998
               Expense (Account 518)             $933,344      $917,012
               Payments                           949,103       928,090

         No refunds were received during 1999 or 1998.

--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)            Page 123
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo, Da, Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                //            Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

Statement of Cash Flows

(1)
             Cash (131)                                                                    $  2,279,862
             Special Deposits (132-134)                                                          18,783
             Working fund (135)                                                                  99,135
                                                                                           ------------
             Cash and cash equivalents at end of year                                      $  2,397,780
                                                                                           ============
(2)          Interest paid (net of interest capitalized)                                   $281,648,279
             Income taxes paid                                                             $276,247,822




(3)


                                                                                            Increase
                                                                                            (Decrease)
                                                      December 31                           In Capital
                                              1999                  1998                    Leases
                                              ----                  ----                    ------------
   Property under
     capital leases                     $     221,623,867      $    241,820,548             $(20,196,681)
   Other utility plant                     11,135,602,250        10,661,174,200
                                        -----------------      ----------------
   Total utility plant                  $  11,357,226,117      $ 10,902,994,748
                                        =================      ================
   Nuclear fuel under
     capital lease                            662,536,600      $    659,003,749                3,532,851
   Accumulated amortization                  (598,863,190)         (551,758,553)
                                        -----------------      ----------------
   Net nuclear fuel                     $      63,673,410      $    107,245,196
                                        =================      ================
                                                                                           -------------
    Net capital lease additions                                                            $ (16,663,830)
    Reduction in property and nuclear
     fuel under capital leases including
     net change above                                                                        (20,196,681)
                                                                                           -------------
    Gross capital lease additions                                                          $   3,532,851
                                                                                           =============

 NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES
================================================================================

CORPORATE STRUCTURE AND PRINCIPLES OF CONSOLIDATION

DTE Energy Company (Company), a Michigan corporation incorporated in 1995, is an exempt holding company under the Public Utility Holding Company Act. The Company has no significant

--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)         Page 123.1
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo, Da, Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                //           Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

operations of its own, holding instead the stock of its principal operating subsidiary, The Detroit Edison Company (Detroit Edison), an electric public utility regulated by the Michigan Public Service Commission (MPSC) and the Federal Energy Regulatory Commission (FERC), and other energy-related businesses.

All majority owned subsidiaries are consolidated. Non-majority owned investments, including investments in limited liability companies, partnerships and joint ventures are accounted for using the equity method. All significant inter-company balances and transactions have been eliminated.

In October 1999, the Company's investee, Plug Power Inc., completed its initial public offering (IPO) of shares of common stock at $15 per share. After the IPO, the Company owned approximately 32% of Plug Power's outstanding common stock. As a result of Plug Power's IPO, the Company recognized its proportionate share of Plug Power's net assets immediately after the IPO and recorded an increase of $44 million in its investment and an after-tax increase of $28 million to retained earnings with no earnings impact in 1999.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REGULATION AND REGULATORY ASSETS AND LIABILITIES

Detroit Edison's transmission and distribution business meets the criteria of Statement of Financial Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation." This accounting standard recognizes the cost based ratemaking process which results in differences in the application of generally accepted accounting principles between regulated and non-regulated businesses. SFAS No. 71 requires the recording of regulatory assets and liabilities for certain transactions that would have been treated as revenue and expense in non-regulated businesses. Detroit Edison's regulatory assets and liabilities are being amortized to revenue and expense as they are included in rates. Continued applicability of SFAS No. 71 requires that rates be designed to recover specific costs of providing regulated services and products, and that it be reasonable to assume that rates are set at levels that will recover a utility's costs and can be charged to and collected from customers.

MPSC Orders issued in 1997 and 1998 altered the regulatory process in Michigan and provided a plan for transition to competition for the generation business of Detroit Edison. Therefore, effective December 31, 1998, Detroit Edison's generation business no longer met the criteria of SFAS No. 71. Detroit Edison did not write off any regulatory assets as a result of the discontinuation of SFAS No. 71 for its generation business, since accounting guidance issued by the Financial Accounting

--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)      Page 123.2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo, Da, Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                //           Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

Standards Board and its Emerging Issues Task Force permits the recording of regulatory assets which are expected to be recovered through regulated rates. A December 1998 MPSC Order authorized the recovery of an additional regulatory asset equal to the net book value of Fermi 2 at December 31, 1998, which includes recoverable income taxes, deferred tax credits and deferred amortization. See the following table of regulatory assets and liabilities, and
Note 3 for further details.

Detroit Edison has recorded the following regulatory assets and liabilities at December 31:


----------------------------------------------------------------------------------------------------
                                                               1999             1998
----------------------------------------------------------------------------------------------------
                                                                    (Millions)


ASSETS
     Unamortized nuclear costs                             $        2,570     $     2,808
     Unamortized loss on reacquired debt                               85              94
     Recoverable income taxes                                         201             107
     Power supply cost recovery                                        39              49
     1997 storm damage costs                                           --              15
     Electric Choice implementation costs                              29               7
     Other                                                             11              11

                                                           ------------------------------
     Total Assets                                          $        2,935     $     3,091
                                                           ==============================


 LIABILITIES
     Unamortized deferred investment tax credits           $          177     $       188
     Fermi 2 capacity factor performance standard                      63              86
     Other                                                             22              20
                                                           ------------------------------
     Total Liabilities                                     $          262     $       294
                                                           ==============================
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

UNAMORTIZED NUCLEAR COSTS - SEE NOTE 3.

UNAMORTIZED LOSS ON REACQUIRED DEBT

In accordance with MPSC regulations applicable to Detroit Edison, the discount, premium and expense related to debt redeemed with a refinancing are amortized over the life of the replacement issue, or if related to the generation business, beginning in 2002 they will be amortized through 2007. See Note 3. Discount, premium and expense on early redemptions of debt subsequent to December 31, 1998 are charged to earnings if they relate to the generation business of Detroit Edison.

--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)      Page 123.3
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo, Da, Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                /   /        Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

RECOVERABLE INCOME TAXES

In 1993, the Company was required to adopt SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires that deferred income taxes be recorded at the current income tax rate for all temporary differences between the book and tax basis of assets and liabilities. Prior to 1993, only those deferred taxes that were authorized by the MPSC were recorded. Upon adoption of SFAS No. 109, the MPSC authorized the Company to record a regulatory asset providing assurance of future revenue recovery from customers for all deferred income taxes.

POWER SUPPLY COST RECOVERY (PSCR)

State legislation provides Detroit Edison a mechanism for recovery of changes in power supply costs for purchased power and generation based on a reconciliation of actual costs and usage which is subject to MPSC approval.

1997 STORM DAMAGE COSTS

The costs of major storms in 1997 were deferred, as authorized by the MPSC, and were amortized into expense in 1998 and 1999 as they were recovered through rates.

ELECTRIC CHOICE IMPLEMENTATION COSTS

Costs incurred to implement the Electric Choice Program are being deferred, with amortization planned to begin coincident with full implementation of the program.

UNAMORTIZED DEFERRED INVESTMENT TAX CREDITS

Investment tax credits utilized, which relate to utility property, were deferred and are amortized over the estimated composite service life of the related property.

FERMI 2 CAPACITY FACTOR PERFORMANCE STANDARD

The MPSC has established a mechanism which provides for the disallowance of net incremental replacement power cost if Fermi 2 does not perform to certain operating criteria. A disallowance is imposed for the amount by which the Fermi 2 three-year rolling average capacity factor is less than the greater of either the average of the top 50% of U.S. boiling water reactors or 50%. An estimate of the incremental cost of replacement power is required in computing the reserve for amounts due customers under this performance standard.

CASH EQUIVALENTS

For purposes of the Consolidated Statement of Cash Flows, the Company considers investments




--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)          Page 123.4
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo, Da, Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                 //          Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

purchased with a maturity of three months or less to be cash equivalents.

RESTRICTED CASH

Cash maintained for debt service requirements and other contractual obligations is classified as restricted cash.

REVENUES

Detroit Edison records unbilled revenues for electric and steam heating services provided after cycle billings through month-end.

PROPERTY, RETIREMENT AND MAINTENANCE, DEPRECIATION AND AMORTIZATION

A summary of property by classification at December 31 is as follows:

----------------------------------------------------------------------------------------------------------------------
                                                                                        1999            1998
----------------------------------------------------------------------------------------------------------------------
                                                                                             (Millions)
Transmission and distribution
         Property                                                                     $ 5,598         $ 5,354
         Construction work in progress                                                      1               3
         Property under capital leases                                                      4               5
         Less accumulated depreciation                                                 (2,180)         (2,063)
                                                                                      -----------------------
                                                                                        3,423           3,299
                                                                                      -----------------------
Generation
         Property                                                                       5,606           5,256
         Construction work in progress                                                      3             115
         Property under capital leases                                                    217             237
         Less accumulated depreciation                                                 (2,747)         (2,587)
                                                                                      -----------------------
                                                                                        3,079           3,021
                                                                                      -----------------------

         Nuclear fuel under capital lease                                                 663             659
         Less accumulated amortization                                                   (599)           (551)
                                                                                      -----------------------
                                                                                           64             108
                                                                                      -----------------------


  Non-utility
         Property                                                                         551             511
         Construction work in progress                                                    102              38
         Property under capital leases                                                      1               -
         Less accumulated depreciation                                                    (72)            (34)
                                                                                      -----------------------

--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-48)         Page 123.5
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo, Da, Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                 //            Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

                                                             582          515
                                                        ---------------------

     Total property                                     $  7,148     $  6,943
                                                        =====================
------------------------------------------------------------------------------------------------------------------

Utility properties are stated at original cost less regulatory disallowances and impairment losses. In general, the cost of properties retired in the normal course of business is charged to accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred, and the cost of new property installed, which replaces property retired, is charged to property accounts. Detroit Edison recognizes a provision for incremental costs of Fermi 2 refueling outages, including maintenance activities, anticipated to be incurred during the next scheduled Fermi 2 refueling outage. The annual provision for utility property depreciation is calculated on the straight-line remaining life method by applying annual rates approved by the MPSC to the average of year-beginning and year-ending balances of depreciable property by primary plant accounts. Provision for depreciation of utility plant, as a percent of average depreciable property, was 3.33%, 3.32% and 3.29% for 1999, 1998 and 1997, respectively.

Non-utility property is stated at original cost. Depreciation is computed over the estimated useful lives using straight-line and declining-balance methods.

LONG-LIVED ASSETS

Long-lived assets held and used by the Company are reviewed based on market factors and operational considerations for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

SOFTWARE COSTS

The Company capitalizes the cost of software developed for internal use. These costs are amortized on a straight-line basis over a five-year period beginning with the project's completion.

DEBT ISSUE COSTS

The costs related to the issuance of long-term debt are amortized over the life of each issue.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation using the intrinsic value method. Compensation expense is not recorded for stock options granted with an exercise price equal to the fair market value at the date of grant. For grants of restricted stock, compensation equal to the market value of the shares at the date of grant is deferred and amortized to expense over the vesting period.



--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)     Page 123.6
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo, Da, Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                /   /        Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

ACCOUNTING FOR RISK MANAGEMENT ACTIVITIES

Trading activities of DTE Energy Trading, Inc. (DTE ET), an indirect wholly owned subsidiary of the Company, are accounted for using the mark-to-market method of accounting. Under such method, DTE ET's energy trading contracts, including both transactions for physical delivery and financial instruments, are recorded at market value. The resulting unrealized gains and losses from changes in market value of open positions are recorded as other current assets or liabilities. Current period changes in the trading assets or liabilities are recognized as net gains or losses in operating revenues. The market prices used to value these transactions reflect management's best estimate considering various factors, including closing exchange and over-the-counter quotations, time value and volatility factors underlying the commitments. Realized gains and losses from transactions settled with cash are also recognized in operating revenues. Transactions settled by physical delivery of power are recorded gross in operating revenues and fuel and purchased power expense.

Detroit Edison continues to account for its forward purchase and sale commitments and over-the-counter options on a settlement basis.

NEW ACCOUNTING STANDARD

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. In June 1999, SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" was issued. SFAS No. 137 amends the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000, with earlier adoption encouraged. The Company will adopt this accounting standard as required by January 1, 2001, but has not yet determined the impact of this new pronouncement on the consolidated financial statements.

RECLASSIFICATIONS

Certain prior year balances have been reclassified to conform to the 1999 presentation.

NOTE 2 - MERGER AGREEMENT
================================================================================

On October 4, 1999, the Company entered into a definitive merger agreement with MCN Energy Group Inc. (MCN). MCN, a Michigan corporation, is primarily involved in natural gas production, gathering, processing, transmission, storage and distribution, electric power generation and energy marketing. MCN's largest subsidiary is Michigan Consolidated Gas Company, a natural gas utility



--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)       Page 123.7
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo, Da, Yr)
The Detroit Edison Company                                 (2) __ A                             //
Resubmission                             Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

serving 1.2 million customers in more than 500 communities throughout Michigan. Shareholders of the Company have approved the issuance of the necessary shares of common stock to complete the merger and shareholders of MCN have approved the Agreement and Plan of Merger. The merger, which is also subject to a number of regulatory approvals and other agreed upon conditions, is expected to be completed in the first half of 2000. The merger agreement provides that the Company will acquire all outstanding shares of MCN for $28.50 per share in cash or 0.775 shares of Company common stock for each share of MCN common stock, subject to certain allocation procedures requiring that the aggregate number of shares of MCN common stock that will be converted into cash and the Company's common stock will be equal to 55% and 45%, respectively, of the total number of shares of MCN common stock outstanding immediately prior to the merger. The transaction was preliminarily valued at $4.6 billion, which includes the assumption of approximately $2 billion of MCN's debt. The Company expects to continue as an exempt public utility holding company after the completion of the merger.

NOTE 3 - REGULATORY MATTERS
================================================================================

Detroit Edison is subject to the primary regulatory jurisdiction of the MPSC, which, from time to time, issues its Orders pertaining to Detroit Edison's conditions of service, rates and recovery of certain costs including the costs of generating facilities. MPSC Orders issued December 1988, January 1994, November 1997, December 1998 and March 1999, are currently in effect with respect to Detroit Edison's rates and certain other revenue, accounting and operating-related matters.

ELECTRIC INDUSTRY RESTRUCTURING

There are ongoing proceedings for the restructuring of the Michigan electric public utility industry and the implementation of Electric Choice. During the period from 1997 through 1999, the MPSC issued several Orders relating to Electric Choice and competition.

In a December 28, 1998 Order, as c1arified March 8, 1999, the MPSC authorized the accelerated amortization of the remaining net book balances (as of December 31, 1998) of Fermi 2 and its associated regulatory assets in a manner that will provide an opportunity for full recovery under current rates from bundled customers and through transition surcharges from future retail access customers, taking into account the related tax consequences of those assets, by December 31, 2007.

The December 28, 1998 Order, as clarified March 8, 1999, imposed conditions for the recovery by Detroit Edison of accelerated amortization of Fermi 2 and on March 8, 1999, the MPSC issued Orders clarifying several issues related to Electric Choice. As a result of the Order, as clarified, Detroit Edison:

- Reduced its base rates by approximately $94 million annually, effective January 1, 1999 and effective January 1, 2000, by an additional $15 million to reflect the expiration of the two-year



--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)       Page 123.8
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo. Da. Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                / /          Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

    extraordinary storm damage surcharge;

- Indicated it will reduce its jurisdictional retail rates by removing the Fermi 2 regulatory asset, referred to in Note 1 as unamortized nuclear costs, from rate base on a pro rata jurisdictional rate basis when such asset reaches zero, which is currently anticipated to occur January 1, 2008;


- Indicated that while it has no plans to sell Fermi 2, should such a sale occur, it will return to customers the difference between Fermi 2's net book value (currently recorded as a regulatory asset) at the time of sale and the actual sale price; and the MPSC will be advised of a purchase of Detroit Edison during the accelerated amortization period so that the MPSC may determine whether the proposed transaction is in the public interest and properly balances the interests of investors and customers;
- Agreed that should Detroit Edison seek to abandon Fermi 2 (which Detroit Edison has no plans to do) during the accelerated amortization period, and only if electric generation has not been deregulated by either Michigan state or federal action, Detroit Edison will initiate a contested case proceeding before the MPSC seeking approval of the abandonment;
- Indicated that if its earned rate of return exceeds its authorized rate of return during the period of time that amortization of Fermi 2 is being accelerated, it will apply 50% of the excess earnings to reduce its stranded investment in Fermi 2;
- Indicated it will implement a 90 megawatt (MW) Electric Choice pilot program and will also begin the phase-in of full Electric Choice commencing in 1999, with full Electric Choice effective January 1, 2002; and
- Indicated it will use its "best efforts" to provide standby service to Electric Choice customers. Best efforts means that Detroit Edison must make the service available to Electric Choice customers who request it, but Detroit Edison does not have to build or purchase new capacity or interrupt firm customers to provide the service. Standby service is to be priced at Detroit Edison's top incremental cost plus 1 cent.

Several parties have filed petitions for rehearing or clarification; the MPSC has not ruled on these petitions. The Association of Businesses Advocating Tariff Equity in Michigan (ABATE) has also filed an appeal with the Michigan Court of Appeals. Detroit Edison is unable to determine the timing or outcome of these proceedings.

ACCOUNTING IMPLICATIONS

Detroit Edison accounts for its transmission and distribution business in accordance with SFAS No. 71. Continued application of SFAS No. 71 by Detroit Edison requires: 1) third party regulation of rates, 2) cost-based rates, and 3) a reasonable assumption that all costs will be recoverable from customers through rates.

Due to the restructuring orders which provided sufficient details regarding the transition to competition for its electric generation business, effective December 31, 1998, Detroit Edison adopted the provisions of SFAS No. 101, Regulated Enterprises-Accounting for the Discontinuation of




--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)      Page 123.9
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo. Da. Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                 / /         Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

Application of FASB Statement No. 71," for its electric generation business. SFAS No. 101 requires an evaluation to be performed to determine whether or not indications of impairment exist for plant assets under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the elimination of certain effects of rate regulation that have been recognized as assets or liabilities pursuant to SFAS No. 71.

At December 31, 1998, Detroit Edison performed an impairment test of its Fermi 2 nuclear generation plant and related regulatory assets pursuant to SFAS No. 121. The impairment test for Fermi 2 indicated that it was fully impaired. Therefore, the Fermi 2 plant asset and its related regulatory assets were written off. At December 31, 1998, the accumulation of future regulatory recovery for Fermi 2 assets from bundled customers and transition surcharges from future retail access customers was calculated. Since the December 28, 1998 MPSC Order provides for full recovery of Fermi 2 through the regulated transmission and distribution business, a regulatory asset was established which will be amortized through December 31, 2007. There was no impact on income from the write off of the Fermi 2 plant assets and subsequent recording of the regulatory asset for unamortized nuclear costs.

1988 SETTLEMENT AGREEMENT

The December 1988 MPSC Order established for the period January 1989 through December 2003: a cap on Fermi 2 capital additions of $25 million per year, in 1988 dollars adjusted by the Consumers Price Index (CPI), cumulative, 2) a cap on Fermi 2 non-fuel operation and maintenance expenses adjusted by the CPI, and
3) a capacity factor performance standard based on a three-year rolling average commencing in 1991. For a capital investment of $200 million or more (in 1988 dollars adjusted by the CPI), Detroit Edison must obtain prior MPSC approval to include the investment in rate base. Under the cap on Fermi 2 capital expenditures, the cumulative amount available totals $76 million (in 1999 dollars) at December 31, 1999. In a 1999 filing on the true-up of stranded costs, Detroit Edison requested continued recovery of Fermi 2 capital additions through 2007, which is the end of the transition period for stranded cost recovery as ordered by the MPSC. The 1999 Fermi 2 capital additions of $27 million are recorded as a regulatory asset. Under the cap on Fermi 2 non-fuel operation and maintenance expenses, the cumulative amount available totals $143 million (in 1999 dollars) at December 31, 1999.

Under the December 1988 Order, if nuclear operations at Fermi 2 permanently cease, amortization in rates of a $513 million investment in Fermi 2 would continue and the remaining net rate base investment amount would be removed from rate base and amortized in rates, without return, over 10 years with such amortization not to exceed $290 million per year. The December 1988 and January 1994 Orders do not address the costs of decommissioning if the operations at Fermi 2 prematurely cease.

In accordance with a November 1997 MPSC Order, Detroit Edison reduced revenues by $53 million to reflect the scheduled reduction in the revenue requirement for Fermi 2, in accordance with the 1998 settlement agreement. The $53 million decrease is included in the $94 million decrease






--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)      Page 123.10
--------------------------------------------------------------------------------



-------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo. Da. Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                / /          Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

effective January 1, 1999. In addition, the November 1997 MPSC Order authorized the deferral of $30 million of 1997 storm damage costs and amortization and recovery of the costs over a 24-month period commencing January 1998. In December 1997, ABATE and the Residential Ratepayer Consortium filed a lawsuit in Ingham County Circuit Court contending that Detroit Edison and the MPSC breached the December 1988 MPSC Order but the lawsuit was subsequently dismissed. The Michigan Attorney General has filed an appeal of the November 1997 Order in the Michigan Court of Appeals. In June 1999, in an unpublished opinion, the Michigan Court of Appeals remanded back to the MPSC for hearing the November 1997 Order. Detroit Edison filed a motion for rehearing with the Michigan Court of Appeals in July 1999, but the motion was subsequently dismissed. Detroit Edison is unable to determine the timing or the outcome of the remand.

NOTE 4 - FERMI 2
================================================================================

GENERAL

Fermi 2, a nuclear generating unit, began commercial operation in January 1988. The Nuclear Regulatory Commission (NRC) maintains jurisdiction over the licensing and operation of Fermi 2. Fermi 2 has a design electrical rating (net) of 1,150 MW. This unit represents approximately 11% of total operation and maintenance expenses and 10% of summer net rated capability. The net book balance of the Fermi 2 plant was written off at December 31, 1998 and an equivalent regulatory ___set was established.

Ownership of an operating nuclear generating unit subjects Detroit Edison to significant additional risks. Fermi 2 is regulated by a number of different governmental agencies concerned with public health, safety and environmental protection. Consequently, Fermi 2 is subjected to greater scrutiny than a conventional fossil-fueled plant. See Note 3.

INSURANCE

Detroit Edison insures Fermi 2 with property damage insurance provided by Nuclear Electric Insurance Limited (NEIL). The NEIL insurance policies provide $500 million of composite primary coverage (with a $1 million deductible) and $2.25 billion of excess coverage, respectively, for stabilization, decontamination and debris removal costs, repair and/or replacement of property and decommissioning. Accordingly, the combined limits provide total property damage insurance of $2.75 billion.

Detroit Edison maintains insurance policies with NEIL providing for extra expenses, including certain replacement power costs necessitated by Fermi 2's unavailability due to an insured event. These policies have a 12-week waiting period and provide for three years of coverage.

Under the NEIL policies, Detroit Edison could be liable for maximum retrospective assessments of up to approximately $20 million per loss if any one loss should exceed the accumulated funds available to NEIL




--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)   Page 123.11
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo. Da. Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                 / /         Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

As required by federal law, Detroit Edison maintains $200 million of public liability insurance for a nuclear incident. Further, under the Price-Anderson Amendments Act of 1988, deferred premium charges of $84 million could be levied against each licensed nuclear facility, but not more than $10 million per year per facility. On December 31, 1999, there were 106 licensed nuclear facilities in the United States. Thus, deferred premium charges in the aggregate amount of approximately $8.89 billion could be levied against all owners of licensed nuclear facilities in the event of a nuclear incident at any of these facilities.

DECOMMISSIONING

The NRC has jurisdiction over the decommissioning of nuclear power plants and requires decommissioning funding based upon a formula. The MPSC and FERC regulate the recovery of costs of decommissioning nuclear power plants and both require the use of external trust funds to finance the decommissioning of Fermi
2. Base rates approved by the MPSC provide for the decommissioning costs of Fermi 2. Detroit Edison is continuing to fund FERC jurisdictional amounts for decommissioning even though explicit provisions are not included in FERC rates. Detroit Edison believes that the MPSC and FERC collections will be adequate to fund the estimated cost of decommissioning using the NRC formula.

Detroit Edison has established external trust funds to hold decommissioning and low-level radioactive waste disposal funds collected from customers. During 1999, 1998 and 1997 Detroit Edison collected $38 million, $36 million and $36 million, respectively, from customers for decommissioning and low-level radioactive waste disposal. Such amounts were recorded as components of depreciation and amortization expense and in other liabilities. Net unrealized gains of $4 million and $37 million in 1999 and 1998, respectively, were recorded as increases to the nuclear decommissioning trust funds and other liabilities. Investments in debt and equity securities held within the external trust funds are classified as available for sale."

At December 31, 1999, Detroit Edison had a reserve of $314 million for the future decommissioning of Fermi 2, $12 million for low-level radioactive waste disposal costs, and $35 million for the future decommissioning of Fermi 1, an experimental nuclear unit on the Fermi 2 site that has been shut down since 1972. These reserves are included in other liabilities, with a like amount deposited in external trust funds. It is estimated that the cost of decommissioning Fermi 2 when its license expires in the year 2025 will be $688 million in 1999 dollars and $3 billion in 2025 dollars using a 6% inflation rate, and the cost of decommissioning Fermi 1 in 2025 is $34 million in 1999 dollars and $161 million in 2025 dollars using a 6% inflation rate.

FERMI 2 PHASE-IN PLAN

SFAS No. 92,"Regulated Enterprises - Accounting for Phase-in Plans," permits the capitalization of




--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)      Page 123.12
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo. Da. Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                 / /         Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

costs deferred for future recovery under a phase-in plan. Based on a MPSC-authorized phase-in plan, Detroit Edison recorded a receivable totaling $506.5 million from 1988 through 1992. Beginning in 1993 and ending in 1998, these amounts were amortized to operating expense as they were included in rates. Amortization of these amounts totaled $84 million and $112 million in 1998 and 1997, respectively.

CAPACITY FACTOR PERFORMANCE STANDARD

The capacity factor disallowances for 1998 and 1999 have not yet been determined by the MPSC. At December 31, 1999 and 1998, Detroit Edison had accruals of $63 million and $86 million, respectively, for the Fermi 2 capacity factor performance standard disallowances that are expected to be imposed by the MPSC for 1998 and 1999, and for the estimated impact on the 2000 capacity factor disallowance resulting from Fermi 2's lower than expected capacity utilization in 1998.

NUCLEAR FUEL DISPOSAL COSTS

In accordance with the Federal Nuclear Waste Policy Act of 1982, Detroit Edison has a contract with the United States Department of Energy (DOE) for the future storage and disposal of spent nuclear fuel from Fermi 2. Detroit Edison is obligated to pay DOE a fee of one mill per net kilowatthour of Fermi 2 electricity generated and sold. The fee is a component of nuclear fuel expense. Delays have occurred in the DOE's program for the acceptance and disposal of spent nuclear fuel at a permanent repository. Until the DOE is able to fulfill its obligation under the contract, Detroit Edison is responsible for the spent nuclear fuel storage and estimates that existing storage capacity will be sufficient until 2001, or until 2015 with expansion of such storage capacity. Plans are currently under way to complete the expansion project by 2001.


--------------------------------------------------------------------------------
NOTE 5 - JOINTLY-OWNED UTILITY PLANT
--------------------------------------------------------------------------------

Detroit Edison's portion of jointly-owned utility plant is as follows:

-------------------------------------------------------------------------------
                                         Belle River    Ludington Pumped Storage
-------------------------------------------------------------------------------

 In-service date                             1984-1985             1973
 Ownership interest                              *                   49%
 Investment (millions)                        $ 1,031           $   190
 Accumulated depreciation (millions)          $   417           $    90

    * Detroit Edison's ownership interest is 62.78% in Unit No. 1, 81.39% of the portion of the facilities applicable to Belle River used jointly by the Belle River and St. Clair Power Plants, 49.59% in certain transmission lines and, at December 31, 1999, 75% in facilities used in common with Unit No. 2.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)        Page 123.13
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo. Da. Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                / /          Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

BELLE RIVER

The Michigan Public Power Agency (MPPA) has an ownership interest in Belle River Unit No. 1 and certain other related facilities. MPPA is entitled to 18.61% of the capacity and energy of the entire plant and is responsible for the same percentage of the plant's operation and maintenance expenses and capital improvements.

LUDINGTON PUMPED STORAGE

Operation, maintenance and other expenses of the Ludington Pumped Storage Plant are shared by Detroit Edison and Consumers Energy Company in proportion to their respective ownership interests in the plant.

--------------------------------------------------------------------------------
NOTE 6 - INCOME TAXES
--------------------------------------------------------------------------------

Total income tax expense as a percent of income before tax varies from the statutory federal income tax rate for the following reasons:

----------------------------------------------------------------------------------------------------------------------------------
                                                                1999             1998             1997
-----------------------------------------------------------------------------------------------------------------

Statutory income tax rate                                       35.0%           35.0%            35.0%
Deferred Fermi 2 depreciation and return                          -              3.5              4.5
Investment tax credit                                           (1.6)           (2.1)            (2.0)
Depreciation                                                     1.2             4.5              4.5
Removal costs                                                   (1.9)           (1.7)            (1.5)
Other-net                                                         -             (0.9)             0.4
                                                               -------------------------------------------------
Effective income tax rate                                       32.7%           38.3%            40.9%
                                                               =================================================
Components of income tax expense are as follows:

----------------------------------------------------------------------------------------------------------------------------------
                                                                 1999              1998             1997
----------------------------------------------------------------------------------------------------------------------------------
                                                                                (Millions)

Current federal tax expense                                   $   282          $   280         $    308
Deferred federal tax benefit - net                                (60)              (5)              (6)
Investment tax credits                                            (11)             (15)             (14)
                                                               -------------------------------------------------
  Total                                                       $   211          $   260         $    288


Transferred income tax assets (liabilities) are comprised of the following at December 31:




--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)      Page 123.14
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo. Da. Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                / /          Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                                     1999                        1998
------------------------------------------------------------------------------------------------------------------
                                                                                  (Millions)

   Property                                                   $     (1,197)                $   (1,139)
   Unamortized nuclear costs                                          (899)                      (983)
   Property taxes                                                      (66)                       (65)
   Investment tax credit                                                96                        154
   Reacquired debt losses                                              (30)                       (32)
   Contributions in aid of construction                                 73                         63
   Other                                                                83                         96
                                                              ---------------------------------------

                                                              $     (1,940)  -             $   (1,906)
                                                              ---------------------------------------

   Deferred income tax liabilities                            $     (2,372)                $   (2,403)
   Deferred income tax assets                                          432                        497
                                                              ---------------------------------------

                                                              $     (1,940)                $   (1,906)
                                                              ---------------------------------------


NOTE 7 - SHAREHOLDERS' EQUITY
================================================================================

December 31, 1999, the Company had 5 million shares of Cumulative Preferred Stock, without par value, authorized with no shares issued. At December 31, 1999, 1.5 million shares of preferred stock are reserved for issuance in accordance with the Shareholders Rights Agreement.

At December 31, 1999, Detroit Edison had 30 million shares of Cumulative Preference Stock of $1 par value and 6.75 million shares of Cumulative Preferred Stock of $100 par value authorized, with no shares issued. All of Detroit Edison's 7.75% Series and 7.74% Series Cumulative Preferred Stock were redeemed in 1998.

In September 1997, the Board of Directors of the Company declared a dividend distribution of one right (Right) for each share of Company common stock outstanding. Under certain circumstances, each Right entitles the shareholder to purchase one one-hundredth of a share of Company Series A Junior Participating Preferred Stock at a price of $90. If the acquiring person or group acquires 10% or more of the Company common stock, and the Company survives, each Right (other than those held by the acquirer) will entitle its holder to buy Company common stock having a value of $180 for $90. If the acquiring person or group acquires 10% or more of the Company common stock, and the Company does not survive, each Right (other than those held by the surviving or acquiring company) will entitle its holder to buy shares of common stock of the surviving or acquiring company having a value of $180 for $90. The Rights will expire on October 6, 2007, unless redeemed by the Company at $0.01 per Right at any time prior to an event which would permit the Rights to be exercised. The Company may amend the Rights agreement without the approval of the holders of the Rights Certificates, except that the redemption price may not be less than $0.01 per Right.



--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)    Page 123.15
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo. Da. Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                / /          Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

NOTE 8 - LONG-TERM DEBT
================================================================================

Long-term debt outstanding at December 31 was:

-----------------------------------------------------------------------------------------------------------------
                                                                                1999               1998
-----------------------------------------------------------------------------------------------------------------
                                                                                       (Millions)
     MORTGAGE BONDS
         5.6% to 8.4% due 2000 to 2023                                    $     1,539        $    1,742
     REMARKETED NOTES
         6.0% to 6.4% due 2028 to 2034 (a)                                        410               410
     TAX EXEMPT REVENUE BONDS
         SECURED BY MORTGAGE BONDS
             Installment Sales Contracts
                 6.9% due 2004 to 2024 (b)                                        176               282
             Loan Agreements
                 6.3% due 2008 to 2029 (b)                                        831               607
         UNSECURED
             Installment Sales Contracts
                 6.4% due 2004                                                     24               142
             Loan Agreements
                 3.6% due 2024 to 2030 (a)                                        113               113
     QUIDS
         7.4% to 7.6% due 2026 to 2028                                            385               385
     Less amount due within one year                                             (194)             (219)
                                                                          -----------------------------
         TOTAL LONG-TERM DEBT                                             $     3,284        $    3,462
                                                                          ==============================

(a) Variable rate at December 31, 1999.
(b) Weighted average interest rate at December 31, 1999.

--------------------------------------------------------------------------------

In the years 2000 - 2004, Detroit Edison's long-term debt maturities are $194, $159, $198, $199 and $49 million, respectively.

Detroit Edison's 1924 Mortgage and Deed of Trust (Mortgage), the lien of which covers substantially all of Detroit Edison's properties, provides for the issuance of additional General and Refunding Mortgage Bonds (Mortgage Bonds). At December 31, 1999, approximately $4.1-billion principal amount of Mortgage
Bonds could have been issued on the basis of property additions, combined with an earnings test provision, assuming an interest rate of 8% on any such additional Mortgage Bonds. An additional $1.9 billion principal amount of Mortgage Bonds could have been issued on the basis of bond retirements.



--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)      Page 123.16
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo. Da. Yr)
The Detroit Edison Company                                 (2)__  A Resubmission                / /          Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

Total Long-Term Debt                              $      3,938   $    4,197
                                                  =========================


(a) Variable rate at December 31, 1999.
(b) Weighted average interest rate at December 31, 1999.
--------------------------------------------------------------------------------

In the years 2000 - 2004, the Company's long-term debt maturities are $270 million, $234 million, $275 million, $238 million and $64 million, respectively.

Detroit Edison's 1924 Mortgage and Deed of Trust (Mortgage), the lien of which covers substantially all of Detroit Edison's properties, provides for the issuance of additional General and Refunding Mortgage Bonds (Mortgage Bonds). At December 31, 1999, approximately $4.1 billion principal amount of Mortgage Bonds could have been issued on the basis of property additions, combined with an earnings test provision, assuming an interest rate of 8% on any such additional Mortgage Bonds. An additional $1.9 billion principal amount of Mortgage Bonds could have been issued on the basis of bond retirements.

Unless an event of default has occurred, and is continuing, each series of Quarterly Income Debt Securities (QUIDS) provides that interest will be paid quarterly. However, Detroit Edison also has "the right to extend the interest payment period on the QUIDS for up to 20 consecutive interest payment periods. Interest would continue to accrue during the deferral period. If this right is exercised, Detroit Edison may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock during the deferral period. Detroit Edison may redeem any series of capital stock pursuant to the terms of any sinking fund provisions during the deferral period. Additionally, during any deferral period, Detroit Edison may not enter into any inter-company transactions with any affiliate of Detroit Edison, including the Company, to enable the payment of dividends on any equity securities of the Company.

At December 31, 1999, $273 million of notes and bonds were subject to periodic remarketings within one year. Remarketing agents remarket these securities at the lowest interest rate necessary to produce a par bid. In the event that a remarketing fails, Standby Note Purchase Agreements and/or Letters of Credit provide that banks will purchase the securities and, after the conclusion of all necessary proceedings, remarket the bonds. In the event the banks' obligations under the Standby Note Purchase Agreements and/or Letters of Credit are not honored, then Detroit Edison would be required to purchase any securities subject to a failed remarketing.

NOTE 9 - SHORT-TERM CREDIT ARRANGEMENTS AND BORROWNGS
================================================================================

At December 31, 1999, Detroit Edison had total short-term credit arrangements of approximately $524 million, under which $162 million was outstanding. At December 31, 1998, $231 million was outstanding. The weighted average interest rates for short-term borrowings at December 31, 1999



--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)        Page 123.17
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo. Da. Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                / /          Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

and 1998 were 6.9% and 6.2%, respectively.

Detroit Edison had bank lines of credit of $201 million, all of which had commitment fees in lieu of compensating balances. Detroit Edison uses bank lines of credit and other credit facilities to support the issuance of commercial paper and bank loans. Detroit Edison had $162 million and $231 million of commercial paper outstanding at December 31, 1999 and 1998, respectively.

Detroit Edison had a nuclear fuel financing arrangement with Renaissance Energy Company (Renaissance), an unaffiliated company. Renaissance may issue commercial paper or borrow from participating banks on the basis of promissory notes. To the extent the maximum amount of funds available to Renaissance (currently $400 million) is not needed by Renaissance to purchase nuclear fuel, such funds may be loaned to Detroit Edison for general corporate purposes pursuant to a separate Loan Agreement. At December 31, 1999, approximately $323 million was available to Detroit Edison under such Loan Agreement.

Detroit Edison had a $200 million short-term financing agreement secured by its customer accounts receivable and unbilled revenues portfolio under which $200 million was outstanding at December 31, 1999 at a weighted average interest rate of 6.1%. At December 31, 1998, there were no amounts outstanding.

At December 31, 1999, DTE Capital Corporation (DTE Capital), a Company subsidiary, had short-term credit arrangements of $400 million backed by a Support Agreement from the Company, under which $25 million was outstanding. The credit agreement provides support for DTE Capital's commercial paper. At December 31, 1998, there was no commercial paper outstanding. In addition, the Company has entered into a total of $550 million of Support Agreements with DTE Capital for the purpose of DTE Capital's credit enhancing activities on behalf of DTE Energy non-regulated affiliates.

NOTE 10 - LEASES
================================================================================

Future minimum lease payments under capital leases, consisting of nuclear fuel ($72 million computed on a projected units of production basis), lake vessels ($19 million), locomotives and coal cars ($157 million), office space ($11 million), and computers, vehicles and other equipment ($2 million) at December 31, 1999 are as follows:
--------------------------------------------------------------------------------
                                   (Millions)

                                                     Remaining
     2000      2001      2002       2003      2004      Years       Total
--------------------------------------------------------------------------------
    $ 48     $  42      $ 35       $ 21      $ 14      $ 101        $261
                                                                    ====

--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)       Page 123.18
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                                         This Report is:                 Date of Report   Year of Report
                                                           (1) X  An Original               (Mo. Da. Yr)
The Detroit Edison Company                                 (2) __ A Resubmission                / /          Dec 31, 1999
===============================================================================================================================

                      NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

Future minimum lease payments for an operating lease for railcars are as follows:
--------------------------------------------------------------------------------
                                   (Millions)

                                                        Remaining
    2000      2001       2002      2003       2004        Years       Total
--------------------------------------------------------------------------------
  $  9      $   9      $  9      $  8       $  8       $   40         $83
                                                                      =====

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Rental expenses for both capital and operating leases were $107 million (including $52 million for nuclear fuel), $96 million (including $49 million for nuclear fuel) and $72 million (including $42 million for nuclear fuel) for 1999, 1998 and 1997, respectively.

Detroit Edison has a contract with Renaissance which provides for the purchase by Renaissance for Detroit Edison of up to $400 million of nuclear fuel, subject to the continued availability of funds to Renaissance to purchase such fuel. Title to the nuclear fuel is held by Renaissance. Detroit Edison makes quarterly payments under the contract based on the consumption of nuclear fuel for the generation of electricity.

NOTE 11 - FINANCIAL INSTRUMENTS
================================================================================

TRADING ACTIVITIES

DTE ET markets and trades electricity and natural gas physical products and financial instruments, and provides risk management services utilizing energy commodity derivative instruments which include futures, exchange traded and over-the-counter options, and forward purchase and sale commitments. The notional amounts and terms of DTE ET's outstanding energy trading financial instruments and the fair values of DTE ET's energy commodity derivative instruments were not material at December 31, 1999.

MARKET RISK

DTE ET manages, on a portfolio basis, the market risks inherent in its activities subject to parameters established by the Company's Risk Management Committee (RMC), which is authorized by its Board of Directors. Market risks are monitored by the RMC to ensure compliance with the Company's stated risk management policies. DTE ET marks its portfolio to market and measures its risk on a daily basis in accordance with Value at Risk (VaR) and other risk methodologies. The quantification of market risk using VaR provides a consistent measure of risk across diverse energy markets and products.


--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)      Page 123.19
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X An Original     (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

CREDIT RISK

DTE ET is exposed to credit risk in the event of nonperformance by customers or counterparties of its contractual obligations. The concentration of customers and/or counterparties may impact overall exposure to credit risk, either positively or negatively, in that the counterparties may be similarly affected by changes in economic, regulatory or other conditions. However, DTE ET maintains credit policies with regard to its customers and counterparties that management believes significantly minimize overall credit risk. These policies include an evaluation of potential customers' and counterparties' financial condition and credit rating, collateral requirements or other credit enhancements such as letters of credit or guarantees, and the use of standardized agreements which allow for the netting or offsetting of positive and negative exposures associated with a single counterparty. Based on these policies, the Company does not anticipate a materially adverse effect on financial position or results of operations as a result of customer or counterparty nonperformance. Those futures and option contracts which are traded on the New York Mercantile Exchange are financially guaranteed by the Exchange and have nominal credit risk.

NON-TRADING ACTIVITIES

INTEREST RATE SWAPS

In October 1996, Detroit Edison entered into a three-year interest rate swap agreement based on a notional amount of $25 million, which was nominally linked to the Detroit Edison 1993 Series B Remarketed Notes. In 1999 and 1998, the average rate received was 5.12% and 5.68%, respectively, and the average rate paid was 4.71% and 5.02%, respectively. The net of interest received and interest paid on the swap was accrued as a component of interest expense in the current period.

PCI Enterprises Company (PCI), a coal pulverizing subsidiary, entered into a seven-year interest rate swap agreement beginning June 30, 1997, with the intent of reducing the impact of changes in interest rates on its variable rate non-recourse debt. The initial notional amount was $30 million which was based on 60% of its term loan of $50 million. The notional amount outstanding at December 31, 1999 and 1998, was $24 million and $27 million, respectively, and will decline throughout the term of the loan based on amortization of principal amounts. PCI pays a fixed interest rate of 6.96% on the notional amount and receives a variable interest rate based on LIBOR. In 1999 and 1998, the average rate received was 5.28% and 5.65%, respectively. The net of interest received and interest paid on the swap is accrued as a component of interest expense in the current period.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. The carrying amount of financial instruments, except for long-term debt, approximates fair value. The estimated fair value of total long-term debt at December 31, 1999 and 1998 was $4 billion and $4.8 billion, respectively, compared to the carrying amount of $4.2 billion and $4.5 billion, respectively.

------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)           Page 123.20
------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X An Original   (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

NOTE 12 - COMMITMENTS AND CONTINGENCIES
================================================================================

COMMITMENTS

Detroit Edison has outstanding purchase commitments of approximately $850 million at December 31, 1999, which includes, among other things, line construction and clearance costs and equipment purchases. The Company and Detroit Edison have also entered into long-term fuel supply commitments of approximately $621 million.

Detroit Edison has an Energy Purchase Agreement (Agreement) for the purchase of steam and electricity from the Detroit Resource Recovery Facility. Under the Agreement, Detroit Edison will purchase steam through 2008 and electricity through June 2024. In 1996, a special charge to net income of $149 million ($97 million after-tax) or $0.67 cents per share was recorded. The special charge included a reserve for steam purchase commitments from 1997 through 2008 and expenditures for closure of a portion of the steam heating system. The reserve for steam purchase commitments was recorded at its present value, therefore Detroit Edison will record non-cash accretion expense through 2008. In addition, amortization of the reserve for steam purchase commitments is netted against losses on steam heating purchases recorded in fuel and purchased power expense. Purchases of steam and electricity were $35 million, $31 million and $34 million for 1999, 1998 and 1997, respectively. Annual steam purchase commitments are approximately $38 million, $39 million, $40 million, $42 million and $43 million for 2000, 2001, 2002, 2003 and 2004, respectively.

In October 1995, the MPSC issued an Order approving Detroit Edison's six-year capacity and energy purchase agreement with Ontario Hydro. Ontario Hydro agreed to sell Detroit Edison 300 MW of capacity from mid-May through mid-September. This purchase will offset a concurrent agreement to lease approximately a third of Detroit Edison's Ludington 917 MW capacity to FirstEnergy for the same time period. The net economic effect of Ludington lease and the Ontario Hydro purchase is an estimated reduction in PSCR expense of $74 million.

CONTINGENCIES

LEGAL PROCEEDINGS

Detroit Edison and plaintiffs in a class action pending in the Circuit Court for Wayne County, Michigan (Gilford et al v. Detroit Edison), as well as plaintiffs in two other pending actions which make class claims (Sanchez, et al v.
Detroit) Edison, Circuit Court for Wayne County, Michigan; and Frazier v. Detroit Edison, United States District Court, Eastern District of Michigan), agreed to binding arbitration to settle these matters. A Consent Judgment received preliminary Court approval. On October 28, 1999, a panel of arbitrators awarded the plaintiffs $45.15 million. As a result of sufficient prior accruals and anticipated insurance coverage, Detroit Edison did not incur a

--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)           Page 123.21
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X An Original   (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

material 1999 earnings impact due to this award. Detroit Edison anticipates that the insurance claims process will conclude favorably. While Detroit Edison can give no assurances as to the final resolution of the claims process, it does not believe that an unfavorable earnings impact will result.

OTHER

In addition to the matters reported herein, the Company and its subsidiaries are involved in litigation and environmental matters dealing with the numerous aspects of their business operations. The Company believes that such litigation and the matters discussed above will not have a material effect on its financial position, results of operations and cash flows.

See Notes 3 and 4 for a discussion of contingencies related to Regulatory Matters and Fermi 2.

NOTE 13 - EMPLOYEE BENEFITS
================================================================================

RETIREMENT PLAN

Detroit Edison has a trusteed and non-contributory defined benefit retirement plan (Plan) covering all eligible employees who have completed six months of service. The Plan provides retirement benefits based on the employees' years of benefit service, average final compensation and age at retirement. Detroit Edison's policy is to fund pension cost calculated under the projected unit credit actuarial cost method.

Net pension cost included the following components:

----------------------------------------------------------------------------------------------------------
                                                                    1999       1998      1997
----------------------------------------------------------------------------------------------------------
                                                                           (Millions)
Service cost - benefits earned during period                       $  35      $  31     $  27
Interest cost on projected benefit obligation                         92         88        86
Expected return on Plan assets                                      (124)      (118)     (104)
Amortization of unrecognized prior service cost                        5          5         5
Amortization of unrecognized net asset resulting from initial
  application                                                         (4)        (4)       (4)
Net pension cost                                                   --------------------------
                                                                   $   4      $   2     $  10
                                                                   ==========================
----------------------------------------------------------------------------------------------------------



FERC FORM NO. 1 (ED. 12-88)              Page 123.22
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X An Original     (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

The following reconciles the funded status of the Plan to the amount recorded in the Consolidated Balance Sheet at December 31:

------------------------------------------------------------------------------------------
                                                                 1999               1998
------------------------------------------------------------------------------------------
                                                                        (Millions)
Projected benefit obligation at beginning of year                    $  1,400    $  1,294
    Service cost - benefits earned during period                           35          31
    Interest cost on projected benefit obligation                          92          88
    Net (gain) loss                                                       (49)         61
    Benefits paid to participants                                         (77)        (74)
    Plan amendments                                                        56          --
                                                                     --------------------
Projected benefit obligation at end of year                             1,457       1,400
                                                                     --------------------
Fair value of Plan assets (primarily equity and
      debt securities) at beginning of year                             1,416       1,347
    Actual return on Plan assets                                          246         143
    Benefits paid to participants                                         (77)        (74)
                                                                     --------------------
Fair value of Plan assets at end of year                                1,585       1,416
                                                                     --------------------
Plan assets in excess of projected benefit obligation                     128          16
Unrecognized net (asset) resulting from initial application               (11)        (15)
Unrecognized net (gain) loss                                             (136)         31
Unrecognized prior service cost                                            94          47
                                                                     --------------------
Asset recorded in the Consolidated Balance Sheet                     $     75    $     79
                                                                     ====================
-----------------------------------------------------------------------------------------------------


Assumptions used in determining the projected benefit obligation at December 31 were as follows:


-----------------------------------------------------------------------------------------------------
                                                                                  1999      1998
-----------------------------------------------------------------------------------------------------

Discount rate                                                                     7.5%      6.5%
Annual increase in future compensation levels                                     4.0       4.0
-----------------------------------------------------------------------------------------------------
Expected long-term rate of return on Plan assets                                  9.5       9.0
-----------------------------------------------------------------------------------------------------

The unrecognized net asset at date of initial application is being amortized over approximately 15.4 years, which was the average remaining service period of employees at January 1, 1987.

In addition to the Plan, there are several supplemental non-qualified, non-contributory, retirement benefit plans for certain management employees.

SAVINGS AND INVESTMENT PLANS

Detroit Edison has voluntary defined contribution plans qualified under Section 401 (a) and (k) of the Internal Revenue Code for all eligible employees. Detroit Edison contributes up to 6% of base
--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)             Page 123.23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X An Original     (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

compensation for non-represented employees and up to 4% for represented employees. Matching contributions were $21 million, $21 million and $20 million for 1999, 1998 and 1997, respectively.

OTHER POSTRETIREMENT BENEFITS

Detroit Edison provides certain postretirement health care and life insurance benefits for retired employees. Substantially all of Detroit Edison's employees will become eligible for such benefits if they reach retirement age while working for Detroit Edison. These benefits are provided principally through insurance companies and other organizations.

Net other postretirement benefits cost included the following components:


-----------------------------------------------------------------------------------------
                                                         1999      1998       1997
-----------------------------------------------------------------------------------------
                                                                 (Millions)
Service cost - benefits earned during period           $   23     $   19    $   19
Interest cost on accumulated
  benefit obligation                                       41         38        39
Expected return on assets                                 (39)       (30)      (20)
Amortization of unrecognized transition obligation         21         21        21
                                                       ---------------------------

Net other postretirement benefits cost                 $   46     $   48    $   59
                                                       ===========================
-----------------------------------------------------------------------------------------

The following reconciles the funded status to the amount recorded in the Consolidated Balance Sheet at December 31:


--------------------------------------------------------------------------------------------
                                                                    1999         1998
                                                                       (Millions)
--------------------------------------------------------------------------------------------
Postretirement benefit obligation at beginning of year             $   625      $  580
   Service cost - benefits earned during period                         23          19
   Interest cost on accumulated benefit obligation                      43          38
   Benefit payments                                                    (29)        (27)
   Net (gain) loss                                                     (55)         15
                                                                   -------------------

Postretirement benefit obligation at end of year                       607         625
                                                                   -------------------
Fair value of assets (primarily equity and debt
       securities) at beginning of year                                422         309
    Detroit Edison contributions                                        26          57
    Benefit payments                                                    (8)         --
    Actual return on assets                                             61          56
                                                                   -------------------

--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)             Page 123.24
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X An Original     (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------



Fair value of assets at end of year                                        501         422
                                                                        ------------------
Postretirement benefit obligation in (excess) of assets                   (106)       (203)
Unrecognized transition obligation                                         267         287
Unrecognized net (gain)                                                   (105)        (28)
                                                                        ------------------
Asset recorded in the Consolidated
    Balance Sheet                                                       $   56      $   56
                                                                        ==================
------------------------------------------------------------------------------------------------

Assumptions used in determining the postretirement benefit obligation at December 31 were as follows:


------------------------------------------------------------------------------------------------
                                                                      1999             1998
------------------------------------------------------------------------------------------------
Discount rate                                                          7.5%             6.5%
Annual increase in future compensation levels                          4.0              4.0
------------------------------------------------------------------------------------------------
Expected long-term rate of return on assets                            9.0              8.5
------------------------------------------------------------------------------------------------

Benefit costs were calculated assuming health care cost trend rates beginning at 8% for 2000 and decreasing to 5% in 2007 and thereafter for persons under age 65 and decreasing from 5.8% to 5% for persons age 65 and over. A one-percentage-point increase in health care cost trend rates would increase the aggregate of the service cost and interest cost components of benefit costs by $11 million for 1999 and increase the accumulated benefit obligation by $86 million at December 31, 1999. A one-percentage-point decrease in the health care cost trend rates would decrease the aggregate of the service cost and interest cost components of benefit costs by $9 million for 1999 and decrease the accumulated benefit obligation by $70 million at December 31, 1999.

NOTE 14 - STOCK-BASED COMPENSATION
================================================================================

The Company adopted a Long-Term Incentive Plan (LTIP) in 1995. Under the LTIP, certain key employees may be granted restricted common stock, stock options, stock appreciation rights, performance shares and performance units. Common stock granted under the LTIP may not exceed 7.2 million shares. Performance units (which have a face amount of $1) granted under the LTIP may not exceed 25 million in the aggregate. As of December 31, 1999, no stock appreciation rights, performance shares or performance units have been granted under the LTIP.

Under the LTIP, shares of restricted common stock were awarded and are restricted for a period not exceeding four years. All shares are subject to forfeiture if specified performance measures are not met. During the applicable restriction period, the recipient has all the voting, dividend and other rights of a record holder except that the shares are nontransferable, and non-cash distributions paid upon the shares would be subject to transfer restrictions and risk of forfeiture to the same extent as
--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)            Page 123.25
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Respondent           This Report is:      Date of Report  Year of Report

                             (1) X An Original   (Mo. Da. Yr)
The Detroit Edison Company   (2) _ A Resubmission     / /          Dec 31, 1999
--------------------------------------------------------------------------------
                    NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

the shares themselves. The shares were recorded at the market value on the date of grant and amortized to expense based on the award that was expected to vest and the period during which the related employee services were to be rendered. Restricted common stock activity for the year ended December 31 was:


---------------------------------------------------------------------------------------
                                                        1999       1998      1997
---------------------------------------------------------------------------------------
Restricted common shares awarded                        99,500     74,000    68,500

Weighted average market price of shares awarded        $ 40.99    $ 38.77   $ 28.38

Compensation cost charged against                      $   945    $   976   $   222
  income (thousands)
=======================================================================================

Stock options were also issued under the LTIP. Options are exercisable at a rate of 25% per year during the four years following the date of grant. The options will expire 10 years after the date of the grant. The option exercise price equals the fair market value of the stock on the date that the option was granted. Stock option activity was as follows:


---------------------------------------------------------------------------------------
                                                                       Weighted
                                                          Number       Average
                                                          of Options   Exercise Price
---------------------------------------------------------------------------------------
Outstanding at January 1, 1997                                   --          --
                                                            310,500       28.38
         Granted                                            -------
Outstanding at December 31, 1997 (none exercisable)         310,500       28.38
         Granted                                            319,500       38.38
         Exercised                                          (22,625)      28.50
                                                            -------
Outstanding at December 31, 1998 (58,750 exercisable)       607,375       33.70
         Granted                                            428,000       41.30
         Exercised                                          (11,675)      30.99
         Canceled                                           (24,625)      31.96
                                                            -------
Outstanding at December 31, 1999
   (194,371 exercisable at a weighted average
   exercise price of $32.35)                                999,075       37.03
                                                            =======



The range of exercise prices for options outstanding at December 31, 1999 was $28.50 to $43.85. The number, weighted average exercise price and weighted average remaining contractual life options outstanding was as follows:

--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)               Page 123-26
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Respondent         This Report is:        Date of Report  Year of Report
                           (1)  X  An Original     (Mo. Da. Yr.)
The Detroit Edison Company (2)  _  A Resubmission      /  /         Dec 31, 1999
--------------------------------------------------------------------------------
                   NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                                                          Weighted Average
Range of Exercise                                             Weighted Average              Remaining
    Prices                  Number of Options                  Exercise Price            Contractual Life
-----------------------------------------------------------------------------------------------------------
$28.50 - $34.75                  282,825                           $28.68                    7.2 years
$38.04 - $43.85                  716,250                           $40.32                    8.9 years
                                 -------
                                 999,075                           $37.03                    8.4 years
                                 =======
-----------------------------------------------------------------------------------------------------------


The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense has been recorded for options granted. As required by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has determined the pro forma information as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using a modified Black/Scholes option pricing model - American style and the following weighted average assumptions:

-----------------------------------------------------------------------------------------------------------
                                          1999                 1998                 1997
-----------------------------------------------------------------------------------------------------------
Risk-free interest rate                   5.64%                5.84%                6.83%
Dividend yield                            4.95%                5.39%                7.26%
Expected volatility                      17.28%               17.48%               18.31%
Expected life                          10 years               10 years             10 years
Fair value per option                  $7.18                  $6.43                $4.15

The pro forma effect of these options would be to reduce net income by $1,289,000, $695,000 and $244,000 for the years ended December 31, 1999, 1998 and 1997, respectively, and to reduce earnings per share by $0.01 for the year-ended December 31, 1999. There was no pro forma effect on earnings per share for the years ended December 31, 1998 and 1997.

NOTE 15 - SEGMENT AND RELATED INFORMATION
--------------------------------------------------------------------------------

The Company's reportable business segment is its regulated electric utility, Detroit Edison, which is engaged in the generation, purchase, transmission, distribution and sale of electric energy in a 7,600 square mile area in Southeastern Michigan. All other includes non-regulated energy-related businesses and services, which develop and manage electricity and other energy-related projects, and engage in domestic energy trading and marketing. Inter-segment revenues are not material. Income taxes are allocated based on intercompany tax sharing agreements, which generally allocate the tax benefit of alternative fuels tax credits and accelerated depreciation to the respective subsidiary, without regard to the subsidiary's own net income or whether such tax benefits are
--------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)          Page 123.27
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Respondent         This Report is:        Date of Report  Year of Report
                           (1)  X  An Original     (Mo. Da. Yr.)
The Detroit Edison Company (2)  _  A Resubmission      /  /         Dec 31, 1999
--------------------------------------------------------------------------------
                   NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

Operating revenues                          $3,902       $319            $   -             $4,221
Depreciation and amortization                  643         18                                 661
Interest expense                               277         34                8                319
Income tax expense (benefit)                   260       (100)              (6)               154
Net income                                     412         42              (11)               443
Total assets                                10,987        937              164             12,088
Capital expenditures                           548        449                -                997

------------------------------------------------------------------------------------------------------
                  1997                                    (Millions)
Operating revenues                         $ 3,657      $107             $    -            $ 3,764
Depreciation and amortization                  658         2                  -                660
Interest expense                               282        16                 (1)               297
Income tax expense (benefit)                   288       (30)                (1)               257
Net income                                     405        14                 (2)               417
Total assets                                10,745       448                 30             11,223
Capital expenditures                           467       233                  -                700
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 16 - SUPPLEMENTARY QUARTERLY FINANCIAL INFORMATION (UNAUDITED)
--------------------------------------------------------------------------------

                                                                1999 Quarter Ended
                                              Mar. 31        June 30         Sept. 30       Dec. 31
------------------------------------------------------------------------------------------------------
                                                                   (Millions)
Operating Revenues                            $  911        $ 1,006           $ 1,211       $ 919
Operating Income                                 224            225               286         200
Net Income                                       104            107               138          85
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                                1998 Quarter Ended
                                              Mar. 31        June 30         Sept. 30       Dec. 31
------------------------------------------------------------------------------------------------------
                                                                   (Millions)
Operating Revenues                            $  901        $   992           $ 1,105       $ 904
Operating Income                                 237            248               284         201
Net Income                                        98             95               125         100

-------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)          Page 123.28
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Name of Respondent         This Report is:        Date of Report  Year of Report
                           (1)  X  An Original     (Mo. Da. Yr.)
The Detroit Edison Company (2)  _  A Resubmission      /  /         Dec 31, 1999
--------------------------------------------------------------------------------
                   NOTES TO FINANCIAL STATEMENTS (Continued)
--------------------------------------------------------------------------------

                                             Mar. 31        Jun. 30          Sep. 30         Dec. 31
------------------------------------------------------------------------------------------------------
                                                      (Millions, except per share amounts)
Operating Revenues                           $  1,024       $ 1,150          $ 1,440         $ 1,114
Operating Income                                  215           211              281             194
Net Income                                        115           110              161              97
Earnings Per Common Share                        0.79          0.76             1.11            0.67
------------------------------------------------------------------------------------------------------

                                                               1998 Quarter Ended
                                             Mar. 31         Jun. 30         Sep. 30         Dec. 31
------------------------------------------------------------------------------------------------------
                                                      (Millions, except per share amounts)
Operating Revenues                           $   945        $ 1,064          $ 1,199         $ 1,013
Operating Income                                 233            248              266             190
Net Income                                       104            101              132             106
Earnings Per Common Share                       0.72           0.69             0.91            0.73
------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
FERC FORM NO. 1 (ED. 12-88)      Page 123.29
-------------------------------------------------------------------------------

                       18 C.F.R. SECTION 33.3, EXHIBIT F




                              ACTUAL AND PRO FORMA
                         ANALYSIS OF RETAINED EARNINGS

                                                                       EXHIBIT F



                             Request for Waiver of
                       18 C.F.R. Section 33.3, Exhibit F




       DTE Energy, a public utility holding company, and ITC, a special purpose subsidiary created exclusively for purposes of consummating the proposed Transfer Transaction, respectfully request waiver of 18 C.F.R. Section 33.3, Exhibit F to this Application, an actual and pro forma analysis of retained earnings. Neither DTE Energy nor ITC currently owns, operates, or otherwise controls any facilities used for the generation, transmission, or distribution of electric energy. As such, DTE Energy and ITC are not presently required to keep their records in conformance with the Commission's Uniform System of Accounts set forth at 18 C.F.R. Section 101. Accordingly, DTE Energy and ITC submit that good cause exists to grant their request for waiver.

--------------------------------------------------------------------------------------------------------------------------------
| Name of Respondent                   | This Report is:                |    Date of Report       |    Year of Report          |
| The Detroit Edison Company           | (1)   [X]An Original           |    (Mo, Da, Yr)         |    Dec. 31       1999      |
|                                      | (2)   [ ]A Resubmission        |     / /                 |              --------      |
|-------------------------------------------------------------------------------------------------------------------------------
|                                         STATEMENT OF RETAINED EARNINGS FOR THE YEAR                                          |
|-------------------------------------------------------------------------------------------------------------------------------
|1. Report all changes in appropriated retained earnings, unappropriated retained earnings, and unappropriated undistributed   |
|subsidiary earnings for the year.                                                                                             |
|2. Each credit and debit during the year should be identified as to the retained earnings account in which recorded (Accounts |
|433, 6-439 inclusive). Show the contra primary account affected in column (b)                                                 |
|3. State the purpose and amount of each reservation or appropriation of retained earnings.                                    |
|4. List first account 439, Adjustments to Retained Earnings, reflecting adjustments to the opening balance of retained        |
|earnings. Follow by credit, then debit items in that order.                                                                   |
|5. Show dividends for each class and series of capital stock.                                                                 |
|6. Show separately the State and Federal income tax effect of items shown in account 439, Adjustments to Retained Earnings.   |
|7. Explain in a footnote the basis for determining the amount reserved or appropriated. If such reservation or appropriation  |
|is to be recurrent, state the number and annual amounts to be reserved or appropriated as well as the totals eventually to    |
|be accumulated.                                                                                                               |
|8. If any notes appearing in the report to stockholders are applicable to this statement, include them on pages 122-123.      |
|                                                                                                                              |
|                                                                                                                              |
|                                                                                                                              |
|-------------------------------------------------------------------------------------------------------------------------------
|Line |                                                                               |  Contra Primary  |       Amount        |
| No. |                                     Item                                      | Account Affected |                     |
|     |                                      (a)                                      |       (b)        |         (c)         |
--------------------------------------------------------------------------------------------------------------------------------
|     |UNAPPROPRIATED RETAINED EARNINGS (Account 216)                                 |                  |                     |
--------------------------------------------------------------------------------------------------------------------------------
|   1 |Balance-Beginning of Year                                                      |                  |                     |
|-----|-------------------------------------------------------------------------------|                  |       1,561,340,141 |
|   2 |Changes                                                                        |                  |                     |
|-----|-------------------------------------------------------------------------------|                  |                     |
|   3 |Adjustments to Retained Earnings (Account 439)                                 |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|   4 |Other credits                                                                  |                  |              35,620 |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|   5 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|   6 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|   7 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|   8 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|   9 |TOTAL Credits to Retained Earnings (Acct. 439)                                 |                  |              35,620 |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  10 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  11 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  12 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  13 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  14 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  15 |TOTAL Debits to Retained Earnings (Acct. 439)                                  |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  16 |Balance Transferred from income (Account 433 less Account 418.1)               |                  |         434,554,270 |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  17 |Appropriations of Retained Earnings (Acct. 436)                                |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  18 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  19 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  20 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  21 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  22 |TOTAL Appropriations of Retained Earnings (Acct. 436)                          |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  23 |Dividends Declared-Preferred Stock (Account 437)                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  24 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  25 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  26 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  27 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  28 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  29 |TOTAL Dividends Declared-Preferred Stock (Acct. 437)                           |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  30 |Dividends Declared-Common Stock (Account 438)                                  |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  31 |$2.20 per share                                                                |                  |        -319,263,724 |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  32 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  33 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  34 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  35 |                                                                               |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  36 |TOTAL Dividends Declared-Common Stock (Acct. 438)                              |                  |        -319,263,724 |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  37 |Transfers from Acct. 216.1, Unapprop. Undistrib. Subsidiary Earnings           |                  |                     |
|-----|-------------------------------------------------------------------------------|------------------|---------------------|
|  38 |Balance - End of Year (Total 1,9,15,16,22,29,36,37                             |                  |       1,676,666,307 |
------|-------------------------------------------------------------------------------|------------------|----------------------
--------------------------------------------------------------------------------------------------------------------------------

FERC FORM NO. 1 (ED. 12-96)                 Page 118

------------------------------------------------------------------------------------------------------------------------------------
Name of Respondent                      This Report Is:                    Date of Report                Year of Report
                                        (1) [X] An Original                (Mo. Da. Yr)
The Detroit Edison Company              (2) [ ] A Resubmission                 /   /                      Dec. 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
                                     STATEMENT OF RETAINED EARNINGS FOR THE YEAR
------------------------------------------------------------------------------------------------------------------------------------
1.   Report all changes in appropriated retained earnings, unappropriated retained earnings, and unappropriated undistributed subsidiary earnings for the year.
2.   Each credit and debit during the year should be identified as to the retained earnings account in which recorded (Accounts 433,
     -439 inclusive). Show the contra primary account affected in column (b)
3.   State the purpose and amount of each reservation or appropriation of retained earnings.
4.   List first account 439, Adjustments to Retained Earnings, reflecting adjustments to the opening balance of retained earnings.
Follow by credit, then debit items in that order.
5.   Show dividends for each class and series of capital stock.
6.   Show separately the State and Federal income tax effect of items shown in account 439, Adjustments to Retained Earnings.
7.   Explain in a footnote the basis for determining the amount reserved or appropriated.  If such reservation or appropriation is to be recurrent, state the number and annual amounts to be reserved or appropriated as well as the totals eventually to be accumulated.
8.   If any notes appearing in the report to stockholders are applicable to this statement, include them on pages 122-123.


------------------------------------------------------------------------------------------------------------------------------------
Line                                                                                 Contra Primary                Amount
No.                                     Item                                        Account Affected
                                        (a)                                               (b)                        (c)
------------------------------------------------------------------------------------------------------------------------------------
   APPROPRIATED RETAINED EARNINGS (Account 215)
------------------------------------------------------------------------------------------------------------------------------------
39
------------------------------------------------------------------------------------------------------------------------------------
40
------------------------------------------------------------------------------------------------------------------------------------
41
------------------------------------------------------------------------------------------------------------------------------------
42
------------------------------------------------------------------------------------------------------------------------------------
43
------------------------------------------------------------------------------------------------------------------------------------
44
------------------------------------------------------------------------------------------------------------------------------------
45 TOTAL Appropriated Retained Earnings (Account 215)
------------------------------------------------------------------------------------------------------------------------------------
   APPROP. RETAINED EARNINGS - AMORT. Reserve, Federal (Account 215.1)
------------------------------------------------------------------------------------------------------------------------------------
46 TOTAL Approp. Retained Earnings-Amort. Reserve, Federal (Acct. 215.1)
------------------------------------------------------------------------------------------------------------------------------------
47 TOTAL Approp. Retained Earnings (Acct. 215, 215.1) (Total 45, 46)
------------------------------------------------------------------------------------------------------------------------------------
48 TOTAL Retained Earnings Account 215, 215.1, 216) (Total 38, 47)                                                   1,676,666,307
------------------------------------------------------------------------------------------------------------------------------------
   UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (Account 216.1)
------------------------------------------------------------------------------------------------------------------------------------
49 Balance-Beginning of Year (Debit or Credit)                                                                             372,507
------------------------------------------------------------------------------------------------------------------------------------
50 (Equity in Earnings for Year (Credit) (Account 418.1)                                                                   -44,200
------------------------------------------------------------------------------------------------------------------------------------
51 (Less) Dividends Received (Debit)
------------------------------------------------------------------------------------------------------------------------------------
52
------------------------------------------------------------------------------------------------------------------------------------
53 Balance-End of Year (Total lines 49 thru 52)                                                                            328,307
------------------------------------------------------------------------------------------------------------------------------------





























----------------------------------------------------------------------------------------------------------------------------------

FERC FORM NO. 1  (ED. 12-96)                              Page 119

                       18 C.F.R. SECTION 33.3, EXHIBIT G



                       OTHER REQUIRED REGULATORY FILINGS

                                   (Omitted)

                       18 C.F.R. SECTION 33.3., EXHIBIT H




                           Contracts Relating to Sale
                          Purchase and Sale Agreements
                      and Related Exhibits and Attachments

                               OPERATING AGREEMENT

                                 BY AND BETWEEN

                       INTERNATIONAL TRANSMISSION COMPANY

                                       AND

                           THE DETROIT EDISON COMPANY


                            Dated as of May   , 2000
                                           ---


                              (PRO FORMA AGREEMENT)

                               OPERATING AGREEMENT
                                 BY AND BETWEEN
                       INTERNATIONAL TRANSMISSION COMPANY
                                       AND
                           THE DETROIT EDISON COMPANY


         This agreement is made and entered into as of this    day of May, 2000,
by and between International Transmission Company ("ITC"), a Michigan corporation, having its principal place of business at 2000 Second Avenue, Detroit, Michigan 48226, and The Detroit Edison Company ("DETROIT EDISON"), a Michigan corporation, having its principal place of business at 2000 Second Avenue, Detroit, Michigan 48226. (ITC and Detroit Edison may be referred to individually as "PARTY" or collectively as the "PARTIES").

         WHEREAS, as a consequence of the comprehensive restructuring of the bulk power and retail electric markets in the State of Michigan, Detroit Edison has entered into an agreement pursuant to which it will sell substantially all of its integrated transmission facilities located in the State of Michigan with voltage ratings of 120 kilovolts ("kV") and above (collectively, the "TRANSMISSION SYSTEM") to ITC (the "TRANSFER TRANSACTION");

         WHEREAS, Detroit Edison desires to exit from the transmission business and transfer operational control to ITC over certain facilities classified as "distribution" with voltage ratings of 120 kV and above that are used to serve retail end-use customers ("END-USE FACILITIES");

         WHEREAS, ITC desires to engage in the transmission of electric energy in interstate commerce and to exercise operational control over both the Transmission System and End-Use Facilities for purposes of providing open access, non-discriminatory transmission service to Detroit Edison and all other eligible customers;

         WHEREAS, ITC also desires to provide open access, non-discriminatory transmission service over certain facilities owned and operated by Detroit Edison with voltage ratings below 120 kV ("DISTRIBUTION FACILITIES") that are used to serve certain wholesale customers and credit all charges collected therefrom to Detroit Edison; and

         WHEREAS, ITC and Detroit Edison desire to enter into a comprehensive agreement defining the post-Transfer Transaction responsibilities for the Transmission System and End-Use Facilities, including the exercise of operational control, planning, and expansion thereof by ITC.

         NOW THEREFORE, in consideration of the mutual agreements and commitments contained herein, ITC and Detroit Edison agree as follows:

                             ARTICLE 1. DEFINITIONS

         1.1 The following terms shall have the meanings set forth below. Any term used in this Agreement that is not defined herein shall have the meaning customarily attributed to such term within the electric utility industry.

         "AGREEMENT" means this Operating Agreement By and Between International Transmission Company and The Detroit Edison Company, as it may be amended from time to time.

         "CLOSING DATE" means the date and time upon which the closing of the Transfer Transaction actually occurs.

         "CONTROL AREA" means the Transmission System as bounded by interconnections (tie line) metering and telemetry such that Generation Resources are controlled directly to maintain interchange schedules with other control areas and to contribute to the frequency regulation of the interconnected transmission grid.

         "CONTROL AREA OPERATOR" means the person and/or entity responsible for exercising operational control over the Transmission System.

         "ECAR" means the Eastern Coordination and Reliability Agreement, its successors and assigns.

         "FERC" means the Federal Energy Regulatory Commission.

         "GENERATION RESOURCES" means the facilities used for the production of electric energy, which are owned and operated by Detroit Edison and located within ITC's Control Area available to meet the capacity and energy needs of Detroit Edison.

         "GOOD UTILITY PRACTICES" means any of the practices, methods, or acts engaged in or approved by a significant portion of the electric utility industry with respect to similar facilities during the relevant time period which, in each case, in the exercise of reasonable judgment in light of the facts known or that should have been known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, law, regulation, environmental protection, and expedition. Good Utility Practices are not intended to be limited to the optimum practices, methods, or acts to the exclusion of all others, but rather to delineate the acceptable practices, methods, or acts generally accepted in such industry.

         "ITC OATT" means the tariff pursuant to which ITC provides or will provide open access, non-discriminatory transmission service, as amended from time to time, or any successor tariff on file, or to be filed, with the FERC, as such may be amended from time to time.

         "LOAD REQUIREMENTS" means the demand and energy which Detroit Edison is obligated to provide to satisfy retail service territory commitments, wholesale requirements tariffs or agreements, and planning reserves.

         "MECS" means Michigan Electric Coordination System, its successors or assigns.

         "OASIS STANDARDS OF CONDUCT" means the rules and regulations promulgated by the FERC, 18 C.F.R. Part 37 (1999), as amended from time to time, requiring the implementation of Standards of Conduct governing the transfer of information and communications between public utilities' wholesale merchant and transmission system operation functions, and that of their affiliates.

         "OFF-SYSTEM PURCHASES" means purchases from a third-party of energy, associated capacity, or ancillary services to reduce costs or to provide reliability for the Transmission System or as required by law.

         "OFF-SYSTEM SALES" means all wholesale sales of power and energy made by Detroit Edison to third-parties.

         "REGULATORY AUTHORITY" means any federal, state, local, or other governmental, regulatory, or administrative agency having jurisdiction over the subject matter of this Agreement.

         "RTO" means regional transmission organization as contemplated by the FERC in Order No. 2000, Regional Transmission Organizations, 89 FERC [paragraph] 61,285 (1999).

         "SYSTEM CONTROL CENTER" means the facilities used by ITC to provide the services necessary for the operation of the Transmission System as a single Control Area.

         "SYSTEM DISPATCH" means the centralized, commitment and dispatch of Generating Resources and Off-System Purchases by ITC.

         "TRANSMISSION ASSETS" means all individual facilities used to transmit electric energy with voltage ratings of 120 kV and above, including all transmission lines and stations (including rights-of-way, certain land, towers, poles, and conductors), transformers, the MECS Control Center facility and related equipment (including associated land and rights), generation tie lines, radial taps from the Transmission System (up to, but not including the facilities that establish the final circuit connection to distribution facilities or retail customers), voltage control devices and power flow control devices directly connected to the Transmission System, associated substations, mobile capacitor banks, and necessary inventory and equipment spares.

         "TRANSMISSION CUSTOMER" means a transmission customer taking service under the ITC OATT, any entity that is a party to a transaction under the ITC OATT, including Detroit Edison, or any entity on whose behalf ITC is providing transmission service as the agent for Detroit Edison.

         1.2 Each of the following terms have the meaning specified in the section set forth opposite such term:

              Term                                                  Section
              ----                                                  -------

              ATC                                                   3.1.3
              CONFIDENTIAL INFORMATION                              15.8
              DEFAULTING PARTY                                      8.2
              DIRECT CLAIM                                          7.3.3
              DISCLOSING PARTY                                      15.8
              DISTRIBUTION FACILITIES                               Recitals
              EFFECTIVE DATE                                        2.1
              END-USE FACILITIES                                    Recitals
              EVENT OF DEFAULT                                      10
              GRANDFATHERED AGREEMENTS                              3.5
              FORCE MAJEURE EVENT                                   9.1
              INDEMNIFIED PARTY                                     7.1
              INDEMNIFYING PARTY                                    7.1
              INDEMNITEE                                            7.2
              INDEMNIFIABLE LOSS(ES)                                7.1
              INITIAL TERM                                          2.1
              NITS                                                  3.5
              NON-DEFAULTING PARTY                                  8.2
              OASIS                                                 3.1.5
              RECIPIENT                                             15.8
              RENEWAL TERM                                          2.1
              THIRD PARTY CLAIM                                     7.3.1
              TRANSFER TRANSACTION                                  Recitals
              TRANSMISSION SYSTEM                                   Recitals

                         ARTICLE 2. TERM AND TERMINATION

         2.1 This agreement shall become effective when signed by the Parties. Parties' corresponding obligations as set forth herein shall begin at 12:01 a.m.
(EPT) on the day immediately following the Closing Date ("EFFECTIVE DATE"). The initial term of this Agreement shall commence as of the Effective Date and shall continue for one (1) year ("INITIAL TERM"), unless terminated earlier in accordance with the provisions of this Agreement. Following the Initial Term, or each subsequent Renewal Term (as hereinafter defined), as the case may be, this Agreement shall automatically be renewed for a period of one (1) year ("RENEWAL TERM"), unless either Party delivers a written notice of termination to the other Party at least sixty (60) days prior to the end of the then current term.

         2.2 Upon entering into this Agreement, the Parties have acknowledged that by no later than December 31, 2001, ITC will either join a FERC-approved RTO or constitute itself as an RTO that satisfies all of the minimum characteristics and functions of an RTO as determined by the FERC. Should ITC seek to transfer ownership, operation, and/or control of the Transmission System to a FERC-approved RTO, the Parties shall have the right to leave in effect all or part of this Agreement for an interim period following such transfer, upon the express written consent of each Party (whose consent shall not be unreasonably withheld); provided however, that if the transfer of ownership, operation, or control of the Transmission System occurs as a result of ITC's participation in a FERC-approved RTO, ITC shall be required to secure the consent of the RTO regarding the continued effectiveness of this Agreement.

         2.3 Any obligations incurred by the Parties under this Agreement to make payments due, remit costs, or complete construction of designated facilities, as agreed to prior to the termination hereof, shall survive the termination of this Agreement.

                                   ARTICLE 3.
                   OBLIGATIONS, RIGHTS AND RESPONSIBILITIES OF
                       INTERNATIONAL TRANSMISSION COMPANY

         3.1 Operation of Transmission System. Pursuant to the terms of this Agreement, upon the consummation of the Transfer Transaction, ITC shall be responsible for operating the Transmission System (including all End-Use Facilities as defined herein) in order to provide all Transmission Customers with safe, efficient, reliable, and non-discriminatory transmission service pursuant to terms and conditions set forth in the ITC OATT. As more fully set forth in the Operating Protocols attached hereto as Appendix 1, such operation shall be in accordance with Good Utility Practices and shall conform to the applicable reliability requirements of NERC, ECAR or other regional reliability councils, or any successor organizations, and all applicable requirements of federal or state laws or Regulatory Authorities. ITC shall establish reliability guidelines or procedures necessary to implement and comply with the applicable reliability requirements. As further detailed in Appendix 1, ITC shall assume the following operational responsibilities from Detroit Edison:

             3.1.1 Administration and Maintenance of ITC OATT. ITC shall be responsible for administering the ITC OATT and for providing open access, non-discriminatory transmission service to all Transmission Customers taking service under such tariff and for maintaining the ITC OATT on file with the FERC.

             3.1.2 Review and Approval of Requests for Transmission Service Under the ITC OATT. ITC shall be responsible for reviewing and approving, as appropriate, all requests for open access, non-discriminatory transmission service under the ITC OATT.

             3.1.3 Determination of Available Transmission Capacity. ITC shall be responsible for calculating available transmission capacity ("ATC") for the Transmission System in accordance with the terms and conditions set forth in the ITC OATT.

             3.1.4 Provision of Ancillary Services. ITC shall be responsible for offering ancillary services, as required by the rules and regulations of the FERC, to all Transmission

Customers taking service under the ITC OATT. ITC shall procure ancillary services on a non-preferential and competitive basis from Detroit Edison at currently FERC-approved rates set forth in Docket No. OA96-78-000, and from any third-party suppliers of such services at FERC-approved rates. So long as ITC and Detroit Edison are corporate affiliates, ITC shall only procure ancillary services from Detroit Edison at FERC-approved cost-based rates.

             3.1.5 Administration of Open Access Same-Time Information System. ITC shall assume responsibility for operating the open access same-time information system ("OASIS") for the Transmission System, subject to the oversight of ECAR.

             3.1.6 Maintenance and Operation Services. ITC shall be responsible for maintenance and operation of the Transmission System and may employ persons and enter into agreements as necessary to perform these services. ITC may contract with Detroit Edison to perform these services. Pursuant to the terms of a separate services agreement, Detroit Edison agrees to perform maintenance and operation services for ITC, in accordance with Good Utility Practices. The services agreement shall continue until such time that ITC either becomes a member of an existing FERC-approved RTO or constitutes itself as an RTO that fully satisfies the minimum characteristics or functions of an RTO, and is no longer affiliated with Detroit Edison and its parent, DTE Energy Company, whichever shall occur first; provided however, that nothing in this Agreement shall preclude the Parties from renewing or renegotiating such services agreement.

             3.1.7 Coordination of Maintenance Schedules. ITC shall be responsible for establishing, in coordination with all Transmission Customers, a maintenance schedule for all Transmission Assets making up the Transmission System, and shall coordinate with Detroit Edison and all other generators, as appropriate, the scheduling of maintenance on all Generation Resources connected to the Transmission System.

             3.1.8 Maintenance of Transmission System Security. ITC shall be responsible for maintaining the security of the Transmission System and shall monitor and coordinate voltage levels with neighboring control areas.

             3.1.9 Construction of New Transmission Assets. ITC shall be responsible for the construction of new Transmission Assets where necessary or desirable to provide transmission service over the Transmission System, or in response to requests for transmission service under the ITC OATT. ITC shall be responsible for acquiring all land, licenses, or rights-or-way necessary for such construction. ITC may, in its reasonable business judgment, contract with Detroit Edison for design, construction, and related real estate services. Pursuant to the terms of separate construction agreement, Detroit Edison agrees to construct all new Transmission Assets for ITC. The construction agreement will continue until such time as ITC either becomes a full member of an existing FERC-approved RTO, or constitutes itself as an RTO that satisfies the FERC's minimum characteristics and functions of an RTO, and is no longer affiliated with Detroit Edison and its parent, DTE Energy Company, whichever shall occur first; provided however, that nothing in this Agreement shall preclude the Parties from renewing or renegotiating such construction agreement.

             3.1.10 Access to Transmission System. During reasonable business hours and under reasonable conditions, ITC shall, upon request, allow a duly-authorized representative(s) of Detroit Edison such access to the Transmission System as is necessary for Detroit Edison to perform its obligations under this Agreement or to comply with the requirements of Regulatory Authorities. Any such access provided pursuant to this section 3.1.10 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.

             3.1.11 Providing Information to Detroit Edison. ITC shall provide such information to Detroit Edison as is necessary for Detroit Edison to perform the obligations set forth in Article IV of this Agreement or any Grandfathered Agreement, or to comply with the requirements of any Regulatory Authority. All such information provided by ITC shall be submitted in accordance with the relevant rules and regulations set forth in the OASIS Standards of Conduct. Information identified as "confidential" shall be treated as confidential to the extent permitted by law. Any information provided pursuant to this section
3.1.11 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.

             3.1.12 Inspection and Auditing of Records. During reasonable business hours and under reasonable conditions, ITC shall, upon request, grant a duly-authorized representative(s) of Detroit Edison and/or Regulatory Authorities such access to ITC's books and records as is necessary to verify compliance by ITC under this Agreement, and to audit and verify transactions under this Agreement. ITC shall also comply with all applicable reporting requirements of Regulatory Authorities having jurisdiction over ITC with respect to the business aspects of its operations, and shall maintain such accounting records and metering data as is necessary to perform its obligations under this Agreement. The inspection and auditing of ITC's books and records pursuant to this section 3.1.12 shall be subject to the relevant rules and regulations of the OASIS Standards of Conduct.

         3.2 Provision of Transmission Service over Distribution Facilities ITC. ITC shall provide open access, non-discriminatory transmission service to certain wholesale customers over the Distribution Facilities, as defined herein, pursuant to the terms of the ITC OATT and shall credit all charges associated with the provision of such services over the Distribution Facilities to Detroit Edison.

         3.3 Obligation to Dispatch System. Upon consummation of the Transfer Transaction, ITC shall administer and perform the function of system dispatch in order to meet Load Requirements and Off-System Sales obligations through the dispatch of Detroit Edison's Generation Resources and Off-System Purchases, consistent with Good Utility Practices, as well as any applicable standards established by NERC and ECAR.

             3.3.1 Detroit Edison and ITC shall provide communications, metering, and other facilities necessary for the metering and control of the Generating Resources and interconnected Transmission Assets, respectively. Detroit Edison shall be responsible for any expenses incurred regarding the installation, operation, and maintenance of facilities that constitute a portion of a particular Generation Resource. ITC shall be responsible for any expenses it incurs for the installation, operation, and maintenance of interconnected Transmission Assets or the Transmission System.

         3.4 Obligations as Control Area Operator. Upon consummation of Transfer Transaction, ITC shall administer and perform the duties, as defined in this section 3.4, of Control Area Operator for the Transmission System and, at a minimum, shall be obligated to:

             3.4.1 match, at all times, the power from generators located within the Transmission System with capacity and energy purchased from or sold to entities located outside of the Transmission System with load located within the Transmission System;

             3.4.2 maintain scheduled interchange with other Control Area Operators, within the limits of Good Utility Practices;

             3.4.3 maintain the frequency of the Transmission System within reasonable limits in accordance with Good Utility Practices;

             3.4.4 procure from Detroit Edison, or from other third-party generators, sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practices; and

             3.4.5 administer, maintain, and implement all transmission reservations in accordance with the OASIS.

         3.5 Grandfathered Transmission Agreements. Where Detroit Edison is obligated to provide transmission under agreements or tariffs which were executed or effective prior to July 9, 1996 ("GRANDFATHERED AGREEMENTS"), ITC and Detroit Edison will execute a Network Integration Transmission Service ("NITS") agreement under the ITC OATT to ensure that Detroit Edison's obligation to provide transmission service under the Grandfathered Agreements is satisfied. The load served under the Grandfathered Agreements will be included in Detroit Edison's load ratio calculation under the ITC OATT, and Detroit Edison shall compensate ITC for this service under the ITC OATT. Detroit Edison will continue to bill customers served pursuant to the Grandfathered Agreements in accordance with the rates, terms and conditions set forth therein.

                                   ARTICLE 4.
                    OBLIGATIONS, RIGHTS AND RESPONSIBILITIES
                          OF THE DETROIT EDISON COMPANY

         4.1 Duty to Cooperate with ITC. Detroit Edison shall, to the greatest extent practicable, cooperate with ITC as ITC performs its duties as system dispatcher and Control Area Operator, including providing reactive supply and voltage control from generation sources or other ancillary services and reducing load, when reasonably requested by ITC, in accordance with the terms and conditions of the ITC OATT and Good Utility Practices. Detroit Edison shall not operate its Generation Resources or Distribution Facilities in a manner which unduly interferes with the provision of transmission service by ITC.

         4.2 Construction of New Distribution Facilities. Detroit Edison shall, at the request of ITC, plan and construct such Distribution Facilities necessary to provide adequate and reliable transmission service to wholesale customers served over the Distribution Facilities.

             4.2.1 Detroit Edison shall obtain all required authorizations, permits, licenses, or other regulatory approvals, including without limitation, siting and environmental requirements as may be imposed by state, local, and federal laws and regulations, for all facilities constructed by Detroit Edison. Construction of new facilities shall be performed in accordance with Good Utility Practices, industry standards, and any requirements of Regulatory Authorities.

         4.3 Access to Distribution Facilities. During reasonable business hours and under reasonable conditions, Detroit Edison shall, upon request, allow a duly-authorized representative(s) of ITC access to the Distribution Facilities as is necessary for ITC to perform its obligations under this Agreement, the ITC OATT, and any service agreements thereunder, or to comply with the requirements of Regulatory Authorities. Any such access provided pursuant to this section 4.3 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.

         4.4 Future Transfer of Operational Control of Distribution Facilities to ITC. Should Detroit Edison transfer operational control of the Distribution Facilities to ITC, subject to approval of the applicable Regulatory Authority(ies), Detroit Edison shall appoint ITC as its agent hereunder for purposes of providing all customers taking Service over such Distribution Facilities with open access transmission service under the ITC OATT.

         4.5 Providing Information to ITC. Detroit Edison shall provide such information to ITC as is necessary for ITC to perform its obligations under this Agreement, the ITC OATT, and any transmission service agreements thereunder, or to comply with the requirements of Regulatory Authorities. Any such information provided pursuant to this Section 4.4 shall be subject to the relevant rules and regulations established pursuant to the OASIS Standards of Conduct.

         4.6. Inspection and Auditing of Records. During reasonable business hours and under reasonable conditions, Detroit Edison shall, upon request, allow a duly-authorized representative(s) of ITC such access to books and records as is necessary for ITC to perform its obligations under this Agreement, the ITC OATT, and any service agreements thereunder, or to comply with the requirements of Regulatory Authorities, for purposes of auditing and verifying transactions under this Agreement. Detroit Edison shall, upon consummation of the Transfer Transaction, comply with all applicable reporting requirements of Regulatory Authorities having jurisdiction over Detroit Edison with respect to the business aspects of its operations and shall maintain such accounting records and metering data as is necessary to perform its obligations under this Agreement. Any such inspection and auditing of Detroit Edison's books and records conducted by ITC pursuant to this section 4.5 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.

         4.7 Fixed Costs of Existing Generation Resources. Detroit Edison shall remain responsible for all costs of Generation Resources subject to its ownership and control, including generating unit retirements and permanent derates.

         4.8 New Generation Resources. Detroit Edison shall be responsible for the costs of any new Generation Resources constructed, purchased, leased, or otherwise acquired by Detroit Edison during the term of this Agreement. These costs include, but are not limited to, the cost of environmental compliance.

         4.9 Demand Charges from Off-System Purchases. Demand Charges from existing Off-System Purchases to enable Detroit Edison to meet safely, reliably, and economically its Load Requirements shall remain the responsibility of Detroit Edison.

                        ARTICLE 5. ASSIGNMENT OF REVENUES

         Transmission revenues from all Grandfathered Agreements will be billed and collected by Detroit Edison. ITC will bill and collect all revenues for open access transmission service agreements assigned by Detroit Edison to ITC pursuant to the terms of the Transfer Transaction. The revenues billed, collected, and received pursuant to open access transmission service provided pursuant to the terms and conditions of the ITC OATT shall be retained by ITC. ITC shall credit to Detroit Edison those charges billed and collected for the use of the Distribution Facilities by wholesale customers taking transmission service under ITC OATT.

                                   ARTICLE 6.
                    OBLIGATIONS, RIGHTS AND RESPONSIBILITIES
                           OF THE OPERATING COMMITTEE

         6.1 Creation of Operating Committee. Upon the consummation of the Transfer Transaction, the Parties hereto shall create an Operating Committee which shall consist of one member designated by each party; provided however, that any third-party transferring ownership and/or control over its FERC-jurisdictional transmission facilities to ITC shall be granted the opportunity to designate one representative to the Operating Committee.

         6.2 Meeting Dates. The Operating Committee shall hold such meetings at such times designated by the Committee, but at least once per calendar year. Meetings of the Operating Committee may also be held at any time upon the request of a member of the Operating Committee. Minutes of the Operating Committee meeting shall be prepared and maintained.

         6.3 Decisions. All decisions of the Operating Committee shall be made by unanimous vote of the members present or voting by proxy at the meeting at which the vote is taken.

         6.4 Duties. The Operating Committee shall have the following duties, unless such duties are otherwise assigned by a vote of the Operating Committee to ITC or Detroit Edison, in which case the so-assigned party shall perform such duties. The Operating Committee shall:

             6.4.1 Be responsible for the day-to-day administration of this Agreement and the development of any amendments thereto.

             6.4.2 Review and recommend additional duties and responsibilities for ITC or Detroit Edison consistent with FERC Order Nos. 888, 889 and 2000, and review and recommend changes to the procedures for System Dispatch and interchange coordination.

             6.4.3 Monitor the adequacy of reserves for the Parties and the Transmission System.

             6.4.4 Provide coordination of maintenance schedules for major Generation Resources.

             6.4.5 Provide coordination of other matters not specifically provided herein which the Parties agree are necessary to operate the Transmission System reliably and economically.

         6.5 Committee Expenses. Each Party shall pay the expenses of its representative to the Operating Committee.


                           ARTICLE 7. INDEMNIFICATION

         7.1 Indemnification. Each Party (as an "INDEMNIFYING PARTY") shall indemnify, hold harmless, and defend the other Party (an "INDEMNIFIED PARTY"), its parent, affiliates and successors, and their officers, directors, employees, agents, subcontractors and successors, from and against any and all claims, demands, liabilities, costs, losses, judgments, damages, and expenses (including, without limitation, reasonable attorney and expert fees and disbursements incurred by Indemnified Party in any actions or proceedings between Indemnified Party and a third party, the Indemnifying Party or any other party) to the extent the foregoing are not covered by insurance ("INDEMNIFIABLE LOSS(ES)") suffered by or asserted against Indemnified Party by a third party to the extent caused by the gross negligence or willful misconduct of the Indemnifying Party and/or its respective officers, directors, employees, agents and subcontractors and arising out of this Agreement and not caused by the negligence or willful misconduct of any such Indemnitee.

         7.2 Indemnification Procedures. Any Party entitled to receive indemnification under this Agreement (an "INDEMNITEE") as a result of having a claim under these indemnification provisions shall make a good faith effort to recover all losses, damages, costs, and expenses from insurers of such Indemnitee under applicable insurance policies so as to reduce the amount of any Indemnifiable Loss hereunder. The amount of any Indemnifiable Loss shall be reduced to the extent that Indemnitee receives any insurance proceeds with respect to an Indemnifiable Loss. The obligations of the Parties under this Article 7 shall not be limited in any way by any limitation on insurance, by the amount or types of damages (except as otherwise limited under section 7.1), or by any compensation or benefits payable by the Parties under workers' compensation acts, disability benefit acts or other employee acts, or otherwise.

         7.3 Defense of Claims.

             7.3.1 If any Indemnitee receives written notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a Party to this Agreement or any affiliate of a Party to this Agreement (a "THIRD PARTY CLAIM") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnitee's receipt of written notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, and the Indemnitee will cooperate in good faith in such defense at such Indemnitee's own expense.

             7.3.2 If within ten (10) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of section 7.3.1, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) calendar days (unless waiting 20 calendar days would prejudice the Indemnitee's rights) after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable expenses thereof. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten (10) business days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer, plus reasonable costs and expenses paid or incurred by the Indemnitee up to the date of such notice. Notwithstanding the foregoing, the Indemnitee shall have the right to pay, compromise, or settle any Third Party Claim at any time, provided that in such event the Indemnitee shall waive any right to indemnity hereunder unless the Indemnitee shall have first sought the consent of the Indemnifying Party in writing to such payment, settlement, or compromise and such consent was unreasonably withheld or delayed, in which event no claim for indemnity therefor hereunder shall be waived.

             7.3.3 Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "DIRECT CLAIM") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event not later than thirty
(30) calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have accepted such Direct Claim. If the Indemnifying Party rejects such Direct Claim, the Indemnitee will be free to seek enforcement of its rights to indemnification under this Agreement.

             7.3.4 If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement, or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement, or payment by or against any other entity, the amount of such reduction, less any costs, expenses, or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the prime rate as published in The Wall Street Journal) will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates; provided, however, that (i) the Indemnifying Party will then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment are hereby made expressly subordinated and subjected in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights. Nothing in this section 7.3.4 shall be construed to require any Party hereto to obtain or maintain any insurance coverage.

             7.3.5 A failure to give timely notice as provided in this section
7.3 will not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.

                       ARTICLE 8. LIMITATION OF LIABILITY

         8.1 No Consequential Damages. Neither ITC nor Detroit Edison, nor their respective officers, directors, agents, employees, successors, assigns, or subcontractors shall be liable to the other Party or its parent, subsidiaries, affiliates, officers, directors, agents, employees, successors, assigns, or subcontractors for claims, suits, actions, causes of action, or otherwise for incidental, punitive, special, indirect, multiple, or consequential damages (including attorneys' fees or litigation costs) connected with, or resulting from, performance or non-performance of this Agreement, or any actions undertaken in connection with, or related to this Agreement, including, without limitation, any such damages which are based upon causes of action for breach of contract, statutory (including negligence and misrepresentation), breach of warranty, or strict liability.

         8.2 Direct Damages. Subject to the indemnity obligations set forth in
Article 7, upon an Event of Default by one Party (the "DEFAULTING PARTY") under this Agreement, which Event of Default is not excusable due to a Force Majeure Event or due to an Event of Default by the other Party (the "NON-DEFAULTING PARTY") under this Agreement, the Defaulting Party's liability to the Non-Defaulting Party shall be limited to the Non-Defaulting Party's direct damages incurred by the Non-Defaulting Party as a result of such Event of Default by the Defaulting Party.

                            ARTICLE 9. FORCE MAJEURE

         9.1 Force Majeure. A Party shall not be considered to be in default or breach of this Agreement, and shall be excused from performance, or liability for damages to the other Party, to the extent it shall be delayed in or prevented from performing or carrying out any of the obligations or responsibilities of this Agreement because of a Force Majeure Event. "FORCE MAJEURE EVENT" means any occurrence beyond the reasonable control of a Party which causes such Party to be delayed in or prevented from performing or carrying out any of its obligations under this Agreement and which by the exercise of due diligence in accordance with Good Utility Practices, that Party is unable to prevent, avoid, mitigate, or overcome, including any of the following: any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, ice, explosion, breakage or accident to machinery or equipment, order, regulation or restriction imposed by governmental military or lawfully established civilian authorities, provided that a Force Majeure Event shall not include lack of finances or change in market conditions, and provided further that any failure by ITC to obtain services for the Transmission System due to the failure of any supplier or subcontractor of ITC to perform any obligation to ITC (including Detroit Edison as maintenance supplier) shall not constitute a Force Majeure Event hereunder unless such subcontractor or supplier is unable to perform for reasons that would constitute a "Force Majeure Event" hereunder.

         9.2 Procedure. Any Party claiming that a Force Majeure Event has occurred shall (i) provide prompt written notice of such Force Majeure Event to the other Party giving a detailed written explanation of the event and an estimate of its expected duration and probable effect on the performance of that Party's obligations hereunder; and (ii) use commercially reasonable efforts in accordance with Good Utility Practices to mitigate the effect of the Force Majeure Event on the other Party, except that settlement of any labor dispute shall be in the sole judgment of the affected Party.

                               ARTICLE 10. DEFAULT

         Unless excused by a Force Majeure Event, or the other Party's Event of Default, each of the following events shall be deemed to be an "EVENT OF DEFAULT" hereunder: failure of either Party, in a material respect, to comply with, observe, or perform any covenant, warranty, or obligation under this Agreement, without limitation, and such failure is not cured or rectified within thirty (30) days after receipt of written notice of such failure from the other Party or such longer period as may be reasonably required, provided that the defaulting Party diligently attempts to cure the Event of Default.

                         ARTICLE 11. ADDITIONAL REMEDIES

         Subject to section 7.1, and to the extent permitted by law, the Parties shall be entitled to injunctive relief to prevent breaches by a Party, and specific performance to enforce the terms of this Agreement, in addition to any other remedy to which a Party is entitled under this Agreement, at law, or in equity.

                              ARTICLE 12. DISPUTES

         Any disagreement between ITC and Detroit Edison as to their rights and obligations under this Agreement shall first be addressed by the Parties. If representatives of the Parties are unable in good faith to satisfactorily resolve their disagreement, the Parties shall refer the matter to their respective senior management. If, after using their best efforts to try to resolve the dispute, senior management cannot resolve the dispute in thirty (30) days, either Party may exercise any right or remedy available pursuant to this Agreement.

                   ARTICLE 13. REPRESENTATIONS AND WARRANTIES

         13.1 ITC. ITC represents and warrants to Detroit Edison as follows:

             13.1.1 Organization. ITC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan and ITC has the requisite corporate power and authority to carry on its business as now being conducted.

             13.1.2 Authority Relative to this Agreement. ITC has the requisite power and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all required corporate action. The Agreement has been duly and validly executed and delivered by ITC and constitutes a valid and binding Agreement of ITC.

             13.1.3 Regulatory Approval. ITC has obtained or will obtain by the Closing Date any and all approvals of, and given notice to, any public authority that is required for it to execute and deliver this Agreement.

             13.1.4 Compliance With Law. ITC represents and warrants that it is not in violation of any applicable law, statute, order, rule, or regulation promulgated or judgment entered by any Federal, state, or local governmental authority, which violation would materially affect ITC's performance of its obligations under this Agreement. ITC represents and warrants that it will comply in all material respects with all applicable laws, rules, regulations, codes, and standards of all Federal, state, and local governmental agencies having jurisdiction over this Agreement, except to the extent that a failure to so comply would not have a material adverse effect on ITC's obligations hereunder.

         13.2 Detroit Edison. Detroit Edison represents and warrants to ITC as follows:

             13.2.1 Organization. Detroit Edison is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan, and has the requisite power and authority to carry on its business as is now being conducted.

             13.2.2 Authority Relative to this Agreement. Detroit Edison has the requisite power and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all required corporate action. The Agreement has been duly and validly executed and delivered by Detroit Edison and constitutes a valid and binding Agreement of Detroit Edison.

             13.2.3 Regulatory Approval. Detroit Edison has obtained or will obtain by the Closing Date any and all approvals of, and given notice to, any public authority that is required for it to execute and deliver this Agreement.

             13.2.4 Compliance With Law. Detroit Edison represents and warrants that it is not in violation of any applicable law, statute, order, rule, or regulation promulgated or judgment entered by any Federal, state, or local governmental authority, which violation would materially affect its performance of its obligations under this Agreement. Detroit Edison represents and warrants that it will comply in all material respects with all applicable laws, rules, regulations, codes, and standards of all Federal, state, and local governmental agencies having jurisdiction over this Agreement, except to the extent that a failure so to comply would not have a material adverse effect on its obligations hereunder.

         13.3 Effectiveness. The representations and warranties in sections 13.1 and 13.2 shall continue in full force and effect for the term of this Agreement.

                                   ARTICLE 14.
                ASSIGNMENT OR OTHER CHANGE IN CORPORATE IDENTITY

         This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of the Parties and their respective successors and permitted assigns, but assignment of any right, interest, or obligation under this Agreement may not be made without the other Party's prior written consent, which consent shall not be unreasonably withheld. Assignments to which there is not consent may be voided by the non-assigning Party.

                            ARTICLE 15. MISCELLANEOUS

         15.1 Waiver. Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by the Party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to any subsequent failure of the first Party to comply with such obligation, covenant, agreement, or condition.

         15.2 Governing Law. This Agreement, and all rights, obligations, and performances of the Parties hereunder, are subject to all applicable Federal and state laws, and to all duly-promulgated orders, and other duly-authorized action of governmental authorities having jurisdiction. When not in conflict with or preempted by Federal law, this Agreement will be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to the conflict of law principles thereof.

         15.3 Severability. If any of the provisions of this Agreement are held to be unenforceable or invalid by any court or regulatory authority of competent jurisdiction, the Parties shall, to the extent possible, negotiate an equitable adjustment to the provisions of this Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

         15.4 Amendment. If the applicable provisions relating to the implementation of this Agreement are changed materially from the policies, methods, and procedures contemplated herein, the Parties shall endeavor in good faith to make conforming changes to this Agreement with the intent to fulfill the purposes of this Agreement. Any amendment to this Agreement shall be in writing and signed by both Parties.

         15.5 Further Assurances. The Parties hereto agree to promptly execute and deliver, at the expense of the Party requesting such action, any and all other and further instruments and documents which may be reasonably requested in order to effectuate the transactions contemplated hereby, and shall carry out their obligations under this Agreement.

         15.6 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the Parties, any rights or remedies under or by reason of this Agreement.

         15.7 No Power of Representation. ITC shall have no power to represent, bind, or otherwise obligate Detroit Edison.

         15.8 Confidentiality. All information regarding a Party (the "DISCLOSING PARTY") that is furnished directly or indirectly to the other Party (the "RECIPIENT") pursuant to this Agreement and marked "Confidential" shall be deemed "CONFIDENTIAL INFORMATION". Notwithstanding the foregoing, Confidential Information does not include information that (i) is rightfully received by Recipient from a third party having an obligation of confidence to the Disclosing Party, (ii) is or becomes in the public domain through no action on Recipient's part in violation of this Agreement, (iii) is already known by Recipient as of the date hereof, or (iv) is developed by Recipient independent of any Confidential Information of the Disclosing Party. Information that is specific as to certain data shall not be deemed to be in the public domain merely because such information is embraced by more general disclosure in the public domain.

             15.8.1 Recipient shall keep all Confidential Information strictly confidential and not disclose any Confidential Information to any third party for a period of two (2) years from the date the Confidential Information was received by Recipient, except as otherwise provided herein.

             15.8.2 Recipient may disclose the Confidential Information to its affiliates and its affiliates' respective directors, officers, employees, consultants, advisors, and agents who need to know the Confidential Information for the purpose of assisting Recipient with respect to its obligations under this Agreement. Recipient shall inform all such parties, in advance, of the confidential nature of the Confidential Information. Recipient shall cause such parties to comply with the requirements of this Agreement and shall be responsible for the actions, uses, and disclosures of all such parties.

             15.8.3 If Recipient becomes legally compelled or required to disclose any of the Confidential Information (including, without limitation, pursuant to the policies, methods, and procedures of the FERC, including the OASIS Standards of Conduct, or other Regulatory Authority), Recipient will provide the Disclosing Party with prompt written notice thereof so that the Disclosing Party may seek a protective order or other appropriate remedy. Recipient will furnish only that portion of the Confidential Information which its counsel considers legally required, and Recipient will cooperate, at the Disclosing Party's expense, with the Disclosing Party's counsel to enable the Disclosing Party to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. It is further agreed that, if, in the absence of a protective order, Recipient is nonetheless required to disclose any Confidential Information, Recipient will furnish only that portion of the Confidential Information which its counsel considers legally required.

         15.9 Survival. The indemnification obligations of each Party under
Article 7 shall become effective upon the occurrence of the Closing Date, and, for acts and occurrences prior to expiration, termination, completion, suspension, or cancellation of this Agreement shall continue in full force and effect regardless of whether this Agreement expires, terminates, or is suspended, completed, or canceled. The provisions of Articles 8, 9, and 10 shall survive termination, expiration, cancellation, suspension, or completion of this Agreement.

         15.10 Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed effective upon receipt when delivered either by hand delivery, cable, telecopy (confirmed in writing), or telex, or by mail (registered or certified, postage prepaid) to the respective Parties as follows:

                  If to ITC to:

                  --------------------------
                  --------------------------
                  --------------------------
                  Attention:
                            ----------------
                  Fax:
                      ----------------------

                  If to Detroit Edison to:

                  --------------------------
                  --------------------------
                  --------------------------
                  Attention:
                            ----------------
                  Fax:
                      ----------------------

         15.11 Entire Agreement. This Agreement constitutes the entire understanding between the Parties, and supersedes any and all previous understandings, oral or written, which pertain to the subject matter contained herein.

         15.12 Counterparts. This Agreement may be executed in counterparts, all of which will be considered one and the same Agreement and each of which will be deemed an original.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date and year first above written.

                                    INTERNATIONAL TRANSMISSION COMPANY


                                    By:
                                            ------------------------

                                    Name:
                                            ------------------------

                                    Title:
                                            ------------------------



                                    THE DETROIT EDISON COMPANY

                                    By:
                                            ------------------------

                                    Name:
                                            ------------------------

                                    Title:
                                            ------------------------

                                   APPENDIX 1

                              Operating Protocols

                               OPERATING PROTOCOLS

         Pursuant to and in accordance with the Operating Agreement between International Transmission Company ("ITC") and The Detroit Edison Company ("DETROIT EDISON") entered into concurrently herewith, the Parties agree to the following Operating Protocols. The Effective Date of this agreement is the same as that described in the Operating Agreement ("Agreement"), and all capitalized terms used herein shall have the same meaning ascribed thereto in the Operating Agreement, unless otherwise indicated.

                                    ARTICLE 1
                         CONTROL OF TRANSMISSION SYSTEM

         1.1 ITC Operational Responsibilities. ITC shall have operational control over the Transmission Assets and End-Use Facilities that comprise the Transmission System. ITC shall function as System Dispatcher and Control Area Operator and also have operational control over the End-Use Facilities. Upon consummation of the Transfer Transaction, Detroit Edison will transfer operational control of the End-Use Facilities to ITC in a manner consistent with Good Utility Practices. ITC will cooperate with Detroit Edison to facilitate the transfer of operational control of the End-Use Facilities.

                  1.1.1 ITC shall periodically review whether the Transmission Assets and End-Use Facilities under its operational control constitute all of the facilities necessary to provide reliable, non-discriminatory transmission service as contemplated under the Operating Agreement and the ITC OATT.

                  1.1.2 ITC shall, in consultation with Detroit Edison, develop, and revise from time-to-time as appropriate, operating procedures for its exercise of operational control over the Transmission System and the End-Use Facilities (hereinafter "Operating Procedures"). The Operating Procedures shall be provided to Detroit Edison and, except to the extent determined necessary for emergency or security reasons, such procedures shall be made available to the public. ITC shall comply with its Operating Procedures in exercising its operational control over the facilities described above.

                  1.1.3 ITC shall operate the Transmission System in such a way as to preserve the rights of Detroit Edison's existing open access transmission customers and transmission customers taking service under Grandfathered Agreements.

                  1.1.4 ITC shall be responsible for coordinating the operation of the Transmission System and End-Use Facilities with Detroit Edison, NERC, ECAR, and any other applicable regional reliability councils. ITC may join such regional reliability councils as appropriate.

                  1.1.5 ITC shall comply with any transmission operating obligations imposed by federal or state law or Regulatory Authorities which can no longer be performed solely by

Detroit Edison following transfer of ownership and operational control of the Transmission System to ITC, until such obligations are revised or changed.

         1.2 Operational Responsibilities of Detroit Edison. Detroit Edison shall own and maintain its End-Use and Distribution Facilities in accordance with Good Utility Practices, and shall comply with the reasonable requests of ITC with respect to such operation and maintenance issued in compliance with these Operating Procedures.

                  1.2.1 Detroit Edison will operate its End-Use and Distribution Facilities in such a way as to preserve the rights of parties taking transmission service under Grandfathered Agreements and existing OATT customers.

         1.3 Retained Rights by Detroit Edison. Detroit Edison shall retain all rights of ownership in the End-Use and Distribution Facilities. Nothing in this agreement shall be deemed to restrict or prohibit access to the Transmission System by Detroit Edison, or its duly authorized representative(s), in furtherance of its obligations under the Operating Agreement so long as such access does not affect the provision of safe, reliable, and efficient transmission service under the ITC OATT. Detroit Edison shall be notified by ITC immediately of any event which results or which may result in unplanned outages of a transmission line or transformer. ITC shall credit to Detroit Edison those charges billed and collected for the use of the Distribution Facilities by wholesale customers taking transmission service under ITC OATT.

                                    ARTICLE 2
                DETERMINATION OF AVAILABLE TRANSMISSION CAPACITY
                           AND TRANSMISSION SCHEDULING

         2.1 Determination of Available Transmission Capacity. ITC shall determine the ATC consistent with the terms of the ITC OATT.

                  2.1.1 ITC shall review all data received from other control areas, independent transmission system operators, regional reliability councils, or other entities that impact ATC calculations.

                  2.1.2 ITC shall share data with other control areas, independent transmission system operators, regional reliability councils, or other entities with whom data must be exchanged, as requested, in order to determine ATC.

                  2.1.3 ITC shall determine the capacity, rating, control settings, and contingencies for all Transmission Assets used to calculate ATC.

         2.2 Transmission Service Requests. ITC shall receive and process all transmission service requests in accordance with the ITC OATT.

                  2.2.1 ITC shall be responsible for conducting all System Impact Studies associated with a request for transmission service. To the extent that a request for transmission service under the ITC OATT will or may have an adverse affect on Detroit Edison's ability to safely and reliably serve its transmission customers pursuant to the terms of the Grandfathered Agreements, ITC shall coordinate its System Impact Study analysis with Detroit Edison as follows:

                           2.2.1.1 ITC shall provide sufficient information to
representatives of Detroit Edison to allow them to model load consequences of the requested service on Distribution Facilities.

                           2.2.1.2 ITC shall coordinate with Detroit Edison
representatives when processing requests for open access, non-discriminatory transmission service over Distribution Facilities pursuant the terms of the ITC OATT.

                           2.2.1.3 ITC shall consult with Detroit Edison with
respect to the construction of new Transmission Assets, or the expansion of existing Transmission Assets, which affects or may affect the Distribution Facilities.

                           2.2.1.4 Upon completion of any required System Impact
Studies, ITC shall be responsible for making the final determination as to the amount of firm and non-firm transmission capacity that is available under the ITC OATT and for resolving requests for transmission service in accordance with the terms of the ITC OATT.

                  2.2.2 To the extent that there is not adequate transmission capability to satisfy a transmission request, ITC shall relieve or facilitate the relief of the transmission constraint consistent with Good Utility Practices and the terms of the ITC OATT.

                  2.2.3 ITC shall document all requests for transmission requests under the ITC OATT, the disposition of such requests, and any supporting data required to support the decision with respect to such requests.

         2.3 Implementation of Transmission Service Transactions. ITC shall process and implement all requests for transmission service made under the ITC OATT, as follows:

                  2.3.1 ITC shall schedule and curtail transmission service in accordance with the terms of ITC OATT.

                  2.3.2 ITC shall, in consultation with Detroit Edison, develop, and from time-to-time amend, as necessary, scheduling protocols ("Scheduling Procedures"). The Scheduling Procedures shall not conflict with the terms of the ITC OATT or requirements of any applicable Regulatory Authorities. All scheduling shall be performed in accordance with the Scheduling Procedures.

                  2.3.3 ITC shall operate its Control Area to maintain load and generator balance. In so doing, ITC shall comply with the scheduling instructions issued pursuant to the Scheduling Procedures.

                  2.3.4 In performing its scheduling functions, ITC shall ensure that the Transmission System is operated in compliance with applicable NERC, ECAR or other regional reliability council or successor organizations' reliability requirements, and all other applicable operating reliability criteria.

                  2.3.5 ITC shall perform all inadvertent flow accounting for its control area and shall coordinate the performance of such accounting with other control areas.

                                    ARTICLE 3
                   ITC'S OBLIGATIONS PURSUANT TO THE ITC OATT

         3.1 ITC shall be solely responsible for administering the ITC OATT.

         3.2 ITC shall negotiate as appropriate to develop reciprocal service, equitable tariff application, compensation principles, and any related arrangements.

         3.3 ITC shall credit to Detroit Edison those charges billed and collected for the use of the Distribution Facilities by wholesale customers taking transmission service under ITC OATT.

                                    ARTICLE 4
                       SECURITY OF THE TRANSMISSION SYSTEM

         4.1 Obligations of ITC to Maintain the Security of the Transmission System. ITC shall be responsible for the security and reliability of the Transmission System. In addition, ITC shall be responsible for operating its control area in a secure and reliable manner. As Control Area Coordinator, ITC shall exercise security monitoring and emergency response functions, as described in more detail below.

         4.2 Security Monitoring.

                  4.2.1 ITC shall perform load-flow and stability studies of the Transmission System to identify and address security problems.

                  4.2.2 ITC shall monitor its control area for system security. It shall be responsible for identifying and addressing local security problems.

                  4.2.3 ITC shall exchange necessary security information with other control areas, independent transmission system operators, ECAR, and any other applicable regional reliability councils consistent with NERC (or successor organizations) and regional requirements, and the OASIS Standards of Conduct.

                  4.2.4 Detroit Edison shall continuously provide ITC with all data required to assess the security of the Transmission System consistent with NERC (or successor organizations), ECAR, and any other applicable regional requirements, and OASIS Standards of Conduct.

         4.3 Emergency Response. ITC shall work with Detroit Edison, other security coordinators, NERC, ECAR, and other applicable regional councils to develop regional security plans and emergency operating procedures.

                  4.3.1 ITC shall, in coordination with Detroit Edison, other security coordinators, NERC, ECAR, or other applicable regional reliability councils, develop, and from time-to-time update, procedures for responding to emergencies (hereinafter the "Emergency Procedures"). Such Emergency Procedures shall include procedures for responding to specified critical contingencies.

                  4.3.2 ITC shall continuously analyze issues that may require the initiation of emergency response actions. Such analysis may be made at ITC's initiative, or at the request of Detroit Edison and/or other Transmission Customers, NERC, regional reliability councils, security coordinators, or other system operators. The Emergency Procedures shall be amended to include any changes or additions resulting from such analysis.

                  4.3.3 ITC shall direct the response to any emergency in the Transmission System pursuant to the Emergency Procedures. Detroit Edison and other Transmission Customers shall carry out the required emergency actions as directed by ITC. ITC will alert Detroit Edison and other Transmission Customers to the possibility of load shedding and will provide as much advance notice as possible of the need to shed firm load.

                                    ARTICLE 5
                               ANCILLARY SERVICES

         Pursuant to section 3.1.4 of the Operating Agreement, ITC shall be obligated to offer ancillary services, as required by the applicable rules and regulations of the FERC, to all Transmission Customers taking service under the ITC OATT. ITC shall procure such ancillary services on a non-preferential and competitive basis from Detroit Edison and from any third-party suppliers of such services at FERC-approved rates. Upon request, Detroit Edison shall provide ancillary services to ITC. So long as ITC and Detroit Edison are corporate affiliates, the charges for such ancillary services shall be in accordance with FERC-approved cost-based rates. ITC will determine and obtain any black start service necessary to maintain the reliability of the Transmission System.

                                    ARTICLE 6
                     TRANSMISSION AND GENERATION MAINTENANCE

         6.1 Planned Transmission Maintenance. ITC is responsible for reviewing, establishing, and updating schedules for all planned maintenance of the Transmission System. ITC shall establish its planned transmission maintenance schedules for a minimum of a rolling one (1) year period, which shall be updated monthly.

                  6.1.1 ITC shall determine if, and to the extent which, such planned transmission maintenance affects transmission service, ATC, ancillary services, the security of the Transmission System, and any other relevant effects. This determination shall include appropriate analytical detail. As part of its review process, ITC shall identify planned transmission maintenance schedules that limit ATC, and opportunities and associated costs for rescheduling planned maintenance to enhance ATC.

                  6.1.2 ITC will coordinate planned outages of the Transmission System with Detroit Edison. Detroit Edison shall inform ITC of all customer-owned equipment outages that could impact loading on the Transmission System.

                  6.1.3 In developing its transmission maintenance schedule, ITC will comply with all applicable reliability standards, including, but not limited to, the current maintenance practices of Detroit Edison, will meet Detroit Edison's requirements for access to the Transmission System, and will endeavor to minimize transmission congestion.

         6.2 Unplanned and Emergency Transmission Maintenance. ITC shall coordinate unplanned transmission maintenance with Detroit Edison to assure that reliability of the Transmission System is maintained. For emergency conditions which are likely to result in significant disruption of service or damage to Generation Resources, the Transmission System or Distribution Facilities, or are likely to endanger life, property, or the environment, Detroit Edison (to the extent responsible for performing said maintenance) shall notify ITC of such emergency maintenance. Prior approval by ITC for such emergency transmission maintenance is not required.

         6.3 Generation Maintenance. Detroit Edison shall coordinate the maintenance of Generation Resources with ITC to the extent such generation maintenance affects the capability or reliability of the Transmission System as follows:

                  6.3.1 Detroit Edison shall submit its planned generating unit maintenance schedules to ITC annually for a two (2) year period, updated to include changes. A five (5) year ahead schedule shall be submitted bi-annually.

                  6.3.2 ITC shall analyze planned generating unit maintenance schedules to determine the effect on Detroit Edison (and other Transmission Customers), ATC, ancillary services, the security of the Transmission System, identification of must-run units, and any other relevant effects. ITC shall inform Detroit Edison if its generation maintenance schedule is expected to have an impact on the security of the Transmission System.

                  6.3.3 As part of its review process, ITC shall identify Generation Resource maintenance schedules that limit ATC and shall recommend opportunities for rescheduling planned maintenance to enhance ATC. If Detroit Edison reschedules maintenance at ITC's request, Detroit Edison shall be compensated for additional costs associated with rescheduling such planned maintenance pursuant to procedures adopted by ITC, and applied on a non-discriminatory basis to all similarly situated generation owners located within ITC's Control Area.

                  6.3.4 With respect to all Generating Resources connected to the Transmission System, ITC will enter into interconnection agreements and, if necessary, must-run agreements which define coordinated operations and such other operating requirements as are necessary to ensure the safe and reliable operation of such Generation Resources with the Transmission System.

         6.4 Unplanned Generation Maintenance. Detroit Edison shall notify ITC promptly in the event of an unplanned outage of the Generation Resources, including partial forced outages. Detroit Edison will coordinate unplanned generation maintenance with ITC to ensure that the reliability of the Transmission System is maintained. For emergency conditions which are likely to result in significant disruption of service or damage to Generation Resources, the Transmission System, or Distribution Facilities, or are likely to endanger life, property, or the environment, Detroit Edison shall notify ITC of the emergency generation maintenance. Prior approval for emergency generation maintenance is not required.

ACCEPTED AND AGREED THIS        day of May, 2000.
                        --------


International Transmission Company                The Detroit Edison Company


---------------------------------                 ------------------------------
By:                                               By:
Its:                                              Its:

                                   APPENDIX 2

           Index of Detroit Edison Open Access Transmission Customers

                               SERVICE AGREEMENTS
                                      WITH
                           THE DETROIT EDISON COMPANY


           THE DETROIT EDISON COMPANY OPEN ACCESS TRANSMISSION TARIFF
                             DOCKET NO. OA96-78-000

=================================================================================================================================


        TRANSMISSION CUSTOMER            DOCKET NUMBER        SERVICE        NETWORK           FIRM            NON FIRM
                                                                DATE        AGREEMENT          P-T-P             P-T-P
---------------------------------------------------------------------------------------------------------------------------------
Cargill-Alliant, L.L.C.                 ER99-1697-000         1/5/99                                 X                 X
---------------------------------------------------------------------------------------------------------------------------------
DECo. Merchant Operations               ER97-1024             1/1/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
DECo. Merchant Operations               ER97-2297-000         2/28/97                                X
---------------------------------------------------------------------------------------------------------------------------------
Duke Energy Corporation                 ER99-2871-000         5/24/99                                X
---------------------------------------------------------------------------------------------------------------------------------
MEGA                                    ER99-2873-000         5/21/99                                X                 X
---------------------------------------------------------------------------------------------------------------------------------
Nordic Electric, L.L.C.                 ER00-0841-000         12/24/99                               X                 X
---------------------------------------------------------------------------------------------------------------------------------
Toledo Edison Company                   ER97-2806             4/2/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
Tenaska Power Services                  ER98-3517-000         6/10/98                                X                 X
---------------------------------------------------------------------------------------------------------------------------------
Tractebel Energy Marketing, Inc         ER98-4465-000         7/12/98                                X                 X
---------------------------------------------------------------------------------------------------------------------------------
Western Resources                       ER99-2872-000         5/21/99                                X                 X
=================================================================================================================================

                               SERVICE AGREEMENTS
                                      WITH
                           THE DETROIT EDISON COMPANY


                      JOINT OPEN ACCESS TRANSMISSION TARIFF
               THE DETROIT EDISON COMPANY/CONSUMERS ENERGY COMPANY
                             DOCKET NO. OA97-249-000

================================================================================================================================

                                                                                  JOINT                              JOINT
        TRANSMISSION CUSTOMER           DOCKET NUMBER         SERVICE            NETWORK        JOINT FIRM         NON FIRM
                                                               DATE             AGREEMENT          P-T-P             P-T-P
---------------------------------------------------------------------------------------------------------------------------------
American Electric Power                 ER97-4091-000        7/11/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
American Electric Power                 ER97-4096-000        7/16/97                                 X
---------------------------------------------------------------------------------------------------------------------------------
Cargill-Alliant, L.L.C.                 ER99-1699-000        1/1/99                                  X                 X
---------------------------------------------------------------------------------------------------------------------------------
CMS Marketing Trading                   ER97-3479-000        5/13/97                                 X                 X
---------------------------------------------------------------------------------------------------------------------------------
Cinergy Services, Inc.                  ER97-3480-000        5/23/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
Cleveland Electric                      ER97-3478-000        5/13/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
Commonwealth Edison                     ER97-4218-000        5/2/97                                                    X
---------------------------------------------------------------------------------------------------------------------------------
Constellation Pwr.Source, Inc.          ER99-4273-000        8/31/99                                                   X
---------------------------------------------------------------------------------------------------------------------------------
Croswell, City of                       ER97-4437-000        9/22/97                X
---------------------------------------------------------------------------------------------------------------------------------
DECo Merchant Operations                ER97-2061-000        2/28/97                X
---------------------------------------------------------------------------------------------------------------------------------
DTE Energy Trading                      ER98-2776-000        4/1/98                                  X                 X
---------------------------------------------------------------------------------------------------------------------------------
Duke Energy Corporation                 ER99-2871-000        5/24/99                                 X
---------------------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.             ER97-4413-000        8/11/97                                 X                 X
---------------------------------------------------------------------------------------------------------------------------------
Illinois Power Company                  ER97-3470-000        5/20/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
Louisville Gas & Electric Co.           ER97-4094-000        5/11/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
MEGA                                    ER99-2873-000        5/21/99                                 X                 X
---------------------------------------------------------------------------------------------------------------------------------
Minnesota Power Light                   ER97-3468-000        6/12/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
New York State Electric & Gas           ER98-690-000         9/17/97                                 X                 X
---------------------------------------------------------------------------------------------------------------------------------
Northern Indiana (NIPSCO)               ER97-4092-000        7/11/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
Ohio Edison Corporation &               ER97-3471-000        5/23/97                                                   X
Pennsylvania Power
---------------------------------------------------------------------------------------------------------------------------------
PanEnergy Trading & Mkt.                ER97-3476-000        5/13/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
Pennsylvania P & L Co.                  ER98-690-000         9/17/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
Public Service Elec.& Gas-NJ            ER98-690-000         9/17/97                                                   X
---------------------------------------------------------------------------------------------------------------------------------
PECo. Energy Co.-Power Team             ER97-4093-000        7/11/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Sebewaing, Village of                   ER97-4455-000        9/22/97                X
---------------------------------------------------------------------------------------------------------------------------------
Tenaska Power Services Co.              ER98-3517-000        6/10/98                                 X                 X
---------------------------------------------------------------------------------------------------------------------------------
Thumb Electric Co-op.                   ER97-4436-000        9/1/97                 X
---------------------------------------------------------------------------------------------------------------------------------
Toledo Edison Company                    ER97-3477-000       4/2/97                                                    X
---------------------------------------------------------------------------------------------------------------------------------
Tractebel Energy Marketing, Inc         ER98-4464-000        7/12/98                                 X                 X
---------------------------------------------------------------------------------------------------------------------------------
Virginia Electric & Power               ER97-3475-000        6/9/97                                                    X
---------------------------------------------------------------------------------------------------------------------------------
Wolverine Power Supply Coop.            ER00-0878-000        1/1/00                                  X                 X
=================================================================================================================================

                       18 C.F.R. SECTION 33.3, EXHIBIT I



                                      Maps

                        [TROUTMAN SANDERS LLP LETTERHEAD]



                                 May 19, 2000


Hon. David P. Boergers
Secretary
Federal Energy Regulatory Commission
888 First Street, N.E.
Washington, D.C.  20426

RE:      DTE Energy Company, et al.
         Docket No. EC00-86-000

Dear Secretary Boergers:

Pursuant to Section 203 of the Federal Power Act ("FPA"), 16 U.S.C. Section 824b
(1994), and Part 33 of the Commission's regulations, 18 C.F.R. Part 33 (1999), DTE Energy Company ("DTE Energy"), The Detroit Edison Company ("Detroit Edison"), and International Transmission Company ("ITC")(1) hereby jointly submit for filing an original and five (5) copies of an amendment to their "Joint Application for Authorization to Transfer Jurisdictional Transmission Assets Pursuant to Section 203 of the Federal Power Act," filed with the Federal Energy Regulatory Commission ("Commission") on May 4, 2000, in the above-referenced docket ("ITC 203 Application")(2).

         The instant filing makes three specific amendments to the ITC 203 Application. First, as promised by the Applicants, the filing amends Sections III.D and Exhibit H of the ITC 203 Application by providing a description of and the documentation supporting the structure adopted for effecting the proposed Transfer Transaction. Second, the filing amends Sections IV.E and IV.G of the ITC 203 Application to correct an inadvertent error regarding the stated

----------
(1) DTE Energy, Detroit Edison and ITC are hereinafter collectively referred to as "Applicants."

(2)         The ITC 203 Application seeks Commission approval under Section
203 of the FPA necessary for the completion of a transaction or a series of transactions (collectively, the "Transfer Transaction") pursuant to which: (1) Detroit Edison will transfer its 100 percent ownership interest in substantially all of its integrated transmission facilities with voltage ratings of 120 kilovolts ("kV") and above, as well as related tariffs, contracts, books and records ("Transmission Assets") to ITC; and (2) ITC will acquire a 100 percent ownership interest in the Transmission Assets and will assume certain contractual and other rights and obligations of Detroit Edison relating to the provision of open access transmission service.

Hon. David P. Boergers
May 19, 2000
Page 2


value of the Transmission Assets subject to the Transfer Transaction. Finally, the filing amends Section IV.I of the ITC 203 Application to address any regulatory approvals that may be required from the Nuclear Regulatory Commission in order to consummate the Transfer Transaction.

I. BACKGROUND AND REASONS FOR FILING OF AMENDMENTS TO ITC 203 APPLICATION.

         In the ITC 203 Application, the Applicants stated that, as of the date of filing (May 4, 2000), DTE Energy had not yet finalized the structure pursuant to which it would effect the proposed Transfer Transaction. See ITC 203 Application at 22. At that time, the Applicants noted that the Commission had recently approved the transfer of jurisdictional transmission facilities under
Section 203 of the FPA in two situations in which the details of the proposed transaction were yet to be determined. See Wisconsin Power and Light Company, 90 FERC [paragraph] 61,347 (2000); Wisconsin Electric Power Company, 90 FERC [paragraph] 61,346 (2000). Despite this recent precedent, the Applicants committed to file a description of and the documentation supporting the final transaction structure adopted for purposes of implementing the Transfer Transaction within 14 business days of the date of filing of the ITC 203 Application. See ITC 203 Application at 22. The deadline for the Applicants' commitment to file the structure adopted for purposes of implementing the Transfer Transaction expires on May 24, 2000.

         Section III.D of the ITC 203 Application states that the Applicants are considering two primary transactions structures for effecting the proposed Transfer Transaction. See ITC 203 Application at 22. Specifically, under the first option ("Transaction Structure No. 1"), it is contemplated that the Transfer Transaction would take place as follows. Id. First, Detroit Edison would sell the Transmission Assets to DTE Energy in exchange for an interest-bearing note in an amount equal to the actual depreciated book value ("Net Book Value") of the Transmission Assets as of December 31, 1999 (approximately $400 million). Id. Second, DTE Energy would form ITC as a Michigan corporation. Third, DTE Energy would capitalize ITC by transferring the Transmission Assets from Detroit Edison to ITC. Id. Fourth, as consideration for the Transmission Assets, DTE Energy would acquire all of the issued and outstanding voting securities of ITC, which would be valued at the Net Book Value of the Transmission Assets. Id.

         Under the second option ("Transaction Structure No. 2"), it is contemplated that the Transfer Transaction would be effected as follows. Id. First, DTE Energy would form ITC and pay a sum certain in cash for all of the issued and outstanding voting securities of ITC. Id. Second, the Transmission Assets would be transferred from Detroit Edison to ITC on a Net Book Value basis, as described in Transaction Structure No. 1 above. Id. Applicants noted that, under this scenario, ITC would finance the purchase of the Transmission Assets as follows: (i) a percentage of the purchase price will be paid using the cash infusion provided by ITC's parent,

Hon. David P. Boergers
May 19, 2000
Page 3

DTE Energy; and (ii) the balance of the purchase price will be financed through the issuance of a promissory note (which may be secured by a lien) by ITC and payable to Detroit Edison. Id. at 23. The interest rate on the promissory note would be based on the embedded cost of debt of Detroit Edison as of December 31, 1999. Id.

II. AMENDMENTS TO THE ITC 203 APPLICATION.

         For tax and other business reasons, DTE Energy has elected not to adopt either Transaction Structure No. 1 or Transaction Structure No. 2 discussed in the ITC 203 Application. Instead, DTE Energy has adopted an alternative transaction structure that will permit it to consummate the Transfer Transaction on tax-free basis, while efficiently achieving the goal of the Transfer Transaction itself the implementation of a clear functional and corporate separation of DTE Energy's transmission business from its generation/distribution business through the consolidation of all transmission control, planning, maintenance, and financial responsibilities of Detroit Edison in a DTE Energy subsidiary with a more streamlined and cost-efficient operation.

         As noted in the ITC 203 Application, the Transfer Transaction is an integral preliminary step in DTE Energy's strategy to divest ownership, operation and control of its transmission business to a party in which no "market participant," as that term is defined at 18 C.F.R. 35.34(b)(2), has an active ownership interest.(3) See ITC 203 Application at 3. Applicants submit that the structure proposed herein for consummating the Transfer Transaction should be approved by the Commission as consistent with the public interest, as it also effectively facilitates DTE Energy's ultimate strategic goal of positioning ITC and/or the Transmission Assets: (1) for divestiture to the proposed Alliance regional transmission organization;(4) (2) to join another Commission-approved regional transmission organization ("RTO"); or (3) to constitute ITC as an RTO which satisfies the minimum characteristics and functions of an RTO, as set forth in Order No. 2000 (perhaps in conjunction with unaffiliated third parties).(5) Id. at 4.

         The specific amendments to the ITC 203 Application are set forth immediately below.



----------

(3) As noted in the ITC 203 Application, subsequent transactions in the implementation of this plan may include: (1) a spin-off of shares of ITC to DTE Energy's shareholders; (2) one or more public or private offerings of the securities of ITC; and/or (3) a sale to, or business combination with, one or more unaffiliated third parties. See ITC 203 Application at 3.

(4)    See Alliance Companies, et al., 89 FERC [paragraph] 61,298 (1999).

(5)    See Regional Transmission Organizations, 89 FERC [paragraph] 61,285
(1999)("Order No. 2000").

Hon. David P. Boergers
May 19, 2000
Page 4



          A. SECTION III.D.

         The Applicants hereby amend the text of Section III.D of the ITC 203 Application, entitled "Financial Aspects of the Transfer Transaction," to state as follows:

                  As currently contemplated, DTE Energy will effect the transfer of the Transmission Assets from Detroit Edison to ITC pursuant to the terms of the Separation and Subscription Agreement between Detroit Edison and ITC ("Separation Agreement"). The overall proposed Transfer Transaction is described immediately below.

                  ITC, a Michigan corporation, is being created initially as a wholly-owned subsidiary of Detroit Edison. Pursuant to the Separation Agreement, Detroit Edison will contribute and transfer to ITC the Transmission Assets in exchange for the common stock of ITC ("ITC Voting Securities") in a transaction designed to qualify as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended. The ITC Voting Securities will constitute 100 percent of the issued and outstanding common stock of ITC immediately following issuance. Simultaneously with and upon the exchange closing, ITC will assume the existing rights, obligations and liabilities of Detroit Edison associated with the Transmission Assets and the conduct of Detroit Edison's transmission business. As currently contemplated, the exchange will value the Transmission Assets (and the ITC Voting Securities) at the Transmission Assets' actual depreciated value ("Net Book Value") as of December 31, 1999 (approximately $440 million).

                  Immediately following the exchange transaction, Detroit Edison will transfer its ownership of the ITC Voting Securities to its parent DTE Energy. The transfer of the ITC Voting Securities will be effected through a distribution with respect to the shares of stock of Detroit Edison owned by DTE Energy. Upon consummation of the overall Transfer Transaction, both Detroit Edison and ITC will be direct subsidiaries of DTE Energy, all of the voting securities of which are wholly-owned by DTE Energy.

                  A copy of the Separation Agreement and a diagram of the proposed Transfer Transaction are attached hereto as part of Exhibit H.

Hon. David P. Boergers
May 19, 2000
Page 5


         B. SECTION IV.E.

         Applicants hereby amend the text of Section IV.E. of the ITC 203 Application, entitled "Description of Transaction and Statement as to Consideration," to state as follows:

                  For a description of the proposed Transfer Transaction, see
         Section III.D, supra. The consideration for the Transfer Transaction will be an amount equal to the Net Book Value of the Transmission Assets. The Net Book Value of the Transmission Assets is approximately $440 million.

         Due to an inadvertent error, the ITC 203 Application identified the Net Book Value of the Transmission Assets as $400 million. The correct valuation for the Transmission Assets (and the ITC Voting Securities) is approximately $440 million.

         C. SECTION IV.G.

         The Applicants hereby amend the text of Section IV.G of the ITC 203 Application, entitled "Statement of the Cost of the Facilities Involved in the Transaction," to state as follows:

                  A statement of the costs of the facilities subject to the Transfer Transaction is attached hereto in Exhibit C. As noted in
         Section III.D., supra, the "purchase price" for the Transmission Assets is equal to the Net Book Value (actual depreciation value) of these facilities as of December 31, 1999 (approximately $440 million).

         Section IV.G is being amended to correct the inadvertent error associated with the value of the Transmission Assets (and ITC Voting Securities), as set forth in the ITC 203 Application. See Section II.B, supra.

Hon. David P. Boergers
May 19, 2000
Page 6


         D. SECTION IV.I.

         The Applicants hereby amend the text of Section IV.I of the ITC 203 Application, entitled "Statement as to Other Required Regulatory Approvals," by adding the following provision to this section:

         - Applicants will notify the Nuclear Regulatory Commission ("NRC") of the proposed Transfer Transaction and, to the extent required, will seek NRC review and approval thereof.

         E.   EXHIBIT H.

         The following materials are being filed as amendments to Exhibit H of the ITC 203 Application pursuant to the Commission's regulations set forth at 18 C.F.R. ss. 33.3, requiring that Applicants submit a copy of all contracts relating to the proposed Transfer Transaction:

         Exhibit H     Separation and Subscription Agreement and Diagram of
                       Transfer Transaction.

III. ERRATA.

         As filed, page 6, Section II.B of the ITC 203 Application states that Detroit Edison "provides electric service to approximately 2.1 million customers located throughout portions of central and eastern Michigan." This statement is not correct. Although Detroit Edison does provide electric service to approximately 2.1 million customers, the Applicants note that these customers are located in the southeastern region of Michigan. Thus, the word "southeastern" should replace the words "central and eastern" after the word "of" in line 5 of paragraph 2 on page 6 of the ITC 203 Application.

Hon. David P. Boergers
May 19, 2000
Page 7

IV. CORRESPONDENCE.

         The Applicants request that all notices and other correspondence regarding the instant filing be sent to:

         John H. Flynn                       Clifford S. Sikora
         Special Counsel                     R. Michael Sweeney, Jr.
         The Detroit Edison Company          Troutman Sanders LLP
         2000 2nd Avenue                     1300 I Street, N.W., Suite 500 East
         Detroit, Michigan 48226             Washington, D.C. 20005-3314
         (313) 235-7725 (telephone)          (202) 274-2950 (telephone)
         (313) 235-8500 (facsimile)          (202) 274-2994 (facsimile)


V.  NOTICE OF FILING.

         Attached hereto is a form of notice suitable for publication in the Federal Register and a computer diskette containing such notice in WordPerfect
5.1 format.

Hon. David P. Boergers
May 19, 2000
Page 8


VI.  CONCLUSION.

         Applicants respectfully request that the Commission accept for filing the instant amendments to the ITC 203 Application and authorize the transfer of the Transmission Assets from Detroit Edison to ITC under the terms and conditions set forth in the ITC 203 Application, as amended herein.

                                              Very Truly Yours,


                                              /s/ R. Michael Sweeney, Jr.
                                              ---------------------------
                                              R. Michael Sweeney, Jr.
                                              Troutman Sanders LLP
                                              1300 I Street, N.W.
                                              Suite 500 East
                                              Washington, D.C. 20005-3314
                                              (202) 274-2950 (telephone)
                                              (202) 274-2994 (facsimile)

                                              Counsel for

                                              DTE Energy Company
                                              The Detroit Edison Company
                                              International Transmission Company



Dated:   May 19, 2000
         Washington, D.C.

                          18 C.F.R. Section 33.3, Exhibit H
                          ---------------------------------
                                    (Amended)


                     Contracts Relating to Purchase and Sale
                 Agreements and Related Exhibits and Attachments

                      SEPARATION AND SUBSCRIPTION AGREEMENT



         THIS SEPARATION AND SUBSCRIPTION AGREEMENT (the "Agreement") is made
and entered into as of the      day of              , 2000, by and between THE
DETROIT EDISON COMPANY, a Michigan corporation ("Detroit Edison"), and INTERNATIONAL TRANSMISSION COMPANY, a Michigan corporation ("ITC").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of Detroit Edison believes that it would be in the company's best interests to completely separate the integrated transmission facilities with voltage ratings 120 kV and above as well as all related tariffs, contracts, books and records and those certain other facilities used to serve certain wholesale customers more fully described on Exhibit A attached hereto (collectively, the "Transmission Business") from Detroit Edison (the "Separation");

         WHEREAS, Detroit Edison has caused ITC to be incorporated in order to effect such Separation;

         WHEREAS, ITC currently conducts no business operations and has no significant assets or liabilities; and

         WHEREAS, the Boards of Directors of Detroit Edison and ITC have determined that, in connection with the Separation, (i) Detroit Edison will contribute and transfer to ITC, directly or indirectly, substantially all of the assets and liabilities associated with the Transmission Business, and (ii) ITC
will issue to Detroit Edison            shares of the common stock of ITC (the
"Shares") in a tax-free exchange for the Transmission Business pursuant to section 351 of the Internal Revenue Code of 1986, as amended;

         NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE 1.
                            SUBSCRIPTION AND CLOSING

         1.1 Subscription. Detroit Edison hereby subscribes for the Shares, which subscription shall be irrevocable for a period of twelve (12) months following the date hereof (the "Subscription Period"). The Shares, when issued, will constitute all of the issued and outstanding common stock of ITC, and ITC will not as of the Separation Date (hereinafter defined) have obligated itself directly or indirectly to issue any further shares of its common stock.

         1.2 Separation Date. Unless otherwise provided in any document or agreement executed by the parties in connection with this Agreement, and subject to the fulfillment or waiver of the conditions precedent set forth in Article 4 hereof, the effective time and date of the Separation and the closing of the other transactions contemplated by this Agreement shall be 12:01 a.m., prevailing Eastern Time on such date during the Subscription Period (the "Separation Date") as may be fixed by the Boards of Directors of Detroit Edison and ITC. The closing of the Separation shall take place at the offices of Detroit Edison or at such other place as the parties may mutually agree.

         1.3 Closing Deliveries. At the closing of the Separation, ITC shall issue and deliver to Detroit Edison certificates representing the Shares in a form reasonably acceptable to both parties, and each party shall deliver to the other all Ancillary Agreements (as defined herein) to which it is a party and all other documents, consents, approvals, instruments, certificates and other items required to be delivered by such party pursuant to this Agreement or any Ancillary Agreement. All deliveries and actions to be made or taken by the parties at the closing of the Separation pursuant to this Agreement or the Ancillary Agreements shall be deemed to occur simultaneously and constitute one and the same transaction.


                                   ARTICLE 2.
                                   SEPARATION

         2.1 Contribution and Transfer of Transmission Assets. At the closing of the Separation and subject to the terms and conditions set forth herein, Detroit Edison hereby agrees to contribute, transfer, assign and deliver to ITC, directly or indirectly, all of Detroit Edison's right, title and interest in and to the real and personal property and other assets set forth on Exhibit A attached hereto (together with any additions to and/or substitutions for such assets agreed to by ITC as may exist on the Separation Date, the "Transmission Assets"), which Transmission Assets constitute as of the date hereof, and will constitute on the Separation Date, substantially all of the assets constituting, used in or associated with the Transmission Business. Detroit Edison will effect such contribution and transfer by executing and delivering to ITC on the Separation Date one or more Deeds and a Bill of Sale and Assignment, each in a form mutually agreeable to both parties.

         2.2 Assumption of Liabilities. At the closing of the Separation and subject to the terms and conditions set forth herein, ITC hereby agrees to assume and to pay, perform and discharge in accordance with their respective terms, the liabilities and obligations of Detroit Edison associated with the Transmission Business set forth on Exhibit B attached hereto (together with any additions to and/or substitutions for such liabilities and obligations as may exist on the Separation Date, the "Assumed Liabilities"). Prior to the Separation Date, the parties agree to use their commercially reasonable efforts to identify, agree upon and schedule any such Assumed Liabilities to be assumed by ITC hereunder. ITC will effect such assumption of the Assumed Liabilities by executing and delivering to Detroit Edison an Assignment and Assumption Agreement in a form mutually agreeable to both parties.

         2.3   Further Agreements and Actions.

               (a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using best efforts to satisfy the conditions precedent set forth in Article 4.

               (b) Without limiting the generality of the foregoing, Detroit Edison and ITC shall cooperate with each other and (i) promptly make all filings, applications and notices with or to any international, federal, state or local governmental or regulatory authorities, (ii) use best efforts to obtain the transfer or reissuance to ITC of all necessary permits, consents, approvals and authorizations of all governmental or regulatory authorities, and (iii) use best efforts to obtain all necessary lien releases, consents, approvals and authorizations of all other third parties, in each case as are necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which Detroit Edison, ITC or any of their affiliates is a party or by which any of them (or their assets) is bound. Each of Detroit Edison and ITC shall have the right to review in advance all characterizations of the information relating to the transactions contemplated by this Agreement which appear in any filing made in connection herewith by the other party.

               (c) In addition to the delivery of the Shares, the transfer of the Purchased Assets and the assumption of the Assumed Liabilities, the parties agree that they will negotiate, enter into and deliver between themselves or with third parties such further agreements, understandings, opinions, consents and indemnifications (collectively, the "Ancillary Agreements") as are legally required or advisable to implement, give full effect to or otherwise consummate the Separation and the other transactions contemplated hereby on the Separation Date. Without limiting the generality of the foregoing, such Ancillary Agreements may include tax sharing agreements, facilities agreements, maintenance and other services agreements, license agreements, leases, management and employee services agreements, allocation agreements, indemnification agreements and agreements with respect to employee matters.


                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Authority. Each party hereby represents and warrants to the other party that (a) it has all necessary corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of such party, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation of such party.

         3.2 Title to Assets. Detroit Edison hereby covenants to ITC, its successors and assigns that, except as set forth on Exhibit C attached hereto,
(a) Detroit Edison is now (or will be on the Separation Date) the owner of marketable title to the Transmission Assets; (b) Detroit Edison has or will have on the Separation Date the lawful right to sell and transfer the Transmission Assets to ITC; and (c) ITC shall receive on the Separation Date such title and claim to the Transmission Assets as is at least as good, valid and marketable as both that Detroit Edison initially received and as currently owned by Detroit Edison, free and clear however of all liens, claims, encumbrances and rights of others. Detroit

Edison further covenants and agrees with ITC, its successors and assigns, that it will defend such title forever against all claims and demands whatsoever.

         3.3 Securities Matters. Detroit Edison acknowledges that the Shares subscribed for hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the Michigan Uniform Securities Act (the "Michigan Securities Act") in reliance on exemptions from registration, that the Shares may not be further transferred, assigned, sold or conveyed except upon registration under the Securities Act and the Michigan Securities Act or pursuant to exemptions therefrom, and that any certificates representing the Shares will bear legends substantially to that effect.


                                   ARTICLE 4.
                              CONDITIONS PRECEDENT

         4.1 Conditions To Separation. The obligations of Detroit Edison and ITC to consummate the Separation and the other transactions contemplated hereby are subject to the fulfillment on or prior to the Separation Date of the following conditions:

               (a) Government Approvals. Any material governmental or regulatory approvals necessary or appropriate to consummate the Separation shall have been obtained and be in full force and effect;

               (b) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation shall be in effect and no other event outside the control of the parties shall have occurred or failed to occur that prevents the consummation of the Separation;

               (c) No Material Adverse Effect. No other events or developments shall have occurred subsequent to the date hereof that, in the judgment of the Boards of Directors of the parties, would result in the Separation having a material adverse effect on the parties or on the stockholders of Detroit Edison; and

               (d) Ancillary Agreements. The parties shall have agreed upon and executed all Ancillary Agreements necessary or desirable in connection with the transactions contemplated hereby.


                                   ARTICLE 5.
                           COVENANTS AND OTHER MATTERS

         5.1   Agreement For Exchange of Information.

               (a) Exchange. Each of Detroit Edison and ITC agrees to provide, or cause to be provided, to the other, at any time before or after the Separation Date, as soon as reasonably practicable after written request therefor, any Information (as defined herein) insofar as it relates to the conduct of the businesses of the parties prior to the Separation Date in the possession or under the control of the other party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a governmental authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement, or (iv) in connection with the ongoing businesses of Detroit Edison or ITC; provided, however, that in the event any party determines that provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit compliance with such obligation in a manner that avoids any such harm or consequence. Any information exchanged by the parties pursuant to this section 5.1(a) shall be subject to the applicable rules and regulations promulgated by the Federal Energy Regulatory Commission 18 C.F.R. ss. 37.4 (1999), as amended from time to time, governing the transfer of information and communications between public utilities' wholesale merchant and transmission system operation functions, and that of their affiliates. For purposes of this Agreement, "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

               (b) Limitation of Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this section 5.1 is found to be inaccurate, in the absence of willful misconduct by the party providing such Information.

               (c)   Other Agreements Providing For Exchange of Information.
         The rights and obligations granted under this section 5.1 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

         5.2 Payment of Expenses. Except as otherwise provided in the Ancillary Agreements or the Exhibits hereto, all out-of-pocket costs and expenses of the parties hereto in connection with the preparation of this Agreement, the Ancillary Agreements and the Separation (and the transactions contemplated thereby) shall be paid by Detroit Edison.


                                   ARTICLE 6.
                                  MISCELLANEOUS

         6.1 Entire Agreement. This Agreement, the Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute (or in the case of the Ancillary Agreement will, when executed, constitute) the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings (whether oral or written) with respect to the subject matter hereof.

         6.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan as to all matters regardless of its conflicts of law principles.

         6.3 Termination. This Agreement and all Ancillary Agreements may be terminated and the Separation abandoned at any time prior to the Separation Date by mutual consent of Detroit Edison and ITC. In the event of termination pursuant to this section, no party shall have any liability of any kind to the other party.

         6.4 Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the United States mail, First Class with postage prepaid, and addressed to the attention of the party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

         6.5 Counterparts. This Agreement, including the Exhibits hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         6.6 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Neither party hereto may assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party, and any attempted assignment not in accordance herewith shall be null and void and of no force and effect.

         6.7 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

         6.8 Interpretation. The headings contained in this Agreement in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a section, or an Exhibit, such reference shall be to an Article or section of, or an Exhibit to, this Agreement unless otherwise indicated.

         6.9 Conflicting Agreements. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such Ancillary Agreement or other agreement, as the case may be, shall prevail.

         IN WITNESS WHEREOF, the undersigned have caused their respective duly authorized representatives to execute this Agreement under seal as of the day and year first written above.


                                       THE DETROIT EDISON COMPANY


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------



                                       INTERNATIONAL TRANSMISSION COMPANY


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                              -------------------------------

                   Structure Adopted by DTE Energy Company to
                             Effect the Transaction



Detroit Edison
transfers ownership
of ITC Voting                 [DTE Energy Company]
Securities to DTE
Energy through a
dividend or other
distribution



                              [The Detroit Edison]
                                    [Company]

ITC transfers all                                         Detroit Edison
issued and                                                contributes and
outstanding shares         [International Transmission]   transfers the
of ITC Voting                        [Company]            transmission business,
Securities to Detroit                                     including the
Edison                                                    Transmission Assets
                                                          and other obligations,
                                                          to ITC

                  Ownership Structure Upon Consummation of the
                              Transfer Transaction

                              [DTE Energy Company]




           100%                                                 100%





[The Detroit Edison Company]                            [International Company]

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


DTE Energy Company                      )
The Detroit Edison Company              )           Docket No. EC00-86-00
International Transmission Company      )
                                        )


                                NOTICE OF FILING


     Take notice that on May 19, 2000, DTE Energy Company, The Detroit Edison Company and International Transmission Company filed an amendment to their joint application for authorization to transfer jurisdictional transmission assets pursuant to Section 203 of the Federal Power Act in the above-referenced docket.

     Any person desiring to be heard or to protest said filing should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426, in accordance with Rules 211 and 214 of the Commission's Rules of Practice and Procedure (18 C.F.R. Sections
385.211 & 385.214). All such motions and protests should be filed on or
before              and must be served on the aforementioned parties. Protests will be considered by the Commission in determining the appropriate action to be taken, but will not serve to make protestants parties to the proceeding. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection.


                                        David P. Boergers
                                        Secretary